As filed with the Securities and Exchange Commission on April 26, 2005
                               File No. 333-122363

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM SB-2/A
                                 AMENDMENT NO.1
                       (Originally filed January 28, 2005)
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             Procera Networks, Inc.
                         ------------------------------
                 (Name of small business issuer in its charter)


                      Nevada                        33-0974674
          (State or other jurisdiction            (IRS Employer
        of incorporation or organization)      Identification No.)

                         3175 South Winchester Boulevard
                           Campbell, California 95008
                                 (408) 874-4675
                           --------------------------
(Address and telephone number of principal executive offices and principal place of business)

                                Douglas J. Glader
                                    President
                             Procera Networks, Inc.
                         3175 South Winchester Boulevard
                           Campbell, California 95008
                                 (408) 874-4675

            (Name, address and telephone number of agent for service)

                                   Copies to:
                             James C. Chapman, Esq.
                             Cathryn S. Gawne, Esq.
                            Stephen W. Clinton, Esq.
                            Silicon Valley Law Group
                                 25 Metro Drive
                                    Suite 600
                           San Jose, California 95110
                                 (408) 573-5700
                           Telecopier: (408) 573-5701

Approximate Date of Proposed Sale to Public: As soon as practicable after this
                    Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to

Rule 415 under the Securities Act of 1933, check the following box [X].

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                      CALCULATION OF REGISTRATION FEE

========================================================================================================
Title of each class     Amount to be          Proposed              Proposed              Amount of
of securities to be   registered (2)           Maximum               Maximum          registration fee
   registered (1)                         offering price per    aggregate offering            (4)
                                               unit (3)             price (3)
--------------------------------------------------------------------------------------------------------

COMMON STOCK,          18,811,746 SHARES  $               1.52  $      28,593,853.92  $           3,366
                      ------------------                        ----------------------------------------
0.001 PAR VALUE

    TOTAL              18,811,746 SHARES                        $      28,593,853.92  $           3,366
                      ------------------                        ----------------------------------------
========================================================================================================

(1) Pursuant to Rule 429(a) of the Securities Act of 1933, as amended (the "Securities Act"), a combined prospectus is being used in this registration statement, and pursuant to Rule 429(b) of the Securities Act, the earlier registration statements to which the combined prospectus relates and constitutes a post-effective amendment are the Registrant's Registration Statements on Form SB-2 (File Nos. 333-111787 and 333-115906).

(2)  Includes  8,810,848  shares  of  common  stock  issuable  upon  exercise of
               ---------
outstanding warrants. In accordance with Rule 416 under the Securities Act, there are also being registered hereby such indeterminate number of additional shares of common stock as may become issuable pursuant to adjustment provisions of the warrants.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(g) of the Securities Act.

(4) The Registrant previously filed Registration Statements Nos. 333-111787 and 333-115906 which were filed on January 8, 2004 and May 26, 2004, respectively. The Registrant paid registration fees of $2,481.10 for Registration Statement
No. 333-111787, and $365.40 for Registration Statement No. 333-115906. The number of shares of common stock which are being carried forward from the two previously filed Registration Statements is 6,284,051,and the number of shares
                                              ----------
of  common  stock  being  initially  registered  in  this  filing is 12,527,695.
                                                                     ----------
Pursuant to Rule 457(p) of the Securities Act, an amount of $739.63, which represents the aggregate total dollar amount of the filing fees associated with the unsold securities under these registration statements, is offset against the $3,366.00 filing fee otherwise due for this registration statement.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE
SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

THE  INFORMATION  IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED.  WE MAY
NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES, IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                      Subject to Completion, April __, 2005


[GRAPHIC OMITED]
                                    PROCERA
                                    Networks
                       More Productivity - Better Control



                             Procera Networks, Inc.

                                18,811,746 Shares
                                ----------
                                  Common Stock


     The shares of common stock covered by this Prospectus are being registered to permit the selling stockholders to sell such shares from time to time in the public market. Such sales may occur through ordinary brokerage transactions, directly to market makers of our shares or through any other means described in the section entitled "Plan of Distribution." If any underwriters are involved in the sale of any securities in respect of which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. We will not receive any of the proceeds from the sale of common stock by selling stockholders. We will receive proceeds from the exercise by the selling stockholders of warrants to purchase common stock.

     Our common stock is listed on the Over-The-Counter Bulletin Board. Our trading symbol is "PRNW." On April 15, 2005, the closing price of our common stock was $1.79 per share.

AN INVESTMENT IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE OUR SECURITIES ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE "RISK FACTORS" BEGINNING AT PAGE 5.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             PROCERA NETWORKS, INC.

                                TABLE OF CONTENTS
                                -----------------

                                                                 Page
                                                                 ----
Prospectus Summary                                                  3
Summary Financial Date                                              4
Risk Factors                                                        5
Forward Looking Statements                                         12
Use of Proceeds                                                    13
Market for Common Equity and Related Stockholder Matters           13
Dividend Policy                                                    13
Capitalization                                                     14
Selected Financial Data                                            15
Management's Discussion and Analysis of Financial Condition and
  Results of Operations                                            16
Business                                                           21
Management                                                         27
Certain Relationships and Related Transactions                     33
Principal Stockholders                                             33
Selling Stockholders                                               34
Description of Securities                                          48
Plan of Distribution                                               49
Changes in and Disagreements with Accountants on Accounting and
  Financial Disclosure                                             50
Legal Matters                                                      50
Experts                                                            51
Where You Can Find Additional Information                          51
Financial Statements                                               52

                              ABOUT THIS PROSPECTUS
                              ---------------------

     You should rely only on the information contained in this prospectus. We have not authorized any person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The selling stockholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

     Procera and our logo are trademarks of Procera Networks, Inc. All other brand names or trademarks appearing in this prospectus are the property of their respective holders.

                               PROSPECTUS SUMMARY
                               ------------------

     The following summary is qualified in its entirety by the more detailed information appearing elsewhere or incorporated by reference in this prospectus. Investors should read carefully the entire prospectus including the information set forth under "Risk Factors" and the documents incorporated by reference in this prospectus before making an investment decision. Unless the context otherwise requires, the terms "Procera Networks, Inc.," "Procera Networks," "we," "us," and "our" refer to Procera Networks, Inc.

                                   OUR COMPANY
                                   -----------

     We are a development stage, high technology device company engaged in the development and marketing of wire-speed Intelligent Content Management network solutions. Our OptimIP Intelligent Network Appliance product family provides wire-speed switching, routing, content control, flow metering (bandwidth limiting), packet shaping (quality of service prioritization) and surveillance (monitoring and archiving of emails, instant messaging) for secure delivery of information and applications across wireless and wireline networks. Our products enable the computer network to manage information in a more sophisticated manner, thereby increasing employee and computer network efficiency and substantially reducing the costs of network expansion. Our hardware and software solutions present an affordable opportunity for medium and small sized enterprises to manage their networks more efficiently on an individual, end-user basis in order to: (i) increase efficiency of the computer network; (ii) minimize legal liability issues stemming from employees' use of company-provided computer networks for non-business purposes; and (iii) simplify the increasing demands on businesses to comply with new laws regarding data storage and email archiving.

     Our principal executive offices are located at 3175 South Winchester Boulevard, Campbell, California, 95008. Our telephone number is (408) 874-4675. The address of our website is www.proceranetworks.com. Information on our website is not part of this prospectus.

                                       THE OFFERING
                                       ------------

Common stock offered by the selling   18,811,746 shares, including shares of common stock issuable
                                      ----------
stockholders:                         upon exercise of warrants held by the selling stockholders.

Common stock to be outstanding after  38,706,227 shares, including shares of common stock issuable
                                      ----------
this offering:                        upon exercise of warrants held by the selling stockholders.

Use of proceeds:                      We will not receive any of the proceeds from the sale of shares by the selling stockholders.
                                      We may receive proceeds from the exercise of warrants held by selling stockholders, which will be used for working capital and general corporate purposes.

Risk Factors:                         An investment in our common stock involves a high degree of risk. See "Risk Factors"
                                      beginning on page 4 of this prospectus.

OTCBB Symbol:                         "PRNW"

     The number of shares that will be outstanding after the offering is based on the number of shares outstanding as of January 28, 2005 and excludes 3,173,000 shares of common stock issuable upon exercise of outstanding stock options, 325,000 shares of common stock issuable upon exercise of rights to purchase common stock outstanding as of January 28, 2005.

                             SUMMARY FINANCIAL DATA
                             ----------------------

     The summary financial data set forth below with respect to our consolidated statements of operations and balance sheets at December 28, 2003 and January 2, 2005 and for each of the fiscal year then ended are derived from, and should be read in conjunction with, our audited consolidated financial statements and the notes thereto included elsewhere in this prospectus.

                                              TWELVE MONTHS ENDED
                                          ----------------------------
                                           January 2,    December 28,
                                              2005           2003
                                          ------------  --------------
STATEMENT OF OPERATIONS DATA:
  Total revenue                           $    97,611   $      32,085
  Total cost of revenue                       160,383          61,872
  Gross profit                                (62,772)        (29,787)
  Total operating expenses                  6,285,048       2,868,368
  Loss from operations                     (6,347,820)     (2,898,155)
  Net loss                                 (6,363,169)     (3,242,188)
  Net loss per share - basic and diluted  $     (0.27)  $       (0.30)


                                           January 2,     December 28,
                                              2005            2003
                                          ------------  --------------
BALANCE SHEET DATA:
  Cash and cash equivalents               $ 4,147,930   $   1,935,741
  Working capital                           3,982,619       1,807,153
  Total assets                              4,652,771       2,306,397
  Total current liabilities                   545,367         426,666
  Total shareholders' equity              $ 4,107,404   $   1,879,731

                                  RISK FACTORS
                                  ------------

     An investment in the shares of our common stock involves a high degree of risk. You should consider carefully the following risk factors as well as the other information set forth in this prospectus, or incorporated herein by reference, before you decide to buy our common stock.

WE ARE AN EARLY STAGE COMPANY AND THE PRODUCT OF A RECENT MERGER, AND HAVE A LIMITED OPERATING HISTORY ON WHICH TO EVALUATE OUR POTENTIAL FOR FUTURE SUCCESS.

     We were formed as a result of a merger of two separate companies, Procera Networks, Inc., a Delaware corporation ("PNI") and Zowcom, Inc., a Nevada corporation ("Zowcom"), in October 2003, and to date have only one fiscal year of combined operations. In addition, both Zowcom and PNI had only a limited operating history prior to the merger. Therefore, we have only a limited operating history upon which you can evaluate our business and prospects, and we have yet to develop sufficient experience regarding actual revenues to be received from our combined operations.

     We have only recently launched many of the products and services described herein and therefore are a start-up company. You must consider the risks and uncertainties frequently encountered by early stage companies in new and rapidly evolving markets. If we are unsuccessful in addressing these risks and uncertainties, our business, results of operations and financial condition will be materially and adversely affected.

WE  EXPECT  LOSSES  FOR  THE  FORSEEABLE  FUTURE.

     For the year ended January 2, 2005, we had net losses from operations of $6,363,169. We will continue to incur losses from operations for the foreseeable future. These losses will result primarily from costs related to product development and substantial sales and marketing expenses. In addition, we plan to invest heavily in marketing and promotion, to hire additional employees, and to enhance our network content and management technologies. Our management believes these expenditures are necessary to build and maintain hardware and software technology and to penetrate the markets for our products. If our revenue growth is slower than anticipate or our operating expenses exceed expectations, our losses will be significantly greater. We may never achieve profitability.

WE  MAY  NEED  FURTHER  CAPITAL.

     Based on current reserves and anticipated cash flow from operations, we currently anticipate that the available funds will be sufficient to meet our anticipated needs for working capital, capital expenditures and business expansion through June 2005. Thereafter, we will need to raise additional funds. If any of our assumptions is incorrect, we may need to raise capital before the end of June 2005. If additional funds are raised through the issuance of equity or convertible debt securities, the percentage ownership of our stockholders will be reduced, stockholders may experience additional dilution and such securities may have rights, preferences and privileges senior to those of our common stock. There can be no assurance that additional financing will be available on terms favorable to us or at all. If adequate funds are not available on acceptable terms, we may not be able to fund expansion, take advantage of unanticipated acquisition opportunities, develop or enhance services or products or respond to competitive pressures. Such inability could have a material adverse effect on our business, results of operations and financial condition.

HOLDERS  OF  OUR  COMMON  STOCK  MAY  BE  DILUTED  IN  THE  FUTURE.

     We are authorized to issue up to 50,000,000 shares of common stock. To the extent of such authorization, our Board of Directors will have the ability, without seeking stockholder approval, to issue additional shares of common stock in the future for such consideration as our Board of Directors may consider sufficient. The issuance of additional common stock in the future will reduce the proportionate ownership and voting power of our common stock held by existing stockholders. At January 2, 2005, there were 24,115,406 shares of common stock outstanding, common stock subscriptions for 5,762,500 shares, warrants to purchase 8,808,160 shares of common stock, stock options to purchase 3,173,000 shares of common stock, and rights to purchase 325,000 shares of common stock.

     On January 28, 2005, we filed the registration statement, of which this prospectus forms a part, to register for resale an aggregate of 17,878,031 shares of common stock. Certain of these shares were issued in connection with the private placement of common stock in December 2004; the balance was previously registered in two Registration Statements on Form SB-2 and declared effective on April 26, 2004 and June 30, 2004, respectively, by the Securities and Exchange Commission.

COMPETITION FOR EXPERIENCED PERSONNEL IS INTENSE AND OUR INABILITY TO ATTRACT AND RETAIN QUALIFIED PERSONNEL COULD SIGNIFICANTLY INTERRUPT OUR BUSINESS OPERATIONS.

     Our future success will depend, to a significant extent, on the ability of our management to operate effectively, both individually and as a group subsequent to our recent merger. Given our early stage of development, we are dependent on our ability to attract, retain and motivate high caliber key personnel. We have recently expanded our sales force, and we are actively searching for systems engineers, research and development engineers and sales and marketing personnel, all of whom are in short supply. We currently have a small indirect channel partner and end-user service and support organization and will need to increase our staff to support new indirect channel partners and end users and the expanding needs of existing indirect channel partners and end users. Additionally, we rely on qualified systems engineers and service and support personnel to provide pre- and post-sales technical support for our product. Competition for qualified personnel in the networking industry, including systems engineers, sales and service and support personnel, is intense, and we may not be successful in attracting and retaining such personnel. There may be only a limited number of persons with the requisite skills to serve in these key positions and it may become increasingly difficult to hire such persons. Our business will suffer if it encounters delays in hiring these additional personnel.

     Our performance is substantially dependent on the continued services and on the performance of our executive officers and other key employees, particularly Douglas J. Glader, our Chief Executive Officer, and Anil Sahai, our Chief Technical Officer. The loss of the services of any of our executive officers or key employees could materially and adversely affect our business. Additionally, we believe we will need to attract, retain and motivate talented management and other highly skilled employees to be successful. We may be unable to retain our key employees or attract, assimilate and retain other highly qualified employees in the future. Competitors and others have in the past, and may in the future, attempt to recruit our employees. We do not have employment contracts with any of our personnel. We currently do not have key person insurance in place.

WE MAY BE UNABLE TO COMPETE EFFECTIVELY WITH OTHER COMPANIES IN OUR MARKET SECTOR WHO ARE SUBSTANTIALLY LARGER AND MORE ESTABLISHED AND HAVE SIGNIFICANTLY GREATER RESOURCES.

     We compete in a new, rapidly evolving and highly competitive sector of the networking technology market. We expect competition to persist and intensify in the future from a number of different sources. Increased competition could result in reduced prices and gross margins for our products and could require increased spending by us on research and development, sales and marketing and customer support, any of which could have a negative financial impact on our business. We compete with Cisco Systems, Inc., Packeteer, Inc., Foundry Networks, Inc. and Extreme Networks, Inc., which sell products incorporating competing technologies. We also compete with several small private companies that utilize competing technologies to provide bandwidth management. In addition, our products and technology compete for information technology budget allocations with products that offer monitoring capabilities, such as probes and related software. Lastly, we face indirect competition from companies that offer enterprises and service providers increased bandwidth and infrastructure upgrades that increase the capacity of their networks, which may lessen or delay the need for bandwidth management solutions.

     Many of our competitors are substantially larger than we are and have significantly greater financial, sales and marketing, technical, manufacturing and other resources and more established distribution channels. These competitors may be able to respond more rapidly to new or emerging technologies and changes in customer requirements or devote greater resources to the development, promotion and sale of their products than it can. We have encountered, and expect to encounter, customers who are extremely confident in and committed to the product offerings of our competitors. Furthermore, some of our competitors may make strategic acquisitions or establish cooperative relationships among themselves or with third parties to increase their ability to rapidly gain market share by addressing the needs of our prospective customers. These competitors may enter our existing or future markets with solutions that may be less expensive, provide higher performance or additional features or be introduced earlier than our solutions. Given the market opportunity in the bandwidth management solutions market, we also expect that other companies may enter our market with alternative products and technologies, which could reduce the sales or market acceptance of our products and services, perpetuate intense price competition or make our products obsolete. If any technology that is competing with ours is or becomes more reliable, higher performing, less expensive or has other advantages over our technology, then the demand for our products and services would decrease, which would harm our business.

OUR FAMILY OF PRODUCTS IS CURRENTLY OUR ONLY SUITE OF PRODUCTS, AND ALL OF OUR CURRENT REVENUES AND A SIGNIFICANT PORTION OF OUR FUTURE GROWTH DEPENDS ON OUR COMMERCIAL SUCCESS.

     All of our current revenues and a significant portion of our future growth depend on the commercial success of our family of products, which are the only products that we currently offer. If our target customers do not widely adopt, purchase and successfully deploy our switching family of products, our revenues will not grow significantly.

THE MARKET IN WHICH WE COMPETE IS SUBJECT TO RAPID TECHNOLOGICAL PROGRESS AND TO COMPETE WE MUST CONTINUALLY INTRODUCE NEW PRODUCTS THAT ACHIEVE BROAD MARKET ACCEPTANCE.

     The network equipment market is characterized by rapid technological progress, frequent new product introductions, changes in customer requirements and evolving industry standards. If we do not regularly introduce new products in this dynamic environment, our product lines will become obsolete. Developments in routers and routing software could also significantly reduce demand for our products. Alternative technologies could achieve widespread market acceptance and displace the technology on which we have based our product architecture. We cannot assure you that our technological approach will achieve broad market acceptance or that other technologies or devices will not supplant our own products and technology.

IF THE BANDWIDTH MANAGEMENT SOLUTIONS MARKET FAILS TO GROW, OUR BUSINESS WILL FAIL.

     The market for bandwidth management solutions is in an early stage of development and our success is not guaranteed. Therefore, we cannot accurately assess the size of the market, the products needed to address the market, the optimal distribution strategy, or the competitive environment that will develop. In order for us to be successful, our potential customers must recognize the value of more sophisticated bandwidth management solutions, decide to invest in the management of their networks and the performance of important business software applications and, in particular, adopt our bandwidth management solutions. The growth of the bandwidth management solutions market also depends upon a number of factors, including the availability of inexpensive bandwidth, especially in international markets, and the growth of wide area networks.

FUTURE  PERFORMANCE  WILL  DEPEND  ON  THE  INTRODUCTION  AND  ACCEPTANCE OF NEW
PRODUCTS.

     Our future performance will also depend on the successful development, introduction and market acceptance of new and enhanced products that address customer requirements in a timely and cost-effective manner. In the past, we have experienced delays in product development and such delays may occur in the future. The introduction of new and enhanced products may cause our customers to defer or cancel orders for existing products.

INTRODUCTION OF OUR NEW PRODUCTS MAY CAUSE CUSTOMERS TO DEFER PURCHASES OF OUR EXISTING PRODUCTS WHICH COULD HARM OUR OPERATING RESULTS

     When we announce new products or product enhancements that have the potential to replace or shorten the life cycle of our existing products, customers may defer purchasing our existing products. These actions could harm our operating results by unexpectedly decreasing sales, increasing inventory levels of older products and exposing us to greater risk of product obsolescence.

IF WE ARE UNABLE TO EFFECTIVELY MANAGE OUR GROWTH, WE MAY EXPERIENCE OPERATING INEFFICIENCIES AND HAVE DIFFICULTY MEETING DEMAND FOR OUR PRODUCTS.

     We have rapidly and significantly expanded our operations and anticipate that further significant expansion will be required to address potential growth in our customer base and market opportunities. This expansion could place a significant strain on our management, products and support operations, sales and marketing personnel and other resources, which could harm our business.

     In the future, we may experience difficulties meeting the demand for our products and services. The installation and use of our products requires training. If we are unable to provide training and support for our products, the implementation process will be longer and customer satisfaction may be lower. In addition, our management team may not be able to achieve the rapid execution necessary to fully exploit the market for our products and services. We cannot assure you that our systems, procedures or controls will be adequate to support the anticipated growth in our operations.

     We may not be able to install management information and control systems in an efficient and timely manner, and our current or planned personnel, systems, procedures and controls may not be adequate to support our future operations.

OUR LIMITED ABILITY TO PROTECT OUR INTELLECTUAL PROPERTY AND DEFEND AGAINST CLAIMS MAY ADVERSELY AFFECT OUR ABILITY TO COMPETE.

     We rely on a combination of patent, copyright, trademark and trade secret laws and restrictions on disclosure to protect our intellectual property rights. However, we cannot assure you that the actions we have taken will adequately protect our intellectual property rights or that other parties will not independently develop similar or competing products that do not infringe on our
patents.   We  enter  into  confidentiality  or  license  agreements  with  our employees, consultants and corporate partners, and controls access to and distribution of our software, documentation and other proprietary information. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy or otherwise misappropriate or use our products or technology.

     Our industry is characterized by the existence of a large number of patents and frequent claims and related litigation regarding patent and other intellectual property rights. If we are found to infringe the proprietary rights of others, or if we otherwise settles such claims, we could be compelled to pay damages or royalties and either obtain a license to those intellectual property rights or alter our products so that they no longer infringe upon such proprietary rights. Any license could be very expensive to obtain or may not be available at all. Similarly, changing our products or processes to avoid infringing the rights of others may be costly or impractical. Litigation resulting from claims that we are infringing the proprietary rights of others could result in substantial costs and a diversion of resources, and could have a material adverse effect on our business, financial condition and results of operations.

OUR DEPENDENCE ON CONTRACT MANUFACTURERS FOR SUBSTANTIALLY ALL OF OUR MANUFACTURING REQUIREMENTS COULD HARM OUR OPERATING RESULTS.

     If the demand for our products grows, we will need to increase our material purchases, contract manufacturing capacity, and internal test and quality functions. Any disruptions in product flow could limit our revenue, adversely affect our competitive position and reputation, and result in additional costs or cancellation of orders under agreements with our customers.

     We rely on independent contractors to manufacture our products. We do not have long-term contracts with any of these manufacturers. Delays in product shipments from contract manufacturers are not unusual. Similar or other problems may arise in the future, such as inferior quality, insufficient quantity of products, or the interruption or discontinuance of operations of a manufacturer, any of which could have a material adverse effect on our business and operating results.

     We do not know whether we will effectively manage our contract manufacturers or that these manufacturers will meet our future requirements for timely delivery of products of sufficient quality and quantity. We intend to transition the manufacture of some of our products from one contract manufacturer to another. We also intend to regularly introduce new products and product enhancements, which will require that we rapidly achieve volume production by coordinating our efforts with those of our suppliers and contract manufacturers. The inability of our contract manufacturers to provide us with adequate supplies of high-quality products or a reduction in the number of contract manufacturers may cause a delay in our ability to fulfill orders and may have a material adverse effect on our business, operating results and financial condition.

     As part of our cost-reduction efforts, we will need to realize lower per unit product costs from our contract manufacturers by means of volume efficiencies and the utilization of manufacturing sites in lower-cost geographies. However, we cannot be certain when or if such price reductions will occur. The failure to obtain such price reductions would adversely affect our gross margins and operating results.

IF OUR PRODUCTS CONTAIN UNDETECTED SOFTWARE OR HARDWARE ERRORS, WE COULD INCUR SIGNIFICANT UNEXPECTED EXPENSES AND LOSE SALES.

     Network products frequently contain undetected software or hardware errors when new products or new versions or updates of existing products are first released to the marketplace. In the past, we have experienced such errors in connection with new products and product upgrades. We expect that such errors or component failures will be found from time to time in the future in new or existing products, including the components incorporated therein, after the commencement of commercial shipments. These problems may have a material adverse effect on our business by causing us to incur significant warranty and repair costs, diverting the attention of our engineering personnel from new product development efforts, delaying the recognition of revenue and causing significant customer relations problems. Further, if our product is not accepted by customers due to defects, and such returns exceed the amount we accrued for defect returns based on our historical experience, our operating results would be adversely affected.

     Our products must successfully interface with products from other vendors. As a result, when problems occur in a computer or communications network, it may be difficult to identify the sources of these problems. The occurrence of hardware and software errors, whether or not caused by our products, could result in the delay or loss of market acceptance of our products and any necessary revisions may cause us to incur significant expenses. The occurrence of any such problems would likely have a material adverse effect on our business, operating results and financial condition.

WE EXPECT THE AVERAGE SELLING PRICES OF OUR PRODUCTS TO DECREASE, WHICH MAY REDUCE GROSS MARGIN OR REVENUE.

     The network equipment industry has traditionally experienced a rapid erosion of average selling prices due to a number of factors, including competitive pricing pressures, promotional pricing, technological progress and a slowdown in the economy that has resulted in excess inventory and lower prices as companies attempt to liquidate this inventory. We anticipate that the average selling prices of our products will decrease in the future in response to competitive pricing pressures, excess inventories, increased sales discounts and new product introductions by us or our competitors. We may experience substantial decreases in future operating results due to the erosion of our average selling prices. Competitive pressures are expected to increase as a result of the industry slowdown that began at the end of 2000, coupled with the slow recovery of the broader economy.

SOME OF OUR CUSTOMERS MAY NOT HAVE THE RESOURCES TO PAY FOR OUR PRODUCTS AS A RESULT OF THE CURRENT ECONOMIC ENVIRONMENT.

     In the current economic environment, some of our customers are forecasting that their revenue for the foreseeable future will generally be lower than originally anticipated. Some of these customers are experiencing, or are likely to experience, serious cash flow problems and, as a result, find it increasingly difficult to obtain financing, if at all. If some of these customers are not successful in generating sufficient revenue or securing alternate financing arrangements, they may not be able to pay, or may delay payment for, the amounts that they owe us. Furthermore, they may not order as many products from us as forecast, or cancel orders entirely. The inability of some of our potential customers to pay us for our products may adversely affect our cash flow, the timing of our revenue recognition and the amount of revenue, which may cause our stock price to decline.

LEGISLATIVE ACTIONS, HIGHER INSURANCE COSTS AND POTENTIAL NEW ACCOUNTING PRONOUNCEMENTS ARE LIKELY TO IMPACT OUR FUTURE FINANCIAL POSITION AND RESULTS OF OPERATIONS.

     Recent regulatory changes, including the Sarbanes-Oxley Act of 2002, and future accounting pronouncements and regulatory changes, will have an impact on our future financial position and results of operations. These changes and proposed legislative initiatives are likely to increase the general and administrative costs. In addition, insurance costs, including health, workers' compensation and directors and officers' insurance premiums, have been dramatically increasing and likely to continue to increase in the future as a result of high claims rates over the past year. Further, proposed initiatives could result in changes in accounting rules, including legislative and other proposals to account for employee stock options as an expense. These and other potential changes could materially increase the expenses we report under generally accepted accounting principles, and adversely affect our operating results.

OUR PRODUCTS MUST COMPLY WITH EVOLVING INDUSTRY STANDARDS AND COMPLEX GOVERNMENT REGULATIONS OR ELSE OUR PRODUCTS MAY NOT BE WIDELY ACCEPTED, WHICH MAY PREVENT US FROM GROWING OUR NET REVENUE OR ACHIEVING PROFITABILITY.

     The market for network equipment products is characterized by the need to support industry standards as different standards emerge, evolve and achieve acceptance. We will not be competitive unless we continually introduce new products and product enhancements that meet these emerging standards. In the past, we have introduced new products that were not compatible with certain technological standards, and in the future we may not be able to effectively address the compatibility and interoperability issues that arise as a result of technological changes and evolving industry standards. Our products must comply with various United States federal government. Our regulations and standards defined by agencies such as the Federal Communications Commission, in addition to standards established by governmental authorities in various foreign countries and recommendations of the International Telecommunication Union. If we do not comply with existing or evolving industry standards or if we fail to obtain timely domestic or foreign regulatory approvals or certificates we will not be able to sell our products where these standards or regulations apply, which may prevent us from sustaining our net revenue or achieving profitability.

FAILURE TO SUCCESSFULLY EXPAND OUR SALES AND SUPPORT TEAMS OR EDUCATE THEM ABOUT TECHNOLOGIES AND OUR PRODUCT FAMILIES MAY HARM OUR OPERATING RESULTS.

     The sale of our products and services requires a concerted effort that is frequently targeted at several levels within a prospective customer's organization. We may not be able to increase net revenue unless we expand our sales and support teams in order to address all of the customer requirements necessary to sell our products.

     We cannot assure you that we will be able to successfully integrate employees into our company or to educate current and future employees in regard to rapidly evolving technologies and our product families. A failure to do so may hurt our revenue growth and operating results.

WE MUST CONTINUE TO DEVELOP AND INCREASE THE PRODUCTIVITY OF OUR INDIRECT DISTRIBUTION CHANNELS TO INCREASE NET REVENUE AND IMPROVE OUR OPERATING RESULTS.

     Our distribution strategy focuses primarily on developing and increasing the productivity of our indirect distribution channels through resellers and distributors. If we fail to develop and cultivate relationships with significant resellers, or if these resellers are not successful in their sales efforts, sales of our products may decrease and our operating results could suffer. Many of our resellers also sell products from other vendors that compete with our products. We cannot assure you that we will be able to enter into additional reseller and/or distribution agreements or that we will be able to successfully manage our product sales channels. Our failure to do any of these could limit our ability to grow or sustain revenue. In addition, our operating results will likely fluctuate significantly depending on the timing and amount of orders from our resellers. We cannot assure you that our resellers and/or distributors will continue to market or sell our products effectively or continue to devote the resources necessary to provide us with effective sales, marketing and technical support.

OUR HEADQUARTERS ARE LOCATED IN NORTHERN CALIFORNIA WHERE DISASTERS MAY OCCUR THAT COULD DISRUPT OUR OPERATIONS AND HARM OUR BUSINESS.

     Our corporate headquarters is located in Silicon Valley in Northern California. Historically, this region has been vulnerable to natural disasters and other risks, such as earthquakes, which at times have disrupted the local economy and posed physical risks to us and our manufacturers' property.

     In addition, terrorist acts or acts of war targeted at the United States, and specifically Silicon Valley, could cause damage or disruption to us, our employees, facilities, partners, suppliers, distributors and resellers, and customers, which could have a material adverse effect on our operations and financial results. We currently do not have redundant, multiple site capacity in the event of a natural disaster or catastrophic event. In the event of such an occurrence, the business would suffer.

ACQUISITIONS  MAY  DISRUPT  OR OTHERWISE HAVE A NEGATIVE IMPACT ON OUR BUSINESS.

     We may acquire or make investments in complementary businesses, products, services or technologies on an opportunistic basis when we believe it will assist us in carrying out our business strategy. Growth through acquisitions has been a successful strategy used by other network control and management technology companies. We do not have any present understanding, nor are we having any discussions relating to any such acquisition or investment. If we buy a company, then we could have difficulty in assimilating that company's personnel and operations. In addition, the key personnel of the acquired company may decide not to work for us. An acquisition could distract our management and employees and increase our expenses. Furthermore, we may have to incur debt or issue equity securities to pay for any future acquisitions, the issuance of which could be dilutive to our existing shareholders.

ANTI-TAKEOVER PROVISIONS AND OUR RIGHT TO ISSUE PREFERRED STOCK COULD MAKE A THIRD-PARTY ACQUISITION OF US DIFFICULT.

     We are a Nevada corporation. Anti-takeover provisions of Nevada law could make it more difficult for a third party to acquire control of us, even if such change in control would be beneficial to stockholders. Our articles of incorporation provide that our Board of Directors may issue preferred stock without stockholder approval. The issuance of preferred stock could make it more difficult for a third party to acquire us. All of the foregoing could adversely affect prevailing market prices for our common stock.

OUR  COMMON  STOCK  PRICE  IS  LIKELY  TO  BE  HIGHLY  VOLATILE.

     The market price of our common stock is likely to be highly volatile as the stock market in general, and the market for small cap and micro cap technology companies in particular, has been highly volatile. Investors may not be able to resell their shares of our common stock following periods of volatility because of the market's adverse reaction to volatility. We cannot assure you that our stock will trade at the same levels of other stocks in our industry or that industry stocks, in general, will sustain their current market prices. Factors that could cause such volatility may include, among other things:

     -    actual or anticipated fluctuations in our quarterly operating results;
     -    announcements of technological innovations;
     -    changes in financial estimates by securities analysts;
     -    conditions or trends in the network control and management industry;
     - changes in the market valuations of other such industry related companies; and
     - the acceptance of market makers and institutional investors of us and our stock.

     In addition, our stock is currently traded on the NASD OTC Bulletin Board Market and it is uncertain that we will be able to successfully apply for listing on the American Stock Exchange or the NASDAQ National Market or SmallCap market in the foreseeable future due to the trading price for our Common Stock, market capitalization, our working capital and revenue history. Failure to list our shares on the American Stock Exchange or the National or SmallCap Markets will impair the liquidity for our common stock.

SHARES ELIGIBLE FOR FUTURE SALE BY OUR CURRENT STOCKHOLDERS MAY ADVERSELY AFFECT OUR STOCK PRICE.

     To date, we have had a very limited trading volume in our common stock. We filed this registration statement with the Securities and Exchange Commission covering the resale by certain selling stockholders of an aggregate of 18,811,746 shares of our common stock. Sales of substantial amounts of common stock, including shares issued upon the exercise of outstanding options and warrants, under Securities and Exchange Commission Rule 144 or otherwise could adversely affect the prevailing market price of our common stock and could impair our ability to raise capital at that time through the sale of our securities. See "Market For Common Equity and Related Stockholder Matters".

ADDITIONAL  SHARES  HELD  BY  EXISTING  STOCKHOLDERS MAY BE SOLD INTO THE PUBLIC
MARKET  IN  THE  FUTURE,  WHICH  MAY  CAUSE  OUR  STOCK  PRICE  TO  DECLINE.

     Sales of a substantial number of shares of common stock after the date of this report could adversely affect the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. As of January 28, 2005, we had 29,877,906 shares of common stock outstanding.

                           FORWARD LOOKING STATEMENTS
                           --------------------------

     This  report  contains  forward-looking  statements  within  the meaning of
Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"). We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, among other things:

     - general economic and business conditions, both nationally and in our markets,
     -    our history of losses,
     - our expectations and estimates concerning future financial performance, financing plans and the impact of competition,
     -    our ability to implement our growth strategy,
     -    anticipated trends in our business,
     -    advances in technologies, and
     -    other risk factors set forth under "Risk Factors" in this prospectus.

     In addition, in this report, we use words such as "anticipates," "believes," "plans," "expects," "future," "intends," and similar expressions to identify forward-looking statements.

     We undertake no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this annual report. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this annual report may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

                                 USE OF PROCEEDS
                                 ---------------

     This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will receive no proceeds from the sale of shares of common stock in this offering. However, we will receive the proceeds from the exercise of the Warrants by the selling stockholders. We expect to use the proceeds received from the exercise of the Warrants if any, for general working capital purposes.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
            --------------------------------------------------------

     Our common stock is quoted on the OTC Bulletin Board under the symbol "PRNW". Our common stock has been traded on the OTC Bulletin Board since June 24, 2003. Prior to that date, our common stock was not actively traded in the public market. For the periods indicated, the following table sets forth the high and low bid prices per share of common stock as stated in the Over the Counter Bulletin Board Quarterly Trade. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.

                       HIGH BID   LOW BID
                       ---------  --------
First Quarter (2003)         N/A       N/A
Second Quarter (2003)  $    1.35  $      -
Third Quarter (2003)   $    7.55  $   1.17
Fourth Quarter (2003)  $    7.10  $   2.60
First Quarter (2004)   $    3.70  $   2.10
Second Quarter (2004)  $    3.20  $   1.58
Third Quarter (2004)   $    1.83  $   1.26
Fourth Quarter (2004)  $    2.09  $   0.49

     On April 22, 2005, the closing price of our common stock on the OTCBB was $1.43.

                                     HOLDERS
                                     -------

     As of April 15, 2005, we had approximately 99 holders of our common stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies. Our transfer agent is Pacific Stock Transfer Company, 500 East Warm Springs Road, Suite 240, Las Vegas, Nevada 89119.

                                 DIVIDEND POLICY
                                 ---------------

     We have not declared or paid any cash dividends on our common stock or other securities and do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of the Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements, and such other factors as the Board of Directors deem relevant.

                                 CAPITALIZATION
                                 --------------


     The  following  table  sets forth our capitalization as of January 2, 2005:

     -  on  an  actual  basis;  and

     - on a pro forma basis, to reflect the issuance of 5,762,500 shares of common stock in connection with common stock subscriptions issued during our December 2004 private placement resulting in expected net proceeds of $4,324,375.

     This information should be read in conjunction with our Management's Discussion and Analysis of Financial Condition and Results of Operations and our Financial Statements and the related Notes appearing elsewhere in this prospectus.

                                                           JANUARY 2, 2005
                                                     ----------------------------
                                                        ACTUAL        PRO FORMA
                                                     -------------  -------------
Stockholders' equity:
Preferred stock, $0.001 par value,
  5,000,000 shares authorized, none
  issued and outstanding, actual and pro forma       $          -   $          -
Common stock, $0.001 par value,
  50,000,000 shares authorized, 24,115,406 shares
  issued and outstanding, actual; 29,877,906 shares
  issued and outstanding, pro forma                        24,115         29,878
Common stock subscriptions                              4,324,375              -
Additional paid-in capital                             10,873,355     15,191,967
Deficit accumulated during the development stage      (11,114,441)   (11,114,441)
                                                     -------------  -------------
Total stockholders' equity                              4,107,404      4,107,404
                                                     -------------  -------------
Total capitalization                                 $  4,107,404   $  4,107,404
                                                     =============  =============

                             SELECTED FINANCIAL DATA
                             -----------------------

     The statements of operations data for the fiscal years ended January 2, 2005 and December 28, 2003, respectively, and for the cumulative period from May 1, 2002 (date of inception) to January 2, 2005 and the balance sheet data as of January 2, 2005 are derived from the audited financial statements which are included elsewhere in this prospectus. The balance sheet data as of December 28, 2003 is derived from our audited financial statements not included in this prospectus. The historical results are not necessarily indicative of the operating results to be expected in the future. The data set forth below should be read in conjunction with, and is qualified in its entirety by reference to, our financial statements and notes thereto included elsewhere in this prospectus and with "Management's Discussion and Analysis of Financial Condition and Results of Operations".

                                                                            Cumulative
                                                                            Period from
                                                 Fiscal Year Ended           May 1, 2002
                                             January 2,    December 28,  (Date of Inception)
                                            ----------------------------         to
                                                2005           2003        January 2, 2005
                                            ------------  --------------  -----------------
STATEMENT OF OPERATIONS DATA:
Sales                                       $    97,611   $      32,085   $        305,064
Cost of sales                                   160,383          61,872            312,130
                                            ------------  --------------  -----------------
    Gross profit                                (62,772)        (29,787)            (7,066)
                                            ------------  --------------  -----------------

Operating expenses:
  Engineering                                 2,156,998       1,376,012          4,087,555
  Sales and marketing                           900,952         340,912          1,566,102
  General and administrative                  3,227,098       1,151,444          5,017,207
                                            ------------  --------------  -----------------
    Total operating expenses                  6,285,048       2,868,368         10,670,864
                                            ------------  --------------  -----------------

    Loss from operations                     (6,347,820)     (2,898,155)       (10,677,930)

  Interest and other income                       6,376             566             18,738
  Interest and other expense                    (21,725)       (344,599)          (455,249)
                                            ------------  --------------  -----------------
    Net loss                                $(6,363,169)  $  (3,242,188)  $    (11,114,441)
                                            ============  ==============  =================

    Net loss per share - basic and diluted  $     (0.27)  $       (0.30)
                                            ============  ==============


                                             January 2,    December 28,
                                               2005            2003
                                            ------------  --------------
BALANCE SHEET DATA:
Cash and cash equivalents                   $ 4,147,930   $   1,935,741
Working capital                               3,982,619       1,807,153
Total assets                                  4,652,771       2,306,397
Total liabilities                               545,367         426,666
Shareholders' equity                        $ 4,107,404   $   1,879,731

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                      ------------------------------------
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
                ------------------------------------------------

OVERVIEW

     Headquartered in Campbell, CA, we develop intelligent network appliances that provide a non-intrusive, wire-speed network overlay to protect, control and optimize internal IP-based networks. Procera's OptimIP(TM) family of network appliances enables businesses of every size and type to regain control over their internal networks.

     We were formed as a result of a merger and plan of reorganization (the "Merger") between Zowcom, Inc. ("Zowcom") and Procera Networks, Inc. ("PNI"), a Delaware corporation incorporated on May 1, 2002. On October 16, 2003, PNI merged into Zowcom in a stock-for-stock transaction. As a result of the Merger, Zowcom continued as the surviving corporation, assumed the operations and business plan of PNI, the stockholders of PNI became stockholders of Zowcom, and Zowcom changed our name to Procera Networks, Inc. (trading symbol OTC: BB:
PRNW.OB). Zowcom was incorporated on July 11, 2001 and provided customized websites and web-based planning services. It generated less than $10,000 in revenues per year.

     You should read this discussion in conjunction with the selected historical financial information and the financial statements and related notes included elsewhere in this report.

     Financial information for the period from May 1, 2002 (date of inception) to December 31, 2002 is the historical financial information of PNI. Financial information for the year ended December 28, 2003 is the historical financial information of PNI and Zowcom combined. Financial information for the year ended January 2, 2005 is our historical financial information.

RESULTS OF OPERATIONS FOR THE YEAR ENDED JANUARY 2, 2005 AND THE YEAR ENDED DECEMBER 28, 2003

REVENUES

     From the date of our inception on May 1, 2002 through January 2, 2005, we have operated as a development stage company, devoting all of our efforts and resources to developing and testing new products and preparing for introduction of our products into the market place. Accordingly, we have generated insignificant revenues from actual sales of our products during fiscal years ended December 28, 2003 and January 2, 2005, respectively.

     During the fiscal year ended December 28, 2003, we recognized revenues of $32,085 from sales of 14 of our MLS-XP product at an average selling price of $2,292. During the fiscal year ended January 2, 2005, we recognized revenues of $97,611 from: (a) sales of 28 of our MLS-XP product at an average selling price of $2,234; (b) sales of 3 of our new and improved 12012 product, which we introduced in the fourth quarter of 2004, at an average selling price of $3,700;
(c) sales of third party products totaling of $12,783; and (d) sales of product accessories totaling $11,176. We are optimistic that significant revenues will be realized from sales of our new 12012 product during 2005.

COST OF SALES

     Cost of sales of $61,872 and $160,383 for the fiscal years ended December 28, 2003 and January 2, 2005 include: (a) the direct cost of materials for products sold; and (b) charges to write-down the value of our inventories. We follow the accounting policy of valuing inventories at the lower of cost or market. Because on January 2, 2005, there were no orders for the purchase of our MLS-XP product for six months following that date, we considered the market value of this product to be zero and wrote-off $124,494 of our inventory cost. This reduction in valuation, however, does not mean that the product in question is defective or non-salable. The inventory amount of $126,413, reported on the balance sheet as of January 2, 2005, represents primarily the inventory value of our new 12012 products as of that date. During the fiscal year ended December 28, 2003, inventory was written-down by $46,400 to recognize the reduction in inventory cost we achieved by switching the manufacture of our MLS-XP product to an offshore contract manufacturer.

     Because volume sales were not achieved, all fixed and variable manufacturing overhead costs for these periods were expensed and reported as engineering operating expenses. When volume sales are achieved, reported cost of sales will include applied manufacturing overhead, in addition to direct cost of materials sold. Charges for inventory write-downs are not expected to occur on a regular basis.

GROSS PROFIT AND NEGATIVE MARGINS

     The negative margins reported for the fiscal years ended January 2, 2005 and December 28, 2003 were ($62,772) and ($29,787), respectively. Excluding inventory write-downs, margins for the fiscal years ended January 2, 2005 and December 28, 2003 were 63% and 52%, respectively. These gross margins are not representative of gross margins expected for sales of our products in volume, when fixed and variable manufacturing costs will be expensed as part of cost of sales rather than as operating expenses. On the other hand, charges for inventory write-downs, which reduced reported gross profit for the fiscal years ended January 2, 2005 and December 28, 2003 by $124,494 and $46,400,
respectively,  are  not  expected  to  occur  on  a  regular  basis.

                                                     Fiscal Year Ended
                                                ----------------------------
                                                 January 2,    December 28,
                                                    2005           2003
                                                ------------  --------------
Revenues                                        $    97,611   $      32,085
                                                ------------  --------------
Cost of sales
  Direct material cost                               35,889          15,472
  Inventory write-downs                             124,494          46,400
                                                ------------  --------------
Total cost of sales                                 160,383          61,872
                                                ------------  --------------
Gross Profit                                    $   (62,772)  $     (29,787)
                                                ============  ==============

Gross margin                                            -64%            -93%
Gross margin (excluding inventory write-downs)           63%             52%

OPERATING EXPENSES

     Operating  expenses  for  the  fiscal  year  ended  January 2, 2005 totaled
$6,285,048 as compared to $2,868,368 incurred during the fiscal year ended December 28, 2003. These expenses increased by $3,416,680 during 2004 as a result of the following:

(a) Expenses associated with 53rd reporting week                       $    51,000
(b) Increase in headcount and pay periods during 2004                    1,400,000
(c) Increase in employee stock based compensation                          984,000
(d) Increase in use of outside services                                    485,000
(e) Increase in administrative expenses                                    403,000
(f) Increase in sales and marketing expenses                               205,000
(g) Increase in equipment expenses                                         156,000
(h) Increase in audit, legal, and tax services                              40,000
(i) Decrease in engineering prototype expenses and facilities expenses    (308,000)

                                                                       ------------
Net increase in operating expenses                                     $ 3,416,000
                                                                       ============

     (a) We maintain our financial records and reporting periods on a 52-53 week basis and the fiscal year ended January 2, 2005 represents a 53-week fiscal year, compared with 52 weeks for the fiscal year ended December 28, 2003. This extra week increased operating expenses by approximately $51,000 during the fiscal year ended January 2, 2005.

     (b) In 2004, 24 employees were paid normal salaries and benefits for the entire year. Whereas, in 2003: (a) 22 employees were paid minimum wage salaries of $2,340 per month for the first 3 months of the year; (b) we were closed and paid no salaries for the months of April and May 2003; and (c) 14 employees were paid 80% of normal salaries and benefits for the final 7 months of 2003. The net result of the foregoing circumstances caused personnel expenses to increase by approximately $1,400,000 during the fiscal year ended January 2, 2005.

     (c) Employee stock based compensation expense increased by approximately $984,000 during the fiscal year ended January 2, 2005 as a result of our granting 2,410,000 shares of stock options at option prices which were below market prices on the dates of grant. The amount of such compensation is determined by multiplying the difference between the market price per share and the option price per share times the total number of option shares granted and amortizing the product over the vesting period of the options.

     (d) Outside service expenses increased by approximately $485,000 as a result of: (a) expensing $264,000 of market value of warrants which we issued to investor relations consultants as compensation for services rendered to us; and
(b) an increase in research and development consulting services expense of $221,000, relating to hardware and software design services for the new products introduced to the market in the fourth quarter of 2004.

     (e) Administrative expenses increased approximately $403,000, as a result of: (a) 12 months amortization of directors and officers insurance premiums during 2004, compared with 3 months of amortization during 2003, adding $119,000 to the increase; (b) amortization of $178,000 of the cost of intellectual property acquired in April and May 2004; (c) an increase of $56,000 in state and local business and sales tax expenses; and (d) an increase of $50,000 for telephone, office supplies, postage & freight expenses.

     (f) Sales and marketing expenses increased approximately $205,000 as a result of our efforts in launching of our products and installation of beta products at customer sites for testing and evaluation. This increase consisted of: (i) increased spending on sales and marketing consulting services of $120,000; (ii) an increase of $56,000 for travel & entertainment expenses; and
(iii) an increase of $28,000 in expenses for evaluation units provided to potential customers for testing and evaluation.

     (g)  Equipment expenses increased by approximately $156,000 as a result of:
(i) $80,000 for annual software license and maintenance fees; (ii) $42,000 for increased depreciation expenses for equipment acquired in the Fall of 2003; and
(iii) $34,000 for renting of new test equipment during the fiscal year ended January 2, 2005.

     (h) Legal and audit services expenses increased approximately $40,000 as a result of our filing two SB-2 Registration Statements with the Securities and Exchange Commission relating to our private placement financing transactions which closed in December 2003 and May 2004.

     (i) The increases in operating expenses set forth above were partially offset by a decrease in engineering prototypes expenses of approximately $295,000, and lower facilities expenses of approximately $13,000. During 2004 we subleased new office space in Campbell, California for lower facilities expenses of $6,832 for the first seven months and $8,832 for the last five months of 2004, compared to expenses of $22,775 per month for January, February and March 2003, no expenses for April and May 2003, and expenses of $5,500 for the last seven months of 2003.

INTEREST  AND  OTHER  EXPENSE

     The amount of $21,725 reported as other expense for the year ended January 2, 2005 represents a 1% penalty paid in May 2004 to shareholders who invested $2,172,500 in our common stock in December 2003. In accordance with terms of the stock subscription agreements executed by us in connection with our private placement investment transactions in December 2003, a 1% penalty was levied on gross proceeds received by us because the registration statement filed by us on January 8, 2004 was not declared effective by the Securities and Exchange Commission on or before April 9, 2004 (90 days from the filing date). The registration statement was declared effective on April 26, 2004. There is no interest expense incurred for the fiscal year of 2004.

     Interest expense of $344,599 for the year ended December 28, 2003 included a charge of $138,940 for the fair market value of a warrant which was issued to a lender during 2003. Interest expense associated with this warrant included a charge of $69,470 for a beneficial conversion feature embedded in the related unsecured convertible promissory note. The additional interest expense of $205,659 related to the increase in outstanding loan principal from $1,080,000 on January 1, 2003 to $1,355,000 on July 31, 2003. No interest was paid in cash during 2003. As of July

31, 2003, all outstanding loan principal of $1,355,000 and accrued interest of $258,833 was converted, at the option of all respective lenders, into 3,227,666 shares of our restricted common stock.

     We  have  no  loans  outstanding  as  of  January  2,  2005.

NET  LOSS

     We incurred a net loss of $6,363,169 for the fiscal year ended January 2, 2005, compared to a net loss of $3,242,188 for the fiscal year ended December 28, 2003. During our continuing development phase, we have sustained operating losses and we expect such losses to continue through most of the fiscal year of 2005. Since we introduced new and improved versions of our hardware platform products during the fourth quarter of 2004 and we are optimistic that we will generate revenues from selling of these new products in 2005.

LIQUIDITY  AND  CAPITAL  RESOURCES

     From our date of inception (May 1, 2002) through December 31, 2002, we have obtained the majority of our cash resources from the issuance of convertible notes payable, totaling $1,080,000. The remainder of our cash resources came from sales of $175,368, and the sale of stock to our founders for $8,115.

     During the first four months of 2003, we obtained cash resources from additional convertible loans, totaling $275,000.

     In May 2003, the outstanding amount of unpaid salary of $560,194 owed to former employees was converted into 1,120,388 shares of our restricted common stock.

     In June 2003, we completed a private placement of 808,000 shares of PNI restricted common stock at $0.50 per share and issued warrants to purchase 404,000 shares of restricted common stock at a purchase price of $0.75 per share, raising an aggregate of $404,000 in gross proceeds. The warrants are exercisable immediately and expire in June 2008.

     In July 2003, the outstanding principal amount of the convertible notes payable of $1,355,000 and accrued interest and loan fees of $258,833 were converted into 3,227,666 shares of our restricted common stock using a conversion rate of $0.50 per share. In addition, 361,893 shares of our restricted common stock were issued to note holders in accordance with the terms of their agreements.

     In August 2003, we completed a private placement sale of 1,695,000 shares of our restricted common stock at $1.00 per share, raising an aggregate of $1,695,000 in gross proceeds.

     In October 2003, we issued an unsecured convertible promissory note in the amount of $500,000 to an investor, and a warrant to purchase 31,250 shares of our restricted common stock with an exercise price of $2.00 per share. The warrant is exercisable immediately and expires in October 2006. In December 2003, the outstanding principal amount of the convertible note payable and accrued interest of $5,918 were converted into 252,959 shares of our restricted common stock, using a conversion rate of $2.00 per share.

     In December 2003, we completed a brokered private placement (the "Placement") of 2,172,500 shares of common stock. We raised a total of $4,345,000 in the Placement, receiving $2,172,500 in gross proceeds from the sale of 1,086,250 shares of common stock at $2.00 per share, and $2,172,500 from the sale of 1,086,250 shares of common stock to certain existing stockholders pursuant to the execution of special warrants in May 2004.

     On May 24, 2004, we completed a private placement transaction with one of our shareholders, who purchased 250,000 shares of our common stock at $2.00 per share, providing us with additional gross proceeds of $500,000.

     In December 2004, we completed a private placement of 5,762,500 shares of restricted common stock to 23 institutional and accredited investors (the "December 2004 Investors") at a price of $0.80 per share, providing us with gross proceeds of $4,610,000. In connection with this private placement, we granted warrants to purchase an aggregate of 1,728,750 shares of our common stock at a per share exercise price of $1.25 and warrants to purchase an aggregate of 1,728,750 shares of our common stock at a per share exercise price of $1.37. The warrants are exercisable, in whole or in part, for three years following the effectiveness of the registration statement that we filed in January 2005. The Seidler Companies and PacificWave Capital served as placement agents for the transaction. The agents received a total of $228,125 in cash, warrants to purchase 346,409 shares of our common stock, and 17,473 shares of our common stock as compensation to their services.

     Our balance of cash and cash equivalents of $4,147,930 at January 2, 2005 represents the remaining net proceeds from the sales of common stock during the fourth quarter of fiscal 2004. We project that cash and cash equivalents on hand at January 2, 2005 will be sufficient to support our operations growth through June 2005, without relying on incoming revenue from sales to customers. We expect that additional funds, from customer sales or equity financing, will need to be generated or located in order to sustain our operations through December 2005 and thereafter. There can be no assurance that we will generate or locate sufficient additional funds.

MATERIAL  COMMITMENTS  OF  CAPITAL

     We use third-party contract manufacturers to assemble and test our products. In order to reduce manufacturing lead-times and ensure an adequate supply of inventories, our agreements with some of these manufacturers allow them to procure long lead-time component inventory on our behalf based on a rolling production forecast provided by us. We may be contractually obligated to purchase long lead-time component inventory procured by certain manufacturers in accordance with our forecasts. In addition, we issue purchase orders to our third-party manufacturers that may not be cancelable at any time. As of January 2, 2005, we had approximately $92,253 of open non-cancelable purchase orders with our third-party manufacturers compared to $170,371 of open non-cancelable purchase orders as of December 28, 2003.

CRITICAL  ACCOUNTING  POLICIES  AND  ESTIMATES

     Our financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make significant estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosure of contingent assets and liabilities. We evaluate estimates, including those related to bad debts, inventories and income taxes, on an ongoing basis. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

     We believe the following critical accounting policies, among others, involve the more significant judgments and estimates used in the preparation of our financial statements:

REVENUE

     We recognize revenue in accordance with SEC Staff Accounting Bulletin No. 104, "Revenue Recognition in Financial Statements" (SAB 104). Under SAB 104, revenue is recognized when the title and risk of loss have passed to the customer, there is persuasive evidence of an arrangement, delivery has occurred or services have been rendered, the sales price is fixed or determinable and collectibility is reasonably assured. We recognize revenue from product sales upon shipment to the customer provided no significant obligations remain and collection of the receivable is probable. Upon shipment, we provide for estimated product returns and discounts.

     At the time product revenue is recognized, we estimate the amount of warranty costs to be incurred and record the amount as a cost of revenue. Our standard warranty period extends 12 months from the date of sale, and our estimate of the amount necessary to settle warranty claims is based primarily on our past experience with repair costs related to warranty claims. Although we believe our estimate is adequate and that the judgment we apply is appropriate, actual warranty costs could differ materially from our estimate. If actual warranty costs are greater than initially estimated, our cost of revenues could increase in the future. We also provide a provision for estimated customer returns at the time product revenue is recognized. Our provision is based primarily on actual historical sales returns and our return policies. Our resellers generally do not have a right of return, and our contracts with original equipment manufacturers only provide for rights of return in the event our products do not meet specifications or there is an epidemic failure, as defined in the contracts. If historical data used by us to calculate estimated sales returns do not reasonably approximate future returns, revenue in future periods could be affected. For accounting arrangements that have multiple revenue generating activities, we recognize revenue from product shipments at the time of shipment under the terms of SAB 104.

ALLOWANCE  FOR  DOUBTFUL  ACCOUNTS

     We maintain an allowance for doubtful accounts for estimated bad debts. If the financial condition of our customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances might be required.

INVENTORIES

     Inventories are recorded at the lower of cost or market on a first-in, first-out basis. On an ongoing basis, we review for estimated obsolete or excess inventories and write down our inventories to their estimated net realizable value based upon our projections of future product demand and product lifecycle and product development plans. These write downs are reflected in our cost of revenue. Actual product demand may differ from our projections, in which case we may have understated or overstated the provision for excess and obsolete inventory, which would have an impact on our operating results.

WARRANTY  RESERVE

     We generally warrant our products for a specific period of time, usually one year, against material defects. We provide for the estimated future costs of warranty obligations in costs of goods sold when the related revenue is recognized. The accrued warranty costs represent our best estimate at the time of sale of the total costs that we will incur to repair or replace product parts, which fail while still under warranty. The amount of accrued estimated warranty costs is primarily based on historical experience as to product failures as well as current information on repair costs. Actual warranty costs could differ from the estimate amounts. On a quarterly basis, we review the accrued balances and update the historical warranty cost trends. If we were required to accrue additional warranty cost in the future, it would negatively affect operating results.

DEFERRED  TAX  VALUATION  ALLOWANCE

     The carrying value of our deferred tax assets are dependent upon our ability to generate sufficient future taxable income in certain tax jurisdictions. Should we determine that we would not be able to realize all or part of our deferred tax assets in the future, an adjustment to the deferred tax assets would be charged to income in the period such determination was made. Currently, our deferred tax assets are fully reserved.

                                    BUSINESS
                                    --------

HISTORY

     We were formed as a result of a merger and plan of reorganization (the "Merger") between Zowcom, Inc. ("Zowcom") and Procera Networks, Inc. ("PNI"), a Delaware corporation incorporated on May 1, 2002. On October 16, 2003, PNI merged into Zowcom in a stock-for-stock transaction. As a result of the Merger, Zowcom continued as the surviving corporation, assumed the operations and business plan of PNI, the stockholders of PNI became stockholders of Zowcom, and Zowcom changed our name to Procera Networks, Inc. (trading symbol OTC: BB:
PRNW.OB). Zowcom was incorporated on July 11, 2001 and provided customized websites and web-based planning services. It generated less than $10,000 in revenues per year.

INTRODUCTION

     Headquartered in Campbell, CA, we develop intelligent network appliances that provide a non-intrusive, wire-speed network overlay to protect, control and optimize internal IP-based networks. Our OptimIP(TM) family of network appliances enables businesses of every size and type to regain control over their internal networks.

     Because the Network is the core of the business, companies must:

     -    Ensure  application  efficiency  and  quality  of  service  (QoS)
     -    Eliminate  network  misuse  and  bandwidth  abuse,  and
     -    Enforce  corporate  policies  and  regulatory  compliance.

     Our OptimIP(TM) product family includes a range of scalable network appliances that provide a comprehensive suite of software applications for secure content management, network optimization, advanced policy-based compliance and selective surveillance. OptimIP(TM) appliances are designed for quick installation, ease of management through policy-based control, and seamless integration with existing network infrastructures and equipment. Our products empower organizations to maximize productivity through intelligent control of the application network infrastructure at a far more selective and granular level than what is possible using conventional network security systems.

     Our OptimIP(TM) products are based on Procera's IP-Return(TM) Architecture, which enables wire-speed, deep-packet processing and inspection for quality of service, prioritization, optimization, bandwidth management and business-driven control from the user to the application to the network. For today's businesses, information is the lifeblood, web applications provide a vital yet often-abused window to the world, and network security and performance are essential business assets. Where in past times, the network was the computer, today the network is the business. Our OptimIP appliances provide the "intelligence inside networks" that is essential to today's highly functional, compliance-driven and risk-averse organizations.

THE GROWING CHALLENGES OF INTERNAL SECURITY, COMPLIANCE AND PERFORMANCE

     Today, the lion's share of the cost of IT infrastructure comes from day-to-day systems operations. Yet, many businesses and their IT organizations lack control over their internal networks. The costs of bandwidth, network management, lost productivity, and network misuse and abuse far outweigh the initial costs of the application and networking infrastructure. In today's cost-sensitive IT environments, businesses need to control costs but have been compelled to over-provision their networks to ensure the performance, efficiency and availability of mission-critical applications. In addition, they have lacked visibility into how real-time network loads, misuse, and even outright abuse degrade application performance and result in significant lost productivity. Following are some of the foremost problems that companies face in today's network-enabled business environments:

     - Compliance with government regulatory requirements and corporate policies requires archiving and retention of business communications. A network-driven compliance strategy can keep executives out of legal jeopardy while ensuring storage systems are not filled with junk data.
     - Network misuse and abuse causes significant costs from lost productivity and lost business.
     - Companies may be liable for non-business and inappropriate use of network resources such as peer-to-peer music downloading, pornography, etc. Controlling or eliminating non-business usage has become a business imperative.
     - Most business networks are secured from the outside in, leaving corporate LANs, WANs and WLANs relatively open to attacks from the inside and insider misuse. Additional network security behind the firewall is required to control insider fraud as well as the introduction of viruses, worms and other network-borne abuse.
     - LAN/WAN speeds are mis-matched: WAN-width is more expensive than LAN-width, so many companies have implemented WAN-facing optimization schemes. However, real-world network performance is largely dependent on the latency and congestion of the underlying LAN/WLAN infrastructure.

     - IP-based networks are being deployed as converged topologies for data, streaming, video and mission-critical business applications. Delay-sensitive and time-constrained applications such as VOIP (voice over IP), audio/video streaming media, etc. require high bandwidth and consistent performance. Meanwhile, the performance and response time of transactional ERP, database and Citrix applications are subject to network congestion and bottlenecks. Network optimization systems are required to intelligently optimize, accelerate and control these converged networks.
     - The cost and management complexity of network solutions to enable compliance, control content, provide security and optimize performance are increasing. Integrated solutions are required instead of disparate products.

     As a result of these problems, many business applications do not perform efficiently, consistently or reliably over IP-based networks without massive over-provisioning or performance-degrading contention and latency. We are committed to empowering businesses to align their business policies with computing resources to ensure that applications achieve needed performance and availability levels at the lowest possible cost.

INDUSTRY  BACKGROUND

     With the rapid proliferation of information and the explosive growth of the Internet, the need for smarter, wire-speed networking appliances has increased dramatically over the past several years. Another "revolutionary" industry changing phenomenon has been the advent, and daunting tasks required for public corporations to manage, and meet Sarbanes-Oxley compliance. Corporations are faced with an ever increasing need to protect the network from potential malicious external, and more importantly, internal security threats which can compromise the integrity of the financial reporting.

     Additionally, in today's work environment the internet has enabled a significant amount of computer network usage completely unrelated to the business of the employer. The misuse and abuse of the corporate network asset is rampant and poses significant legal liabilities as employees play video games, download music, buy and sell stocks, visit gambling websites & pornography, check their personal e-mail and use their employer's computer network for many other purposes unrelated to their employment or the business of their employer. The combination of these factors has driven the need for new levels of intelligence 'inside' the network to eliminate, control or secure the content being passed through the corporate network.

     This market opportunity was the reason we developed our 'Insider' intelligent network appliances to help corporations enforce controls over web enabled applications and content including, Instant Messaging Blocking, Webmail Blocking, Peer-to-Peer Downloading, and Inappropriate Website viewing.

OUR  NETWORKS  SOLUTION

     Our intelligent network appliance solutions combine wire-speed, port based networking hardware, which can be deployed in either a "core" or an "edge" network topography, with our patent pending software modules, available in a range of configurations for usage control, internal protection, archiving, compliance and application acceleration. The OptimIP(TM) 2402 "edge appliance" sustains up to 8.4 Gbps of throughput, while the OptimIP(TM) 12012 gigabit "core appliance", which was released in the fourth quarter of 2004, provides up to 24 Gbps of throughput. The value proposition for the OptimIP(TM) appliances are really driven out of our three software modules that are sold in conjunction with the OptimIP(TM) 2402 and the OptimIP(TM) 12012. The OptimIP(TM) Application Accelerator, OptimIP(TM) Network Protector and the OptimIP(TM) Compliance Executive feature sets are each described below. All appliances are managed through an intuitive graphical user interface that can implement and match companies' corporate content and security policies into their network.

OUR PRODUCTS

OPTIMIP(TM)  APPLICATION  ACCELERATOR

     The OptimIP(TM) Application Accelerator works with WAN network optimization and bandwidth-management systems enabling IT groups to transparently manage overall quality of service, bandwidth, and application prioritization to maximize the ROI of existing corporate and campus networks.

     The OptimIP(TM) Application Accelerator supercharges any existing 10/100 Mbit Ethernet network to perform like Gigabit Ethernet which provides significant cost savings to organizations. The OptimIP(TM) solution maximizes the efficiency of converged network topologies to enable multiple applications with different performance characteristics to work efficiently and interdependently. This also ensures internal networks perform at maximum efficiency all while minimizing latency and congestion using existing bandwidth and equipment. Delay-sensitive and time-constrained applications such as VoIP and multimedia streaming require timely delivery and consistent network services. Additionally, ERP, CRM, database, Citrix, and other business applications are particularly sensitive to network congestion and thus dependent on the effective allocation of bandwidth. The OptimIP(TM) Application Accelerator ensures that business-critical applications receive appropriate network priority, while less important network traffic can be rate limited in order to streamline internal networks for maximum efficiency for every user, application and network.

OPTIMIP(TM)  NETWORK  PROTECTOR

     The OptimIP(TM) Network Protector restricts the misuse of personal applications, controls network bandwidth abuse, and ensures that mission-critical applications, such as VoIP, Citrix, database and ERP systems, execute consistently and reliably with highest possible performance.

     Our new OptimIP(TM) Network Protector can process up to 24 Gbps of sustained throughput at network speeds without introducing latency and provide guaranteed service levels for VoIP, streaming media and business-critical applications, such as ERP/MRP, database and other transaction-intensive applications -- all using existing bandwidth, LAN topologies and network equipment.

     Our OptimIP(TM) Network Protector provides LAN/WAN bandwidth management through rate limiting, with granular flow control down to 64 Kbit increments, eight priority queues, and managed bandwidth for latency- and congestion-sensitive applications, quality of service compatible with 802.1p, TOS, and DiffServ QoS topologies, and per-port and per-flow expert policy control -- all easily configurable from a graphical dashboard.

OPTIMIP(TM)  COMPLIANCE  EXECUTIVE

     The OptimIP(TM) Compliance Executive includes the functionality of the OptimIP Application Accelerator and the Network Protector and adds selective surveillance, data retention and archiving to facilitate meeting the new regulatory and governmental compliance regulations. The OptimIP(TM) Compliance Executive allows corporations to:

     Archive business data and communications for compliance with government regulations and business policies
Implement selective and cloaked surveillance of potential internal fraud or other breaches of corporate policies and retain critical information required for evidence and prosecution.

     Our OptimIP Compliance Executive is a powerful appliance that provides network administrators with the ability to define high-level policies for traffic mirroring to network analyzers, log servers, Intrusion Detection Systems, etc. Businesses can record everything employees do online with the OptimIP(TM) Compliance Executive, including Websites visited, emails, and instant messages. Policies define which traffic to forward to the designated monitor port. The OptimIP filters traffic at wire-speed, so no latency is introduced and policies operate transparently to applications and users. Using the intuitive graphical user interface for our OptimIP Compliance Executive, even a non-technical administrator can define policies down to the packet, user, or application level to provide a new level of security and compliance.

APPLICATIONS OF OUR TECHNOLOGY

     Our core technology of wire-speed information processing, based on the contents of the data packets, can be used as the foundation of myriad solutions
- e.g., IT security, network performance management, capacity planning, storage archiving, hierarchical storage management, network traffic shaping, etc. Presently, we focus on three major application areas: application bandwidth management over networks, network security inside the enterprise, and archiving of business communications for compliance.

     As network utilization consumed by non-business applications (for example, music downloads or Internet surfing) continue to grow, performance of business critical applications is seriously impacted. Our technology assists the performance of business critical applications using a variety of approaches like bandwidth reservation, rate limiting, prioritization, etc. depending upon the needs and objectives of the enterprises.

     With the Internet, enterprise networks have become vulnerable not only to the security threats from the outside world, but also from the "trusted" users within the enterprise. Many cases of the security attacks originate from the employees in most companies. Unfortunately, traditional security systems like Firewall, IDS, IPS, etc., which were designed to provide protection from security attacks coming from outside, are not suitable to provide protection from inside threats. Our appliance provides protection through wire-speed inspection of the unique byte signatures of applications-a novel approach to security that is not provided by any port based traditional security system in the world.

     E-mail and message archiving is a specific storage application that has quickly emerged as a critical need. In addition to conventional e-mail traffic, instant messages (IMs), SMS/MMS cellular text messages, and wireless e-mail, e-mail and message archiving need to be monitored and properly indexed and archived for compliance with the regulations like HIPAA, Sarbanes Oxley, etc. Our technology provides a scalable, high performance IM archiving solution that can be installed in both wire-line and wirelessLANs and WANs, as well as in cellular telephone networks. Furthermore, our technology enables the control, monitoring, and archiving of any message type regardless of source or transport method. Current e-mail archiving solutions are typically limited to standard e-mail traffic passing through a company's e-mail server, and cannot effectively archive other types of messages.

DISTRIBUTION METHODS

     We currently market and sell our products through a channel of world wide distributors, value added resellers (VARs), and system integrators (SIs). In early 2005, we hired and deployed an initial group of US domestic regional sales managers and international territory sales managers. Each manager is responsible for recruiting and developing a channel in his or her individual region or territory. That channel will consist of a mix of regional distributors, VARs and SIs. The sales managers are responsible for choosing, recruiting, training and motivating channel partners in their individual regions or territories. This market penetration strategy will be augmented by a concerted and concentrated OEM partner strategy. We recognize the difficulty of attacking the large entrenched competitors in the network infrastructure equipment and router/switch market. While we position our product line as a group of non-invasive network overlay appliances that deliver new and meaningful network management capabilities, we will pursue some of these existing networking infrastructure equipment incumbents as our OEM partners. Our product will enable these OEM customers and their channels to offer their customers our new enabled capabilities and functionality in network security, control and optimization, without jeopardizing the deployment of any of their current equipment, or end user customer relationships.

     We have already begun signing and training a significant number of channel partners in all six domestic regions and selected international territories, and is in preliminary discussions with a few selected OEM's.

COMPETITION

     Our products and technology cut across several networking, security, and bandwidth management market segments, including Linux-based servers and networking hardware devices that control how, when and where voice, data and video are transmitted and received. Our intelligent network appliances are used to manage network content such as security (disallowing certain types of traffic), rate limiting, QoS (prioritizing traffic) and surveillance (monitoring and archiving of email and instant messaging). However, our management believes that no current competitor provides a hardware-based, application signature based identification that performs all of these solutions entirely at wire-speed.

     While the OptimIP(TM) network appliances do compete with the major networking, routing and switching brand leaders such as Cisco Systems, Inc., Foundry Networks and Extreme Networks, Inc., our core technology also intersects many of the firewall, bandwidth management, and web content surfing/blocking companies like ServGate, Packeteer and Surf Control to control and manage how data flows through the network. The OptimIP(TM) network appliances provides the functionality of most of these single point solutions at a fraction of the purchase cost while also significantly reducing the overall cost of ownership due to ease of use of our intuitive graphical user interface, network deployment, management and maintenance. OptimIP(TM) wire speed, network appliances are designed as cost effective alternatives to these costly, server-based products. Our advantage is that our products are able to intelligently process the data flowing in and out of the network across all ports at wire-speed which the server based product are unable to handle without significantly slowing down the network.

     Our  market  positioning  is  strengthened  by  a  combination  of factors.
Firstly, unlike most of our competition in the firewall, bandwidth management, and web content control space which are almost all WAN facing, Linux server based and can only process data at a maximum rate of 1Gbps, our appliances can deliver 20 times more throughput at one-third the price against most of these competitors-all in a single port-based appliance. The servers and proxies sold by our competitors require major network overhauls to direct the traffic through these single point solutions which require all data to be taken off the network, inspected, and then routed back into the LAN, thus causing the network to degenerate as a result of having only 1 port and 1 Gbps maximum throughput capacity. Our policy generation engine is hardware embedded, coupled with 24 10/100 ports on the OptimIP(TM) 2402 and 12 10/100/1000 ports on the OptimIP(TM) 12012, thus facilitating the capability of delivering deep packet inspection, and multi-port intelligence at true wire-speed, without causing network degradation.

MANUFACTURING

     We utilize a hybrid manufacturing model that provides tremendous flexibility and control while offering quick turn around for prototype and small production lots through contract manufacturing companies located in the San Francisco Bay Area. This local capability also offers our quick turn response capability to any custom requirements that are often required by OEM customers and some foreign market opportunities. We utilize two turn key offshore manufacturing companies located in the People's Republic of China and the Republic of Singapore. These operations are fully ISO 9001 certified and have a history or producing very high quality products of a similar complexity. We have received 100% tested product from both manufacturers and has established gold standard models. By having two suppliers, located in different parts of the Pacific Rim, we have protection from any potential work stoppage or localized political situation that might arise. We also have the proven capacity to address rapid expansion of our business. These manufacturers are known for their quality and competitiveness and have the proven capital resources to sustain and grow their businesses as might be required.

INTELLECTUAL  PROPERTY

     We designed and developed the industry's first hardware engine that can process network data based on inspection of IP packet contents at wire-speed. A patent application was filed in May 2002 with the US Patent and Trademark Office covering the intellectual property (design, architecture and algorithms) of core technology. A second patent application was filed in August 2002 to cover further details and applications of our core technology and the underlying design and algorithms. Our management believes that these patent claims provide a very rich combination of design and algorithms fundamental to future solutions in the areas of IT security, network performance management, capacity planning, storage processing and archiving, and security surveillance, such as policy based time triggered actions (TTA) based on network content, application prioritization based on unique byte signatures, tagging packets with bytes for smart processing.

     We currently require all employees to sign confidentiality agreements as well as proprietary information and inventions agreements. All the design and architecture work is done at our headquarters in Campbell, CA, and only low level protocol testing is outsourced to India to take advantage of low labor costs.

EMPLOYEES

     As of January 2, 2005, we employed 24 people, of which 11 were employed in engineering, 5 in operations, 3 in sales and marketing, and 5 in management and administration. None of our employees are members of a labor union. Management believes that relations with our employees are good.

PROPERTIES

     Our headquarters is located at 3175 South Winchester Boulevard, Campbell, California, 95008. We have a month-to-month lease and the rent is $8,832 per month for 6,032 square feet. We believe that our facilities are adequate for our needs and that additional suitable space will be available on acceptable terms as required.

LEGAL  PROCEEDINGS

None.

                                   MANAGEMENT
                                   ----------


DIRECTORS, EXECUTIVE OFFICERS AND KEY EMPLOYEES

     The following table sets forth certain information regarding our directors, executive officers and certain key employees as of January 28, 2005:

NAME               AGE                      POSITION
-------------------------------------------------------------------------
Douglas J. Glader   60  President, Chief Executive Officer and a Director
Anil Sahai, PhD     44  Executive Vice President and CTO
Jay R. Zerfoss      70  Chief Financial Officer and Secretary
Gary J. Johnson     60  Senior Vice President of Sales and Marketing
Magnus Hansen       58  Vice President of Engineering
John McQuade        57  Director of Operations and Support
Scott McClendon     64  Director
Thomas Saponas      55  Director
Thomas Williams     65  Director

DOUGLAS J. GLADER has served as President and Chief Executive Officer and as a member of Board of Directors since the October 2003 merger. He served as President and Chief Executive Officer of PNI since founding PNI in May 2002. Prior to founding PNI, Mr. Glader served from 1996 to 2002 in key senior executive positions at Digi International, Inc., including Executive Vice President, Chief Operating Officer, Senior Vice President of Worldwide Manufacturing and Operations, and General Manager of Milan Technology, Digi's LAN products division. Mr. Glader has more than 27 years of experience in general management with firms such as Memorex, Measurex Corporation, Altus Corporation and Direct Incorporated, all located in the San Francisco Bay Area. In addition to co-founding Greyhawk Systems, Inc., a manufacturer of electronic imaging hardware and software, Mr. Glader has managed manufacturing operations in Belgium, Ireland, Mexico and the Pacific Rim. Mr. Glader serves on the board of directors of Uromedica, a privately held company in Plymouth, Minnesota.

ANIL SAHAI has served as Chief Technology Officer since March 2004. From 1990 until 1994, Dr. Sahai was a core member of the engineering team at Amdahl which architected one of the first Redundant Array of Independent Drives ("RAID") products for mainframes using Small Computer System Interface ("SCSI") drives and Enterprise Systems Connection ("ESCON") channels. From 1997 until 1999 at Compaq Corporation Dr. Sahai managed the team that was responsible for the performance architecture of NT servers and SAN line of products based on Servernet technologies. In June 2000, Dr. Sahai founded Ezyte, Inc. whose intellectual property he sold to us in May 2004. He has a PhD in computer science with specialization in packet switching architecture from University of California, Santa Cruz, and a

Masters from Sloan at MIT, with specialization in new product development and international corporate strategies. Dr. Sahai has published technical papers in many journals, and presented seminars at various conferences, tradeshows and universities all over the world in the areas of high performance packet switching, storage architecture, wireless Internet architectures, system performance modeling, and international corporate strategies.

JAY  R.  ZERFOSS  has  served as Chief Financial Officer and Secretary since the
October 2003 merger. He served as the Chief Financial Officer and Secretary of PNI from May 2002 to October 2003. Mr. Zerfoss is an accomplished CPA with extensive experience as a Controller, Treasurer, Director of Finance, Vice President of Finance and Administration, and CFO for a variety of organizations. His areas of expertise include start-up high technology manufacturing companies with national and global concerns, rendering board of directors reporting, financial statement preparation, cash management reporting, planning and budgeting, policies and internal controls, attorney, auditor, and banking relationships. Prior to joining PNI, Mr. Zerfoss was Director of Finance at InnoWave Broadband Inc. from January 1998 until November 2001. From November 2001 until May 2002, Mr. Zerfoss was an independent financial consultant.

GARY J. JOHNSON has served as Senior Vice President of Sales & Marketing since October 2004. Mr. Johnson has more than 25 years experience as an executive in the Silicon Valley high technology industry. He is a highly respected senior executive, who has held positions as CEO and president, executive vice president of sales and marketing, vice president of operations and numerous other senior management roles. Prior to joining us, Mr. Johnson was CEO at Force Field, Inc. From November 1999 until June 2001, he served as president and CEO of Berkeley Software Design, Inc. (BSDi), where he pioneered the Internet server category, built the company with 1000 percent revenue growth, orchestrated the acquisition of two companies leading to the acquisition of BSDi by Wind River Systems Inc. From December 1996 to November 1999, he served as President of Click Software
Inc. an enterprise service scheduling software provider, where he developed their presence in North America, developed relationships with numerous OEM and channel partners, grew the customer base with dozens of significant enterprise accounts and positioned the firm to raise over $50 million in its NASDAQ IPO. Mr. Johnson also held various senior sales management positions at SCO (The Santa Cruz Operation, Inc.) now (Caldera/SCO), Convergent Technologies, now (Unisys), and Tandem Computers, now (Compaq/HP). He was also employed by Fairchild Semiconductor, and Measurex Corporation early in his career. Mr. Johnson holds a Bachelor's Degree in Business Administration from Michigan State University.

MAGNUS HANSEN has served as Vice President of Engineering since the October 2003 merger. He served as Vice President of Engineering of PNI from May 2002 to October 2003. Mr. Hansen is a senior executive with extensive experience in software, optical, electrical, and mechanical engineering. His management experience includes more than 27 years leading development and design teams at a variety of organizations in the Silicon Valley area. Prior to joining PNI, Mr. Hansen was Director of Technology at Milan Technology from June 1996 until May 2002.

JOHN A. MCQUADE has served as Director of Operations and Support since the October 2003 merger. He served as Director of Operations and Support for PNI from May 2002 to October 2003. Mr. McQuade is a senior executive with 25 years of high-tech operations, quality and technical support experience, including expatriate positions in Asia and Europe. He worked with Digi from November 1992 to May 2002 as the Director of Customer Service and Technical Support in Sunnyvale on the General Manager's staff.

SCOTT MCCLENDON has served as a member of Board of Directors since March 1, 2004. He is currently a member of the Audit Committee. Mr. McClendon served as the President and Chief Executive Officer of Overland Storage, Inc. (NASDAQ:
OVRL) from October 1991 to March 2001, when he was named Chairman, and was an officer and employee until June 2001. He was employed by Hewlett-Packard Company, a global manufacturer of computing, communications and measurement products and services, for over 32 years in various positions in engineering, manufacturing, sales and marketing. He last served as the General Manager of the San Diego Technical Graphics Division and Site Manager of Hewlett-Packard in San Diego, California. Mr. McClendon is a director of SpaceDev, Inc., an aerospace development company. Mr. McClendon has a BSEE and MSEE from Stanford University.

THOMAS SAPONAS has served as a member of Board of Directors since April 1, 2004. Mr. Saponas served as the Senior Vice President and Chief Technology Officer of Agilent Technologies, Inc. (NYSE: A) from August 1999 until he retired in October 2003. Prior to being named Chief Technology Officer, from June 1998 to April 1999, Mr. Saponas was Vice President and General Manager of Hewlett-Packard's Electronic Instruments Group. Mr. Saponas has held a number of positions since the time he joined Hewlett-Packard. Mr. Saponas served as General Manager of the Lake Stevens Division from August 1997 to June 1998 and
General Manager of the Colorado Springs Division from August 1989 to August 1997. In 1986, he was a White House Fellow in Washington, D.C. Mr. Saponas has a BSEE/CS (Electrical Engineering and Computer Science) and an MSEE from the University of Colorado. Mr. Saponas is a director of nGimat, a nanotechnology company. He also serves on the Visiting Committee on Advanced Technology at the National Institute of Standards and Technology.

THOMAS H. WILLIAMS has served as a member of Board of Directors since the October 2003 merger. He is currently a member of the Audit Committee and the Compensation Committee. He served as a Director of PNI from May 2002 to October 2003. Mr. Williams has 20 years' experience as CFO and General Counsel in start-up and medium-sized venture capital-backed technology companies. Mr. Williams' early years were spent with IBM and Shell Oil Company in engineering and legal positions. In 1971, Mr. Williams joined the management team of Measurex Corp., a process control start-up, responsible for engineering project budgeting and patent matters as the company grew from $4 million to $50 million in revenues. In 1976, Mr. Williams and two partners took over management of Altus Corporation, guided the company through bankruptcy and raised venture capital. From 1984 though 1993, Mr. Williams was CFO and General Counsel for Greyhawk Systems, an innovator in high-resolution electronic imaging, which was sold in 1993. From 1993 to 1997, Mr. Williams was in the private practice of law. In 1997 he was appointed as CFO of IC WORKS, Inc., a venture capital-backed semiconductor company, on an interim basis to guide a financial turnaround. Within six months, the company was brought from near bankruptcy to a cash positive position, which allowed the company to be sold in 1998 for more than $100 million. Since 1999, Mr. Williams has been CFO at Bandwidth9, a company developing tunable lasers for the fiber optics industry. Mr. Williams holds a B.S. degree in electrical engineering, and a law degree from the University of Minnesota and a M.B.A. from the University of California at Berkeley. He is a member of the California, New York (inactive), Federal and Patent bars.

     Our executive officers are elected by the Board of Directors on an annual basis and serve at the discretion of the Board of Directors, subject to the terms of any employment agreements with us, until their successors have been duly elected and qualified or until their earlier resignation or removal. There are no family relationships between any directors and executive officers.

BOARD COMMITTEES

     We currently have two committees of our Board of Directors: the Audit Committee and the Compensation Committee.

     The Audit Committee reviews, acts on and reports to the Board of Directors regarding various auditing and accounting matters, including the selection of our independent auditors, the monitoring of the rotation of the partners of the independent auditors, the review of our financial statements, the scope of the annual audits, fees to be paid to the auditors, the performance of our independent auditors and our accounting practices. There are currently two members of the Audit Committee, Mr. McClendon and Williams.

     The Compensation Committee determines the salaries and incentive compensation of our officers and provides recommendations for the salaries and incentive compensation of our other employees. The Compensation Committee also administers our stock option plan. There is currently one member of the Compensation Committee, Mr. Williams. Mr. Glader, our Chief Executive Officer, participated in deliberations of the Board of Directors relating to his compensation.

AUDIT COMMITTEE FINANCIAL EXPERT

     The Board of Directors has determined that it does not have an audit committee financial expert serving on our audit committee. Under the applicable Securities and Exchange Commission standard, an audit committee financial expert means a person who has the following attributes:

     - An understanding of generally accepted accounting principles and financial statements;
     - The ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;
     - Experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the registrant's financial statements, or experience actively supervising one or more persons engaged in such activities;
     - An understanding of internal controls and procedures for financial reporting; and
     -    An  understanding  of  audit  committee  functions.

     We are seeking, but have not yet found, a qualified audit committee financial expert.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Exchange Act requires officers and directors, and persons who own more than 10% of our common stock, to file reports of ownership and changes of ownership of such securities with the United States Securities and Exchange Commission. Based solely on the copies of such forms received by us, our management believes that during the year ended January 2, 2005, Messrs Greg Dewing, Magnus Hansen, Anil Sahai, Scott McClendon and Thomas Saponas did not timely file certain Form 4's.

CODE OF ETHICS

     We do not have a code of ethics. The Board of Directors intends to discuss the preparation and adoption of a Code of Ethics at our next meeting. The Board of Directors has decided to postpone the adoption of a code of ethics until we are able to focus our business plan and develop a greater infrastructure. Once we have adopted a code of ethics a copy may be obtained by sending a written request to us.

DIRECTORS' COMPENSATION

     Directors who are also company employees receive no additional compensation for serving on the Board. We reimburse non-employee Directors for all travel and other expenses incurred in connection with attending meetings of the Board of Directors. Our Directors who are also employees may participate in other incentive plans described under "Item 2. Executive Compensation." Our non-employee Directors are eligible for warrants and option grants under the Company's 2003 and 2004 Stock Option Plan and additional compensation for additional work in connection with the extra services. The following table sets forth the aggregate number of options granted to each non-employee director as of January 2, 2005.

                                Exercise
Non-employee director   Shares    Price
----------------------  ------  ---------
Scott McClendon (1)     28,000  $    3.35
Thomas Saponas (2)      28,000  $    1.70
Thomas Williams (3)     16,000  $    3.35

(1) Mr. McClendon became a director in March 2004.
(2) Mr. Saponas became a director in April 2004.
(3) Mr. Williams became a director in May 2002.

Twenty-five percent of the options granted to directors under the Company's 2003 & 2004 Stock Option Plan vest on the last day of each calendar quarter. These options will fully vest over a twelve-month period. In addition, Mr. Williams was compensated for his efforts in the Special Warrant Offer by: (i) a cash stipend representing percent (0.5%) of all net proceeds received by us for the Special Warrant Offer; and (ii) a warrant to purchase 10,000 shares of our common stock with a term of three years from the closing date of the Special Warrant Offer at exercise price equal to the closing market price on April 13, 2005.

EXECUTIVE COMPENSATION

     The following table sets forth all compensation paid in respect of the individuals who served, during the year ended January 2, 2005, as our Chief Executive Officer and the next five mostly highly compensated executive officers (collectively the "NAMED EXECUTIVE OFFICERS") whose total salary and bonus was in excess of $100,000 per annum. Except as listed below, there are no bonuses, other annual compensation, restricted stock awards or stock options/SARS or any other compensation paid to executive officers.

                                                                      LONG-TERM
                                            ANNUAL COMPENSATION     COMPENSATION
                                           -----------------------  ------------
                                                                     Securities
                                             SALARY       BONUS      Underlying
NAME AND PRINCIPAL POSITION        YEAR        ($)         ($)       Options (#)
-----------------------------------------  -----------  ----------  ------------
Douglas J. Glader,               2004 (1)      332,264           0             0
CEO                                 2003       222,203           0             0

Anil Sahai                       2004 (2)      143,308           0     2,300,000
Executive V.P. & CTO                2003             0           0             0

Jay R. Zerfoss,                     2004       140,000           0             0
V.P. of Finance and CFO             2003        94,746           0             0

Magnus Hansen,                      2004       135,000           0             0
V.P., Engineering                   2003        58,157           0             0

Gary Johnson                     2004 (3)       25,385           0       500,000
Sr. V.P. of Sales and Marketing     2003             0           0             0

John McQuade,                       2004       110,000           0             0
Director, Operations                2003        63,735           0             0

(1) Mr. Glader's employment letter provides that he will receive his then current base salary for an additional 18 months in the event that he is terminated without cause. There are no other severance provisions.
(2) Mr. Sahai became our Executive Vice President & CTO in March 2004. Mr. Sahai was granted, pursuant to the terms of the Company's 2003 Stock Option Plan and his employment letter, options to purchase an aggregate of 2,300,000 shares of our common stock, of which options to purchase an aggregate 1,230,000 shares of our common stock vested on January 2, 2005.
(3) Mr. Johnson became our Senior Vice President of Sales & Marketing in October 2004. Mr. Johnson was granted, pursuant to the terms of the Company's 2004 Stock Option Plan and his employment letter, options to purchase an aggregate of 500,000 shares of our common stock, of which no options vested on January 2, 2005.

STOCK OPTION GRANTS IN FISCAL YEAR 2004

     The following table sets forth information regarding individual grants of options to purchase common shares pursuant to the 2003 Stock Option Plan and 2004 Stock Option Plan to the Named Executive Officers during the year ended January 2, 2005.

                                Individual Grants

                                  % of total
                    Number of       options
                   securities     granted to
                  under options  employees in    Exercise    Expiration
     Name            granted      fiscal 2004   Price ($)       date
----------------  -------------  -------------  ----------  -------------
Anil Sahai (1)        2,300,000          72.5%  $     1.50  Mar. 22, 2014
Gary Johnson (2)        500,000          15.8%  $     0.88  Oct. 18, 2014

(1) Stock options granted pursuant to the 2003 Stock Option Plan: In April 2004, we granted Mr. Sahai options to purchase 2,300,000 shares of our common stock which vest as follows: 575,000 options vest on April 22, 2004; 575,000 options vest on October 22, 2004; and, starting in November 2004, the remaining 1,150,000 options shall vest at a rate of 40,000 options per month. In addition, in the event we have a change of control all such options shall vest.
(2) Stock options granted pursuant to the 2004 Stock Option Plan: In October 2004, we granted Mr. Johnson options to purchase 500,000 shares of our common stock which vest as follows: 83,333 shares vest on April 18, 2005, and starting in starting on May 31, 2005, the remaining 416,667 options shall vest at a rate of 13,889 options per month.

AGGREGATED OPTION EXERCISES FOR YEAR ENDED JANUARY 2, 2005 AND YEAR ENDED OPTION VALUES

The following table sets forth certain information concerning each exercise of stock options during year ended January 2, 2005 by each of the Named Executive Officers and the number and value of unexercised options held by each of the Named Executive Officers on January 2, 2005.

                                                Number of                    Value of
               Securities   Aggregate     Securities Underlying             Unexercised
              acquired on     value        Unexercised Options             In-the-Money
                exercise     realized         at FY-End (#)          Options at FY-End ($) (1)
    Name          (#)          ($)      Exercisable/Unexercisable    Exercisable/Unexercisable
------------  ------------  ----------  --------------------------  ---------------------------

Anil Sahai               -           -               2,300,000 / 0  $              828,000 / $0

Gary Johnson             -           -                 500,000 / 0  $              490,000 / $0

(1) The average price for the Common Stock as reported by the OTC Bulletin Board on January 2, 2005, was $1.86 per share. Value is calculated on the basis of the difference between the option exercise price and $1.86 multiplied by the number of shares of Common Stock underlying the options.

STOCK  OPTION  PLAN

In August 2003 and October 2004 our board of directors and shareholders adopted the 2003 Stock Option Plan and 2004 Stock Option Plan, respectively (collectively referred to as the "Plan"). The following description of our Plan is a summary and qualified in its entirety by the text of the Plan. The purpose of the Plan is to enhance our profitability and stockholder value by enabling us to offer stock based incentives to employees, directors and consultants. The Plan authorizes the grant of options to purchase shares of our common stock to employees, directors and consultants. Under the Plan, we may grant incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986 and non-qualified stock options. Incentive stock options may only be granted our employees.

The number of shares available for options under the Plan is 5,000,000. As of January 2, 2005, 3,173,000 were shares were available for future grants. The options under the Plan vest over varying lengths of time pursuant to various option agreements that we have entered into with the grantees of such options.

The Plan is administered by the Board of Directors. Subject to the provisions of the Plan, the board of directors has authority to determine the employees, directors and consultants who are to be awarded options and the terms of such awards, including the number of shares subject to such option, the fair market value of the common stock subject to options, the exercise price per share and other terms.

Incentive stock options must have an exercise price equal to at least 100% of the fair market value of a share on the date of the award and generally cannot have a duration of more than 10 years. If the grant is to a stockholder holding more than 10% of our voting stock, the exercise price must be at least 110% of the fair market value on the date of grant. Terms and conditions of awards are set forth in written agreements between us and the respective option holders. Awards under the Plan may not be made after the tenth anniversary of the date of its adoption but awards granted before that date may extend beyond that date.

Optionees have no rights as stockholders with respect to shares subject to option prior to the issuance of shares pursuant to the exercise thereof. An option becomes exercisable at such time and for such amounts as determined by the board of directors. An optionee may exercise a part of the option from the date that part first becomes exercisable until the option expires. The purchase price for shares to be issued to an employee upon his exercise of an option is determined by the board of directors on the date the option is granted. The Plan provides for adjustment as to the number and kinds of shares covered by the outstanding options and the option price therefor to give effect to any stock dividend, stock split, stock combination or other reorganization.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
                 ----------------------------------------------

     Cagan McAfee Capital Partners ("CMCP") received rights to purchase 2,000,000 shares of our common stock for its services as a finder in the December 2003 private placement. CMCP exercised the rights and purchased 2,000,000 shares of our restricted common stock at $0.001 per share in August 2003. Eric McAfee, a part-owner of CMCP, served on our Board of Directors during that time.

     Douglas J. Glader has an employment agreement with us discussed elsewhere in this prospectus and included as exhibits hereto.

     In August 2003, we and Douglas J. Glader entered into an Assignment and Assumption Agreement discussed elsewhere in this prospectus.

     We believe that all of the transactions set forth above were made on terms no less favorable to us than could have been obtained from unaffiliated third parties. We intend that all future transactions with affiliated persons be approved by a majority of the Board of Directors, including a majority of the independent and disinterested outside directors on the Board of Directors, and be on terms no less favorable to us than could be obtained from unaffiliated third parties.

                             PRINCIPAL STOCKHOLDERS
                             ----------------------

     The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of January 2, 2005 and; (i) all persons who are known to us to be beneficial owners of five percent or more of the common shares; (ii) each of our directors, (iii) the Named Executive Officers; and (iv) all current directors and executive officers as a group.

                                                  PERCENT OF CLASS
NAME AND ADDRESS OF          SHARES BENEFICIALLY    BENEFICIALLY
BENEFICIAL OWNER                    OWNED               OWNED
-------------------------------------------------------------------
Douglas Glader (1)                     4,268,754              17.7%

Anil Sahai (2)                         1,315,970               5.5%

Magnus Hansen                            670,000               2.8%

Jay Zerfoss                              680,318               2.8%


                                       33

John A. McQuade                          600,000               2.5%

Gary Johnson (3)                           7,500                 *

Thomas Williams (4)                      116,000               0.5%

Scott McClendon (5)                       28,000                 *

Thomas Saponas (6)                        21,000                 *

Eric McAfee (7)                        1,669,380               6.9%

Clyde Berg (8)                         1,653,380               6.9%

All officers and directors             7,707,542              32.0%
as a group (nine persons)

*  Indicates less than 1%
(1) Shares beneficially owned by Douglas Glader include 4,148,970 shares owned directly, and 119,784 shares owned by Eric Glader, the son of Douglas Glader.
(2) Shares beneficially owned by Anil Sahai include options to purchase 1,230,000 shares of our common stock at $1.50 per share that are exercisable in whole or in part within 60 days of January 2, 2005, 20,970 shares issued in our acquisition of EZ2, and 65,000 shares issued to Ezyte, Inc., which is 100% owned by Anil Sahai.
(3) Shares beneficially owned by Gary Johnson include options to purchase 7,500 shares of our common stock at $2.05 per share that are exercisable in whole or in part within 60 days of January 2, 2005.
(4) Shares beneficially owned by Thomas H. Williams include 100,000 shares owned directly, and options to purchase 16,000 shares of our common stock at $3.35 per share that are exercisable in whole or in part within 60 days of January 2, 2005.
(5) Shares beneficially owned by Scott McClendon include options to purchase 28,000 shares of our common stock at $3.35 per share that are exercisable in whole or in part within 60 days of January 2, 2005.
(6) Shares beneficially owned by Thomas Saponas include options to purchase 21,000 shares of Our common stock at $1.70 per share that are exercisable in whole or in part within 60 days of January 2, 2005.
(7) Eric McAfee resigned as a director on July 15, 2004. Shares beneficially owned by Eric McAfee include 832,500 shares owned directly, 100,000 shares owned by Mr. McAfee's children, 720,880 shares owned by Berg McAfee Companies of which Eric McAfee is a 50% owner, and options to purchase 16,000 shares of Our common stock at $3.35 per share that are exercisable in whole or in part within 60 days of January 2, 2005.
(8) Shares beneficially owned by Clyde Berg include 932,500 shares owned directly, and 720,880 shares owned by Berg McAfee Companies of which Clyde Berg is a 50% owner.

     Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the securities. Common shares subject to options or warrants that are currently exercisable or exercisable within 60 days of January 2, 2005 are deemed to be outstanding and to be beneficially owned by the person or group holding such options or warrants for the purpose of computing the percentage ownership of such person or group but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group. Unless otherwise indicated, the address for each of the individuals listed in the table is care of Procera Networks, Inc., 3175 South Winchester Boulevard, Campbell, California 95008. Unless otherwise indicated by footnote, the persons named in the table have sole voting and sole investment power with respect to all common shares shown as beneficially owned by them, subject to applicable community property laws. Percentage of beneficial ownership is based on 24,115,406 shares of our common stock outstanding as of January 2, 2005.

                              SELLING STOCKHOLDERS
                              --------------------

     The following table sets forth information, as of December 31, 2004, with respect to the selling stockholders and the respective number of shares of common stock owned by each selling stockholder that may be offered pursuant to this prospectus together with the number of shares of common stock and the percentage of our issued and outstanding common stock owned by each selling stockholder prior to this offering. This information was supplied to us by the selling stockholders named in the table and may change from time to time. We have not sought to verify the information contained in the table. Because the selling stockholders may offer all or some portion of these securities pursuant to this prospectus, and because we are not currently aware of any agreements, arrangements or understandings with respect to the sale of these securities, we cannot predict the number of shares that will be held by the selling stockholders upon termination of this offering. In addition, some of the selling stockholders may have sold, transferred or otherwise disposed of all or a portion of their securities since the date on which they provided the information about themselves and the securities they were selling in transactions exempt from the registration requirements of the Securities Act.

See  "Plan  of  Distribution."

     Unless otherwise disclosed in the footnotes to the table below, no selling stockholder has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates and owns less than 5% of our outstanding common stock.

     Each selling stockholder listed below may, under this prospectus, from time to time offer and sell the number of shares of common stock listed below opposite its name. Prior to any use of this prospectus in connection with an offering of these securities by a beneficial owner not listed as a selling stockholder below or its transferee, pledgee, donee or other successor, this prospectus will be supplemented to set forth the name and information with respect to that person.

     We have prepared this prospectus to allow the selling stockholders or their pledgees, donees, transferees or other successors in interest, to sell up to 18,811,746 shares of our common stock, 10,000,898 of which they have acquired and 8,810,848 of which they may acquire through the exercise of the warrants. All of the common stock offered by this prospectus is being offered by the selling stockholders for their own accounts. The selling stockholders are divided into six categories: (i) investors from our December 2004 private placement, warrant holders from our June 2003 private placement, a seller of technology and intellectual property to us, a note converter, and warrant issuances to service providers; (ii) investors from our December 2003 private placement; (iii) investors from our August 2003 private placement; (iv) investors who converted bridge loans to us into common stock in August 2003; (v) investors from our June 2003 private placement; and (vi) our founders and employees who accepted stock in lieu of accrued salary upon the restart of our operations in June 2003. All of these transactions are set forth in greater detail below and the selling stockholder table set forth below is divided into these six categories.

THE DECEMBER 2004 INVESTORS; THE JUNE 2003 WARRANT HOLDERS; A SELLER OF
-----------------------------------------------------------------------
INTELLECTUAL PROPERTY; A NOTE CONVERTER; AND SERVICE PROVIDERS.
---------------------------------------------------------------

     In December 2004, we completed the sale of 5,762,500 shares of restricted common stock for $0.80 per share for a total of $4,610,000 to 23 institutional and accredited investors (the "December 2004 Investors"). Seidler Companies and Pacific Wave Capital served as placement agents for the transaction. The December 2004 Investors purchased the shares pursuant to subscription agreements (each a "Subscription Agreement"), the form of which is attached as an exhibit to this report. Under the Subscription Agreement, we also issued warrants to purchase an aggregate of 1,728,750 shares of our common stock at a per share exercise price of $1.25 and warrants to purchase an aggregate of 1,728,750 shares of our common stock at a per share exercise price of $1.37. In addition, we issued as compensation to the placement agents warrants to purchase an aggregate of 173,206 shares of the common stock at a per share price of $1.25 and warrants to purchase an aggregate of 173,203 shares of the common stock at a per share price of $1.37. We issued as additional compensation to one placement agent warrants to purchase an aggregate of 2,688 shares of common stock at a per share price of $1.25. The warrants are exercisable, in whole or in part, for three years following the effectiveness of this registration statement. Our Board of Directors accepted the terms for the sale of the shares after pursuing all financing alternatives and based upon advice from our placement agents. We also issued 17,473 shares of our common stock to Aurora Foundation, a non-profit organization, as a charitable gift made on behalf of one of our placement agents. Each December 2004 Investor completed a subscription agreement, warrant agreements, and a registration rights agreement. The December 2004 Investors and the placement agents also received registration rights with respect to the shares of common stock issued and to the shares of common stock underlying the warrants, and this registration statement satisfies our obligations.

     In June 2003, we issued warrants to purchase 404,000 shares of common stock at a purchase price of $0.75 per share to eight individual accredited investors ("June 2003 Investors"), in connection with a private placement of 808,000 shares of our common stock at $0.50 per share for a total of $404,000. The warrants are exercisable immediately and expire in June 2008.

     On April 22, 2004, we completed the acquisition of 100% of the outstanding stock of EZ2, Inc. ("EZ2"), a development stage company located in Saratoga, California, for 35,000 shares of our restricted common stock valued at $71,750. EZ2 was co-founded by Dr. Anil Sahai who we hired as our Chief Technology officer on May 24, 2004.

     On May 20, 2004, we completed the acquisition of the intellectual property of Ezyte, Inc. ("Ezyte"), a development stage company located in Saratoga, California, for 65,000 shares of our restricted common stock valued at $106,600. Ezyte was co-founded by Dr. Anil Sahai who we hired as our Chief Technology officer on May 24, 2004.

     On November 15, 2002, we issued warrants to purchase 20,000 shares to Ravinder Sajwan in connection with a Secured Convertible Promissory Note, dated November 15, 2002. The warrants are exercisable, in whole or in part, until November 15, 2007 at a per share exercise price of $0.075.

     We have also issued warrants and/or shares to certain service providers. We issued warrants to purchase 100,000 shares to Equity Media, Inc. for marketing services. The warrants are exercisable, in whole or in part, until August 12, 2007 at a per share exercise price of $1.56. We issued warrants to purchase 900,000 shares to Liviakis Financial Communications, Inc. for marketing services, of which 500,000 shares were exercised in July 2003, at a per share exercise price of $0.001. The remaining warrants, issued to Liviakis Financial Communications, Inc., to purchase 400,000 shares are exercisable, in whole or in part, until August 2, 2006 at a per share exercise price of $1.40. We issued warrants to purchase 60,000 shares to Oceanic Consulting LLC for marketing services. The warrants are exercisable, in whole or in part, until August 4, 2006 at a per share exercise price of $1.60. We issued warrants to purchase 15,000 shares to Gary Johnson for sales and marketing consulting. The warrants are exercisable , in whole or in part, until January 5, 2007, at a per share exercise price of $2.05. We issued 11,000 shares of our common stock to Jeffrey
J. Gigoux for marketing services. We issued warrants to purchase 75,000 shares to T. Sridhar for technical advisory services. These warrants were exercised in whole in April 2005, at a per share exercise price of $0.075. We issued warrants to purchase 100,000 shares to Ravinder Sajwan for technical advisory services. These warrants were exercised in whole in March 2005, at a per share exercise price of $0.075. We issued warrants to purchase 50,000 shares to Silicon Valley Law Group, LLC for legal services. The warrants are exercisable, in whole or in part, until June 6, 2008 at a per share exercise price of $0.50. We issued warrants to purchase 400,000 shares to Steven Rubin for business development services. The warrants are exercisable, in whole or in part, until June 20, 2007, at a per share exercise price of $0.01. We issued warrants to purchase 6,125 shares to Paul J. Coviello for financing services. The warrants are exercisable, in whole or in part, until October 22, 2006, at a per share exercise price of $2.00. We issued warrants to purchase 700,000 shares to The Empire Group LLC for marketing services. The warrants are exercisable as follows: (i) 200,000 shares are exercisable, in whole or in part, until September 1, 2005 at a per share exercise price of $2.50; (ii) 200,000 shares are exercisable, in whole or in part, until September 1, 2005 at a per share exercise price of $3.00; (iii) 300,000 shares are exercisable, in whole or in part, until September 1, 2006 at a per share exercise price of $1.50.

THE DECEMBER 2003 INVESTORS
---------------------------

     In December 2003, we completed a brokered private placement of 2,172,500 shares of common stock and warrants to purchase 1,086,250 shares of common stock with thirteen institutional investors (the "December 2003 Investors"). We raised a total of $4,345,000 in the placement. The warrants are exercisable, in whole or in part, for $2.00 per share. The warrants expire on April 26, 2005. We also issued warrants to purchase 1,086,250 shares of common stock to the December 2003 Investors in April 2004. Those warrants are also exercisable, in whole or in part, for $2.00 per share and expire on June 30, 2006. In addition, warrants were also issued to three selling stockholders, C.K. Cooper & Company, Instream Partners and Mr. Shai Stern, who helped to find purchasers for our December

2003 private placement. In addition, Linden Growth Partners converted an outstanding loan of $500,000 plus accrued interest into 252,959 shares of common stock and received warrants to purchase 31,250 shares. Each December 2003 Investor, except for Linden Growth Partners, completed a subscription agreement, a special warrant agreement and a warrant agreement, forms of which, including the promissory note for Linden Growth Partners, are filed as exhibits to this registration statement, and represented to us that they were accredited investors purchasing the shares for their own account. The December 2003 Investors also received registration rights with respect to the shares issued and to be issued pursuant to the warrants, and we satisfied our obligations with the registration statements on Form SB-2 that went effective on April 26, 2004 and June 30, 2004 (File Numbers 333-111787 and 333-115906). This registration statement replaces those registration statements.

     In May 2004, we completed a private placement of 250,000 shares of common stock for $2.00 per share and warrants to purchase 250,000 shares of common stock with Linden Growth Partners ("Linden Growth"). The warrants are exercisable, in whole or in part, for $2.00 per share, and expire on June 30, 2006. Linden Growth completed a subscription agreement and a warrant agreement, forms of which are filed as exhibits to this registration statement, and represented to us that they were accredited investors purchasing the shares for their own account. Linden Growth also received registration rights with respect to the shares sold and the shares to be issued pursuant to the warrants, and we satisfied our obligations with the registration statement on Form SB-2 that went effective on June 30, 2004 (File Number 333-115906). This registration statement replaces that registration statement.

THE AUGUST INVESTORS
--------------------

     In August 2003, we completed a private placement of 1,695,000 shares of our common stock at $1.00 per share to 22 individual and institutional investors (the "August Investors"). We raised an aggregate of $1,695,000 in gross proceeds. Each August Investor completed a subscription agreement, the form of which is filed as an exhibit to this registration statement, and represented to us that they were accredited investors purchasing the shares for their own account. The August Investors also received registration rights with respect to the shares issued, and we satisfied our obligations with the registration statement on Form SB-2 that went effective on April 26, 2004 (File Number 333-111787). This registration statement replaces that registration statement.

THE  BRIDGE  LENDERS
--------------------

     In August 2003, the outstanding principal amount of the convertible notes payable of $1,355,000 and accrued interest and loan fees of $258,833 due to ten bridge lenders (the "Bridge Lenders") was converted into 3,227,666 shares of common stock using a conversion rate of $0.50 per share. Additionally, we issued 261,893 shares of common stock to the Bridge Lenders pursuant to a subscription agreement in accordance with the loan agreements, the forms of which are filed as exhibits to this registration statement. The Bridge Lenders also received registration rights with respect to one half (1,744,780) of the total shares issued, and we satisfied our obligations with the registration statement on Form SB-2 that went effective on April 26, 2004 (File Number 333-111787). This registration statement replaces that registration statement.

THE  JUNE  INVESTORS
--------------------

     In June 2003, we completed a private placement of 808,000 shares of our common stock at $0.50 per share and issued warrants to purchase 404,000 shares of common stock at a purchase price of $0.75 per share to eight individuals, and warrants to purchase an additional 26,000 shares of common stock to a finder (the "June Investors"). The warrants are exercisable immediately and expire in June 2008. We raised an aggregate of $404,000 in gross proceeds. Each June Investor completed a subscription agreement and a warrant agreement, forms of which are filed as exhibits to this registration statement, and represented to us that they were accredited investors purchasing the shares for their own account. The June Investors also received registration rights with respect to the 808,000 shares issued and the finder's warrant for 26,000 shares, and we satisfied our obligations with the registration statement on Form SB-2 that went effective on April 26, 2004 (File Number 333-111787). This registration statement replaces that registration statement.

FOUNDERS  AND  EMPLOYEES
------------------------

     In June 2003, the outstanding amount of unpaid salaries of $560,194 owed to former employees was converted into 1,120,388 shares of our common stock. Each employee completed a settlement and release agreement, a form of which is filed as an exhibit to this registration statement. Each employee received registration rights with respect to the shares issued, and this registration statement satisfies our obligations.

     The following table sets forth information with respect to the shares of common stock beneficially owned by the selling stockholders as of the date of this prospectus, including shares obtainable under warrants exercisable within 60 days of December 31, 2004. The selling stockholders provided us with the information included in the table below. To our knowledge and except as described below, each of the selling stockholders has sole voting and investment power over the common stock listed in the table below. Except as described above and below, no selling stockholder, to our knowledge, has had a material relationship with us during the last three years, other than as an owner of our common shares or other securities.

DECEMBER  2004  INVESTORS; JUNE 2003 WARRANT HOLDERS; A NOTE CONVERTER; A SELLER
--------------------------------------------------------------------------------
OF  INTELLECTUAL  PROPERTY;  AND  SERVICE  PROVIDERS
----------------------------------------------------

-----------------------------------------------------------------------------------------------------------
                                                Beneficial Ownership of   Number of   Beneficial Ownership
                                                 Common Shares Prior to  Shares to be    of Common Shares
                                                     the Offering         Sold Under    After the Offering
                                              --------------------------     This     ---------------------
Selling Stockholder                             Number of    Percent of   Prospectus  Number of  Percent of
                                                 Shares         Class                  Shares      Class
-----------------------------------------------------------------------------------------------------------
Alpha Capital AG                                850,000 (1)         2.8%     600,000          0          --
-----------------------------------------------------------------------------------------------------------
AS Capital Partners, LLC*                        50,000 (2)          --       50,000          0          --
-----------------------------------------------------------------------------------------------------------
August J. Pellizzi, Jr.                         500,000 (3)         1.7%     500,000          0          --
-----------------------------------------------------------------------------------------------------------
Basso Multi-Strategy Holding Fund Ltd.          790,000 (4)         2.6%     790,000          0          --
-----------------------------------------------------------------------------------------------------------
Basso Private Opportunity Holding Fund Ltd.     210,000 (5)          --      210,000          0          --
-----------------------------------------------------------------------------------------------------------
Bradley Berk*                                   200,000 (6)          --      200,000          0          --
-----------------------------------------------------------------------------------------------------------
Bradley C. Reifler*                             129,250 (7)          --      129,250          0          --
-----------------------------------------------------------------------------------------------------------
Bert R. Cohen*                                  200,000 (8)          --      200,000          0          --
-----------------------------------------------------------------------------------------------------------
Ellis International                             300,000 (9)         1.0%     300,000          0          --
-----------------------------------------------------------------------------------------------------------
Enable Growth Partners, L.P.*                   800,000(10)         2.7%     800,000          0          --
-----------------------------------------------------------------------------------------------------------
Halsey Advisory & Management, LLC               600,000(11)         2.0%     600,000          0          --
-----------------------------------------------------------------------------------------------------------
HCM Venture Fund, L.P.                          400,000(12)         1.3%     400,000          0          --
-----------------------------------------------------------------------------------------------------------
Herbert B. Soroca*                               77,300(13)          --       77,300          0          --
-----------------------------------------------------------------------------------------------------------
Jupiter Partners                                600,000(14)         2.0%     600,000          0          --
-----------------------------------------------------------------------------------------------------------
Kevin S. Fitzpatrick*                           500,000(15)         1.7%     500,000          0          --
-----------------------------------------------------------------------------------------------------------
Meadowbrook Opportunity Fund, LLC               320,000(16)         1.1%     320,000          0          --
-----------------------------------------------------------------------------------------------------------
Platinum Partners Value Arbitrage Fund, L.P.    750,000(17)         2.5%     500,000          0          --
-----------------------------------------------------------------------------------------------------------
Primarius Capital                             1,000,000(18)         3.3%   1,000,000          0          --
-----------------------------------------------------------------------------------------------------------
Proximity Fund, L.P.                            600,000(19)         2.0%     600,000          0          --
-----------------------------------------------------------------------------------------------------------
Robert W. Ledoux                                105,000(20)          --       80,000          0          --
-----------------------------------------------------------------------------------------------------------
Robert W. Sievers                               200,000(21)          --      200,000          0          --
-----------------------------------------------------------------------------------------------------------
Warren L. DeMaio Trust                          300,000(22)         1.0%     300,000          0          --
-----------------------------------------------------------------------------------------------------------
William Austin Lewis IV*                        355,000(23)         1.2%     355,000          0          --
-----------------------------------------------------------------------------------------------------------
The Seidler Companies Incorporated*             159,750(24)          --      159,750          0          --
-----------------------------------------------------------------------------------------------------------
Daniel Guilfoile*                                40,950(25)          --       40,950          0          --
-----------------------------------------------------------------------------------------------------------
Robert J. McGrath Jr.*                            7,500(26)          --        7,500          0          --


                                       38

-----------------------------------------------------------------------------------------------------------
Brian Y. Wilkinson*                               7,500(27)          --        7,500          0          --
-----------------------------------------------------------------------------------------------------------
Jack Brimberg*                                   12,911(28)          --       12,911          0          --
-----------------------------------------------------------------------------------------------------------
Jay C. Tomlinson*                                 9,342(29)          --        9,342          0          --
-----------------------------------------------------------------------------------------------------------
Framcis A. Mlynarczyk Jr.*                        6,456(30)          --        6,456          0          --
-----------------------------------------------------------------------------------------------------------
Anne M. Brimberg*                                 1,041(31)          --        1,041          0          --
-----------------------------------------------------------------------------------------------------------
Pacificwave Partners Limited                     12,097(32)          --       12,097          0          --
-----------------------------------------------------------------------------------------------------------
Equity Media, Inc.                              100,000(33)          --      100,000          0          --
-----------------------------------------------------------------------------------------------------------
The Empire Group Limited Liability Company      700,000(34)         2.3%     700,000          0          --
-----------------------------------------------------------------------------------------------------------
Liviakis Financial Communications, Inc.         900,000(35)         3.0%     900,000          0          --
-----------------------------------------------------------------------------------------------------------
Oceanic Consulting LLC                           60,000(36)          --       60,000          0          --
-----------------------------------------------------------------------------------------------------------
Anil Sahai                                       85,790(37)          --       20,790          0          --
-----------------------------------------------------------------------------------------------------------
Glenn Deak                                       13,860              --       13,860          0          --
-----------------------------------------------------------------------------------------------------------
Wilson & Sonsini Investment Company LLC             350              --          350          0          --
-----------------------------------------------------------------------------------------------------------
Ezyte, Inc.                                      65,000(37)          --       65,000          0          --
-----------------------------------------------------------------------------------------------------------
Silicon Valley Law Group                         50,000(38)          --       50,000          0          --
-----------------------------------------------------------------------------------------------------------
Albert Kogura                                    75,000(39)          --       25,000          0          --
-----------------------------------------------------------------------------------------------------------
Anthony and Ramona M. Giuliani                   12,000(40)          --        4,000          0          --
-----------------------------------------------------------------------------------------------------------
David J. Scoffone                               150,000(41)          --       50,000          0          --
-----------------------------------------------------------------------------------------------------------
Iwasaka 2000 Living Trust                        75,000(42)          --       25,000          0          --
-----------------------------------------------------------------------------------------------------------
James Svoboda                                   150,000(43)          --       50,000          0          --
-----------------------------------------------------------------------------------------------------------
Kenneth A. Ikemiya                              150,000(44)          --       50,000          0          --
-----------------------------------------------------------------------------------------------------------
Matthew R. Iwasaka                              300,000(45)         1.0%     100,000          0          --
-----------------------------------------------------------------------------------------------------------
Pepper Snyder                                   300,000(46)         1.0%     100,000          0          --
-----------------------------------------------------------------------------------------------------------
Steven Rubin                                    400,000(47)         1.3%     400,000          0          --
-----------------------------------------------------------------------------------------------------------
Gary Johnson                                     15,000(48)          --       15,000          0          --
-----------------------------------------------------------------------------------------------------------
Paul J. Coviello*                                 6,125(49)          --        6,125          0          --
-----------------------------------------------------------------------------------------------------------
Ravinder Sajwan                                 120,000(50)          --      120,000          0          --
-----------------------------------------------------------------------------------------------------------
T. Sridhar                                       75,000(51)          --      120,000          0          --
-----------------------------------------------------------------------------------------------------------
Jeffrey J. Gigoux                                11,000(52)          --       11,000          0          --
-----------------------------------------------------------------------------------------------------------
Aurora Foundation                                17,473(53)          --       17,473          0          --
-----------------------------------------------------------------------------------------------------------
TOTAL**                                                                   12,527,695
-----------------------------------------------------------------------------------------------------------

---  Less  than  one  percent.
* Denotes a selling stockholder who is a registered broker-dealer or is an affiliate of broker-dealers. All affiliates of broker-dealers acquired the shares in the ordinary course of business and at the time of the acquisition they had no plans or proposals, directly or with any other person to distribute the shares.
** The total number of shares excludes those shares being registered listed above that are beneficially owned by controlling persons of entities.
(1) Shares beneficially owned by Alpha Capital AG include warrants previously registered to purchase up to 250,000 shares of our common stock and new warrants to purchase up to 225,000 shares of our common stock, all of which may be exercised in whole or in part within 60 days of December 31, 2004, and 375,000 new shares of our common stock. Mr. Konrad Ackerman has sole voting and investment power over all shares owned by Alpha Capital AG or that it has rights to acquire. Mr. Ackerman disclaims beneficial ownership of such shares.
(2) Shares beneficially owned by AS Capital Partners, LLC include warrants to purchase up to 18,750 shares of our common stock which may be exercised in whole or in part within 60 days of December 31, 2004, and 31,250 new
shares  of  our  common  stock.   Mr.  Michael  Coughlin  has  sole  voting  and
investment power over all shares owned by AS Capital Partners, LLC or that it has rights to acquire. Mr. Coughlin disclaims beneficial ownership of such shares.
(3) Shares beneficially owned by August J. Pellizzi, Jr. include warrants to purchase up to 187,500 shares of our common stock which may be exercised in whole or in part within 60 days of December 31, 2004, and 312,500 new shares of our common stock.
(4) Shares beneficially owned by Basso Multi-Strategy Holding Fund Ltd. include warrants to purchase up to 296,250 shares of our common stock which may be exercised in whole or in part within 60 days of December 31, 2004, and 493,750 shares of our common stock. Mr. Howard I. Fischer has sole voting and investment power over all shares owned by Basso Multi-Strategy Holding Fund Ltd. or that it has rights to acquire. Mr. Fischer disclaims beneficial ownership of such shares.
(5) Shares beneficially owned by Basso Private Opportunity Holding Fund Ltd. include warrants to purchase up to 78,750 shares of our common stock which may be exercised in whole or in part within 60 days of December 31, 2004, 131,250 new shares of our common stock. Mr. Howard I. Fischer has sole voting and investment power over all shares owned by Basso Private Opportunity Holding Fund Ltd. or that it has rights to acquire. Mr. Fischer disclaims beneficial ownership of such shares.
(6)     Shares  beneficially  owned by Bradley Berk include warrants to purchase up to 75,000 shares of our common stock which may be exercised in whole or in part within 60 days of December 31, 2004, and 125,000 new shares of our common stock.
(7) Shares beneficially owned by Bradley C. Reifler include warrants to purchase up to 66,750 shares of our common stock which may be exercised in whole or in part within 60 days of December 31, 2004, and 62,500 new shares of our common stock.
(8)     Shares  beneficially owned by Bert R. Cohen include warrants to purchase up to 75,000 shares of our common stock which may be exercised in whole or in part within 60 days of December 31, 2004, and 125,000 new shares of our common stock.
(9) Shares beneficially owned by Ellis International include warrants to purchase up to 112,500 shares of our common stock which may be exercised in whole or in part within 60 days of December 31, 2004, and 187,500 new shares of our common stock. Mr. Wilhelm Ungar has sole voting and investment power over all shares owned by Ellis International or that it has rights to acquire. Mr. Ungar disclaims beneficial ownership of such shares.
(10) Shares beneficially owned by Enable Growth Partners, L.P. include warrants to purchase up to 300,000 shares of our common stock which may be exercised in whole or in part within 60 days of December 31, 2004, and 500,000 new shares of our common stock. Mr. Brendan ONeil has sole voting and investment power over all shares owned by Enable Growth Partners, L.P. or that it has rights to acquire. Mr. ONeil disclaims beneficial ownership of such shares.
(11) Shares beneficially owned by Halsey Advisory & Management, LLC include warrants to purchase up to 225,000 shares of our common stock which may be exercised in whole or in part within 60 days of December 31, 2004, and 375,000 new shares of our common stock. Mr. Jean Pierre Prusack has sole voting and investment power over all shares owned by Halsey Advisory & Management, LLC or that it has rights to acquire. Mr. Prusack disclaims beneficial ownership of such shares.
(12) Shares beneficially owned by HCM Venture Fund, L.P. include warrants to purchase up to 150,000 shares of our common stock which may be exercised in whole or in part within 60 days of December 31, 2004, and 250,000 new shares of our common stock. Hovan Capital Management, LLC has sole voting and investment power over all shares owned by HCM Venture Fund, L.P. or that it has rights to acquire. Mr. Kurt Hovan is the managing member of Hovan Capital Management, LLC and he disclaims beneficial ownership of such shares.
(13) Shares beneficially owned by Herbert B. Soroca include warrants to purchase up to 46,050 shares of our common stock which may be exercised in whole or in part within 60 days of December 31, 2004, and 31,250 new shares of our common stock.
(14) Shares beneficially owned by Jupiter Partners include warrants to purchase up to 225,000 shares of our common stock which may be exercised in whole or in part within 60 days of December 31, 2004, and 375,000 new shares of our common stock. John M. Bryan and Alan R. Brudos are the general partners of Jupiter Partners and each has sole voting and investment power over all shares owned by Jupiter Partners or that it has rights to acquire. Mr. Bryan and Mr. Brudos each disclaim beneficial ownership of such shares. Mr. Brudos also owns 10,000 shares of our common stock, previously registered shares, as an individual.
(15) Shares beneficially owned by Kevin S. Fitzpatrick include warrants to purchase up to 187,500 shares of our common stock which may be exercised in whole or in part within 60 days of December 31, 2004, 312,500 new shares of our common stock.

(16) Shares beneficially owned by Meadowbrook Opportunity Fund, LLC include warrants to purchase up to 120,000 shares of our common stock which may be exercised in whole or in part within 60 days of December 31, 2004, 200,000 new shares of our common stock. Mr. Michael Ragins has sole voting and investment power over all shares owned by Meadowbrook Opportunity Fund, LLC or that it has rights to acquire. Mr. Ragins disclaims beneficial ownership of such shares.
(17) Shares beneficially owned by Platinum Partners Value Arbitrage Fund LP include warrants previously registered to purchase up to 250,000 shares of our common stock and new warrants to purchase up to 187,500 shares of our common stock all of which may be exercised in whole or in part within 60 days of December 31, 2004, and 312,500 new shares of our common stock. Mr. Mark Nordlicht has sole voting and investment power over all shares owned by Platinum Partners Value Arbitrage Fund LP or that it has rights to acquire. Mr. Nordlicht disclaims beneficial ownership of such shares.
(18) Shares beneficially owned by Primarius Capital include warrants to purchase up to 375,000 shares of our common stock which may be exercised in whole or in part within 60 days of December 31, 2004, and 625,000 new shares of our common stock. Mr. Patrick Lin has sole voting and investment power over all shares owned by Primarius Capital or that it has rights to acquire. Mr. Lin disclaims beneficial ownership of such shares.
(19) Shares beneficially owned by Proximity Fund, L.P. include warrants to purchase up to 225,000 shares of our common stock which may be exercised in whole or in part within 60 days of December 31, 2004, and 375,000 new shares of our common stock. Mr. Steven Crosby has sole voting and investment power over all shares owned by Proximity Fund, L.P. or that it has rights to acquire. Mr. Crosby disclaims beneficial ownership of such shares.
(20) Shares beneficially owned by Robert W. Ledoux include new warrants to purchase up to 30,000 shares of our common stock which may be exercised in whole or in part within 60 days of December 31, 2004, 50,000 new shares of our common stock, and 25,000 previously registered shares of our common stock.
(21) Shares beneficially owned by Robert W. Sievers include warrants to purchase up to 75,000 shares of our common stock which may be exercised in whole or in part within 60 days of December 31, 2004, and 125,000 new shares of our common stock.
(22) Shares beneficially owned by the Warren L. DeMaio Trust include warrants to purchase up to 112,500 shares of our common stock which may be exercised in whole or in part within 60 days of December 31, 2004, and 187,500 new shares of our common stock. Mr. Warren L. DeMaio has sole voting and investment power over all shares owned by the Warren L. DeMaio Trust or that it has rights to acquire. Mr. DeMaio disclaims beneficial ownership of such shares.
(23) Shares beneficially owned by William Austin Lewis IV include warrants to purchase up to 155,000 shares of our common stock which may be exercised in whole or in part within 60 days of December 31, 2004, and 200,000 new shares of our common stock.
(24) Shares beneficially owned by The Seidler Companies Incorporated include warrants to purchase up to 159,750 shares of our common stock which may be exercised in whole or in part within 60 days of December 31, 2004. Mr. Roland Seidler, Jr. has sole voting and investment power over all shares owned by The Seidler Companies or that it has rights to acquire. Mr. Seidler disclaims beneficial ownership of such shares.
(25) Shares beneficially owned by Daniel Guilfoile include warrants to purchase up to 40,950 shares of our common stock which may be exercised in whole or in part within 60 days of December 31, 2004.
(26) Shares beneficially owned by Robert J. McGrath Jr. include warrants to purchase up to 7,500 shares of our common stock which may be exercised in whole or in part within 60 days of December 31, 2004.
(27) Shares beneficially owned by Brian Y. Wilkinson include warrants to purchase up to 7,500 shares of our common stock which may be exercised in whole or in part within 60 days of December 31, 2004.
(28) Shares beneficially owned by Jack Brimberg include warrants to purchase up to 12,911 shares of our common stock which may be exercised in whole or in part within 60 days of December 31, 2004.
(29) Shares beneficially owned by Jay C. Tomlinson include warrants to purchase up to 9.342 shares of our common stock which may be exercised in whole or in part within 60 days of December 31, 2004.
(30) Shares beneficially owned by Framcis A. Mlynarczyk Jr. include warrants to purchase up to 6,456 shares of our common stock which may be exercised in whole or in part within 60 days of December 31, 2004.
(31) Shares beneficially owned by Anne M. Brimberg include warrants to purchase up to 1,041 shares of our common stock which may be exercised in whole or in part within 60 days of December 31, 2004.
(32) Shares beneficially owned by Pacificwave Partners Limited include warrants to purchase up to 12,097 shares of our common stock which may be exercised in whole or in part within 60 days of December 31, 2004. Mr. Henrik

Rouf has sole voting and investment power over all shares owned by Equity Media, Inc. or that it has rights to acquire. Mr. Rouf disclaims beneficial ownership of such shares.
(33) Shares beneficially owned by Equity Media, Inc. include warrants to purchase up to 100,000 shares of our common stock which may be exercised in whole or in part within 60 days of December 31, 2004. Mr. Gerald C. Young III has sole voting and investment power over all shares owned by Equity Media, Inc. or that it has rights to acquire. Mr. Young disclaims beneficial ownership of such shares.
(34) Shares beneficially owned by The Empire Group include warrants to purchase 700,000 shares of our common stock which may be exercised in whole or in part within 60 days of December 31, 2004. Mr. Matthew T. Carley has sole voting and investment power over all shares owned by The Empire Group or that it has rights to acquire. Mr. Carley disclaims beneficial ownership of such shares.
(35) Shares beneficially owned by Liviakis Financial Communications, Inc. include warrants to purchase 400,000 shares of our common stock which may be exercised in whole or in part within 60 days of December 31, 2004, and 500,000 new shares of our common stock. Mr. John Liviakis has sole voting and investment power over all shares owned by Liviakis Financial Communications, Inc. or that it has rights to acquire. Mr. Liviakis disclaims beneficial ownership of such shares.
(36) Shares beneficially owned by Oceanic Consulting LLC include warrants to purchase 60,000 shares of our common stock which may be exercised in whole or in part within 60 days of December 31, 2004. Mr. Antonio Katz has sole voting and investment power over all shares owned by Oceanic Consulting LLC or that it has rights to acquire. Mr. Katz disclaims beneficial ownership of such shares.
(37) Shares beneficially owned by Anil Sahai include 20,790 new shares of our common stock, and 65,000 new shares of our common stock owns by Ezyte, Inc. Mr. Sahai has sole voting and investment power over all shares owned by Ezyte, Inc. or that its has rights to acquire.
(38) Shares beneficially owned by Silicon Valley Law Group include warrants to purchase 50,000 shares of our common stock which may be exercised in whole or in part within 60 days of December 31, 2004. Mr. James Chapman has sole voting and investment power over all shares owned by Silicon Valley Law Group or that it has rights to acquire. Mr. Chapman disclaims beneficial ownership of such shares.
(39) Shares beneficially owned by Albert Kogura include new warrants to purchase 25,000 shares of common stock which may be exercised in whole or in part within 60 days of December 31, 2004, and 50,000 previously registered shares of common stock.
(40) Shares beneficially owned by Anthony and Ramona M. Giuliani include new warrants to purchase 4,000 shares of common stock which may be exercised in whole or in part within 60 days of December 31, 2004, and 8,000 previously registered shares of common stock.
(41) Shares beneficially owned by David J. Scoffone include new warrants to purchase 50,000 shares of common stock which may be exercised in whole or in part within 60 days of December 31, 2004, and 100,000 previously registered shares of common stock.
(42) Shares beneficially owned by Iwasaka 2000 Living Trust include new warrants to purchase 25,000 shares of common stock which may be exercised in whole or in part within 60 days of December 31, 2004, and 50,000 previously registered shares of common stock.
43) Shares beneficially owned by James Svoboda include new warrants to purchase 50,000 shares of common stock which may be exercised in whole or in part within 60 days of December 31, 2004, and 100,000 previously registered shares of common stock.
(44) Shares beneficially owned by Kenneth A. Ikemiya include new warrants to purchase 50,000 shares of common stock which may be exercised in whole or in part within 60 days of December 31, 2004, and 100,000 previously registered shares of common stock.
(45) Shares beneficially owned by Matthew R. Iwasaka include new warrants to purchase 100,000 shares of common stock which may be exercised in whole or in part within 60 days of December 31, 2004, and 200,000 previously registered shares of common stock.
(46) Shares beneficially owned by Pepper Snyder include new warrants to purchase 100,000 shares of common stock which may be exercised in whole or in part within 60 days of December 31, 2004, and 200,000 previously registered shares of common stock.
(47) Shares beneficially owned by Steven Rubin include warrants to purchase up to 400,000 shares of our common stock, of which 300,000 shares may be exercised in whole or in part within 60 days of December 31, 2004.
(48) Shares beneficially owned by Gary Johnson include warrants to purchase up to 15,000 shares of our common stock which may be exercised in whole or in part within 60 days of December 31, 2004.

(49) Shares beneficially owned by Paul J. Coviello include warrants to purchase up to 6,125 shares of our common stock which may be exercised in whole or in part within 60 days of December 31, 2004.
(50) Shares beneficially owned by Ravinder Sajwan include warrants to purchase up to 120,000 shares of our common stock which may be exercised in whole or in part within 60 days of December 31, 2004, of which 100,000 shares were exercised for $0.075 per share on March 21, 2005.
(51) Shares beneficially owned by T. Sridhar include warrants to purchase up to 75,000 shares of our common stock which may be exercised in whole or in part within 60 days of December 31,2004, which were exercised in whole for $0.075 per share on April 6, 2005.
(52) Shares beneficially owned by Jeffrey J. Gigoux include 11,000 new shares of our common stock which were issued on March 28, 2005.
(53) Shares beneficially owned by Aurora Foundation include 17,473 new shares of our common stock which were issued on March 28, 2005.

THE DECEMBER 2003 INVESTORS
---------------------------

------------------------------------------------------------------------------------------------------
                                           Beneficial Ownership of    Number of   Beneficial Ownership
                                           Common Shares Prior to    Shares to be    of Common Shares
                                                the Offering         Sold Under     After the Offering
                                           ------------------------     This     ---------------------
Selling Stockholder                         Number of   Percent of   Prospectus  Number of  Percent of
                                             Shares        Class                  Shares      Class
------------------------------------------------------------------------------------------------------
Linden Growth Partners                     784,209 (1)         2.6%     784,209          0
------------------------------------------------------------------------------------------------------
Castle Creek Technology Partners LLC*      250,000 (2)                  250,000          0          --
------------------------------------------------------------------------------------------------------
Capital Ventures International*            250,000 (3)          --      250,000          0          --
------------------------------------------------------------------------------------------------------
Gamma Opportunity Capital Partners, Inc.   250,000 (4)          --      250,000          0          --
------------------------------------------------------------------------------------------------------
Stonestreet LP*                            250,000 (5)          --      250,000          0          --
------------------------------------------------------------------------------------------------------
Professional Traders Fund, LLC             187,500 (6)          --      187,500          0          --
------------------------------------------------------------------------------------------------------
First Mirage, Inc.                         125,000 (7)          --      125,000          0          --
------------------------------------------------------------------------------------------------------
Greenwich Growth Fund Ltd.                 100,000 (8)          --      100,000          0          --
------------------------------------------------------------------------------------------------------
Whalehaven Fund Ltd.                        85,000 (9)          --       85,000          0          --
------------------------------------------------------------------------------------------------------
Platinum Partners Global Macro Fund         75,000(10)          --       75,000          0          --
------------------------------------------------------------------------------------------------------
OTAPE Investments LLC                       50,000(11)          --       50,000          0          --
------------------------------------------------------------------------------------------------------
WEC Partners LLC                            50,000(12)          --       50,000          0          --
------------------------------------------------------------------------------------------------------
C.K. Cooper & Company*                      94,876(13)          --       94,876          0          --
------------------------------------------------------------------------------------------------------
Instream Partners*                         108,000(14)          --      108,000          0          --
------------------------------------------------------------------------------------------------------
Shai Stern                                  37,500(15)          --       37,500          0          --
------------------------------------------------------------------------------------------------------
Alpha Capital AG                           850,000(16)         2.8%     250,000          0          --
------------------------------------------------------------------------------------------------------
Platinum Partners Value Arbitrage Fund LP  750,000(17)         2.5%     250,000          0          --
------------------------------------------------------------------------------------------------------
TOTAL**                                                               3,197,085
------------------------------------------------------------------------------------------------------

---  Less  than  one  percent.
* Denotes a selling stockholder who is a registered broker-dealer or is an affiliate of broker-dealers. All affiliates of broker-dealers acquired the shares in the ordinary course of business and at the time of the acquisition they had no plans or proposals, directly or with any other person to distribute the shares.
** The total number of shares excludes those shares being registered listed above that are beneficially owned by controlling persons of entities.

(1) Shares beneficially owned by Linden Growth Partners include warrants to purchase up to 287,375 shares of our common stock which may be exercised in whole or in part within 60 days of December 31, 2004. Paul Coviello has sole voting and investment power over all shares owned by Linden Growth Partners or that it has rights to acquire. Mr. Coviello disclaims beneficial ownership of such shares. Mr. Coviello individually holds a warrant to purchase 6,125 shares of our common stock which may be exercised in whole or in part within 60 days of December 31, 2004.
(2) Shares beneficially owned by Castle Creek Technology Partners LLC include warrants to purchase up to 250,000 shares of our common stock which may be exercised in whole or in part within 60 days of December 31, 2004. Mr. Daniel Asher has sole voting and investment power over all shares owned by Castle Creek Technology Partners LLC or that it has rights to acquire. Mr. Asher disclaims beneficial ownership of such shares.
(3) Shares beneficially owned by Capital Ventures International include warrants to purchase up to 250,000 shares of our common stock which may be exercised in whole or in part within 60 days of December 31, 2004. Martin Kobinger, as investment advisor for Heights Capital Management, has sole voting and investment power over all shares owned by Capital Ventures International or that it has rights to acquire. Mr. Kobinger and Heights Capital Management disclaim beneficial ownership of such shares.
(4) Shares beneficially owned by Gamma Opportunity Capital Partners, Inc. include warrants to purchase up to 250,000 shares of our common stock which may be exercised in whole or in part within 60 days of December 31, 2004. Mr. Jonathan P. Knight has sole voting and investment power over all shares owned by Gamma Opportunity Capital Partners, Inc. or that it has rights to acquire. Mr. Knight disclaims beneficial ownership of such shares.
(5) Shares beneficially owned by Stonestreet LP include warrants to purchase up to 250,000 shares of our common stock which may be exercised in whole or in part within 60 days of December 31, 2004. Mr. Michael Finkelstein and Mr. Bhavesh Singh have sole voting and investment power over all shares owned by Stonestreet LP or that it has rights to acquire. Mr. Finkelstein and Mr. Singh disclaim beneficial ownership of such shares.
(6) Shares beneficially owned by Professional Traders Fund, LLC include warrants to purchase up to 187,500 shares of our common stock which may be exercised in whole or in part within 60 days of December 31, 2004. Mr. Marc Swickie and Mr. Howard Boyer have sole voting and investment power over all shares owned by Professional Traders Fund, LLC or that it has rights to acquire. Mr. Swickie and Mr. Boyer disclaim beneficial ownership of such shares.
(7) Shares beneficially owned by First Mirage, Inc. include warrants to purchase up to 125,000 shares of our common stock which may be exercised in whole or in part within 60 days of December 31, 2004. Mr. David A. Rapaport and Mr. Fred A. Brasch have sole voting and investment power over all shares owned by First Mirage, Inc. or that it has rights to acquire. Mr. Rapaport and Mr. Brasch disclaim beneficial ownership of such shares.
(8) Shares beneficially owned by Greenwich Growth Fund Ltd. warrants to purchase up to 100,000 shares of our common stock which may be exercised in whole or in part within 60 days of December 31, 2004. Mr. Chris Harrop andMs. Elizabeth Leonard have sole voting and investment power over all shares owned by Greenwich Growth Fund Ltd. or that it has rights to acquire. Mr. Harrop and Ms. Leonard disclaim beneficial ownership of such shares.
(9) Shares beneficially owned by Whalehaven Fund Ltd. include warrants to purchase up to 85,000 shares of our common stock which may be exercised in whole or in part within 60 days of December 31, 2004. Mr. Michael Finkelstein and Mr. Bhavesh Singh have sole voting and investment power over all shares owned by Whalehaven Fund Ltd. or that it has rights to acquire. Mr. Finkelstein and Mr. Singh disclaim beneficial ownership of such shares.
(10) Shares beneficially owned by Platinum Partners Global Macro Fund include warrants to purchase up to 75,000 shares of our common stock which may be exercised in whole or in part within 60 days of December 31, 2004. Mr. Mark Nordlicht has sole voting and investment power over all shares owned by Platinum Partners Global Macro Fund or that it has rights to acquire. Mr. Nordlicht disclaims beneficial ownership of such shares.
(11) Shares beneficially owned by OTAPE Investments LLC include warrants to purchase up to 50,000 shares of our common stock which may be exercised in whole or in part within 60 days of December 31, 2004. Mr. Ira M. Leventhal has sole voting and investment power over all shares owned by OTAPE Investments LLC or that it has rights to acquire. Mr. Leventhal disclaims beneficial ownership of such shares.
(12) Shares beneficially owned by WEC Partners LLC include warrants to purchase up to 50,000 shares of our common stock which may be exercised in whole or in part within 60 days of December 31, 2004. Ethan Benovitz, Jaime Hartman and Daniel Saks have sole voting and investment power over all shares owned by WEC Partners LLC. Ethan Benovitz, Jaime Hartman and Daniel Saks each disclaim beneficial ownership of such shares.
(13) Shares beneficially owned by C.K. Cooper & Company include warrants to purchase up to 94,876 shares of our common stock which may be exercised in whole or in part within 60 days of December 31, 2004. Alexander Montano is the president of C.K. Cooper & Company and exercises sole voting and investment power over all shares owned by C.K. Cooper & Company or that it has rights to acquire. Mr. Montano disclaims beneficial ownership of such shares.
(14) Shares beneficially owned by Instream Partners include warrants to purchase up to 88,000 shares of our common stock which may be exercised in whole or in part within 60 days of December 31, 2004. Mr. Christopher Allick has sole voting and investment power over all shares owned by Instream Partners or that it has rights to acquire. Mr. Allick disclaims beneficial ownership of such shares.
(15) Shares beneficially owned by Shai Stern include warrants to purchase up to 37,500 shares of our common stock which may be exercised in whole or in part within 60 days of December 31, 2004.
(16) Shares beneficially owned by Alpha Capital AG include warrants previously registered to purchase up to 250,000 shares of common stock and new warrants to purchase up to 225,000 shares of common stock, all of which may exercised in whole or in part within 60 days of December 31, 2004, and 375,000 new shares of common stock. Mr. Konrad Ackerman has sole voting and investment power over all shares owned by Alpha Capital AG or that it has rights to acquire. Mr. Ackerman disclaims beneficial ownership of such shares.
(17) Shares beneficially owned by Platinum Partners Value Arbitrage Fund LP include warrants previously registered to purchase up to 250,000 shares of common stock and new warrants to purchase up to 187,500 shares of common stock, all of which may exercised in whole or in part within 60 days of December 31, 2004, and 312,500 new shares of common stock. Mr. Mark Nordlicht has sole voting and investment power over all shares owned by Platinum Partners Value Arbitrage Fund LP or that it has rights to acquire. Mr. Nordlicht disclaims beneficial ownership of such shares.

AUGUST INVESTORS
----------------

--------------------------------------------------------------------------------------------------------
                                              Beneficial Ownership of   Number of        Beneficial
                                                                                         Ownership
                                              Common Shares Prior to   Shares to be  of Common Shares
                                                   the Offering         Sold Under   After the Offering
                                              ----------------------      This     ---------------------
Selling Stockholder                           Number of   Percent of   Prospectus  Number of  Percent of
                                                Shares       Class                  Shares      Class
--------------------------------------------------------------------------------------------------------
Bear Stearns Securities Corp., Custodian for  150,000             --      150,000          0          --
James R. Berdell Roth IRA
--------------------------------------------------------------------------------------------------------
Kirk Rossman                                  150,000             --      150,000          0          --
--------------------------------------------------------------------------------------------------------
Tom Lenner                                    100,000             --      100,000          0          --
--------------------------------------------------------------------------------------------------------
Thomas R. Grimm                               100,000             --      100,000          0          --
--------------------------------------------------------------------------------------------------------
MLPF&S Custodian FBO Michael L. Peterson      100,000             --      100,000          0          --
IRA*
--------------------------------------------------------------------------------------------------------
Gita Iyer                                      95,000             --       95,000          0          --
--------------------------------------------------------------------------------------------------------
Bradley Rotter                                100,000             --      100,000          0          --
--------------------------------------------------------------------------------------------------------
Charles Nelson                                 75,000             --       75,000          0          --
--------------------------------------------------------------------------------------------------------
Bob L. Arnett & Joan E. Arnett*                50,000             --       50,000          0          --
--------------------------------------------------------------------------------------------------------
Mark & Giovanna Bernhard                       50,000             --       50,000          0          --
--------------------------------------------------------------------------------------------------------
Joseph B. Childrey                             50,000             --       50,000          0          --
--------------------------------------------------------------------------------------------------------
Patrick DeSilva                                50,000             --       50,000          0          --
--------------------------------------------------------------------------------------------------------
Edward J. Burke*                               10,000             --       10,000          0          --
--------------------------------------------------------------------------------------------------------
James A. and Ann-Marie Wolfenbarger            25,000             --       25,000          0          --
--------------------------------------------------------------------------------------------------------
Karen Hanson                                   10,000             --       10,000          0          --
--------------------------------------------------------------------------------------------------------
Alan Brudos                                   610,000(1)         2.0%      10,000          0          --
--------------------------------------------------------------------------------------------------------
Robert W. Ledoux                              105,000(2)          --       25,000          0          --


                                       45

--------------------------------------------------------------------------------------------------------
TOTAL**                                                                 1,150,000
--------------------------------------------------------------------------------------------------------

---  Less  than  one  percent.

* Denotes a selling stockholder who is a registered broker-dealer or is an affiliate of broker-dealers.All affiliates of broker-dealers acquired the shares in the ordinary course of business and at the time of the acquisition they had no plans or proposals, directly or with any other person to distribute the shares.
** The total number of shares excludes those shares being registered listed above that are beneficially owned by controlling persons of entities.
(1) Alan Brudos owns 10,000 shares of our common stock as an individual and he has sole voting and investment power over 600,000 shares of our common stock owned by Jupiter Partners.
(2) Shares beneficially owned by Robert W. Ledoux include new warrants to purchase 30,000 shares of common stock which may be exercised in whole or in part within 60 days of December 31, 2004, 50,000 new shares of common stock, and 25,000 shares of common stock previously registered.

BRIDGE LENDERS
--------------

----------------------------------------------------------------------------------------------------------
                                              Beneficial Ownership of   Number of    Beneficial Ownership
                                              Common Shares Prior to   Shares to be     of Common Shares
                                                   the Offering         Sold Under     After the Offering
                                               -----------------------     This     ----------------------
Selling Stockholder                            Number of   Percent of   Prospectus  Number of  Percent of
                                                 Shares       Class                  Shares       Class
----------------------------------------------------------------------------------------------------------
Berg McAfee Companies, LLC                     720,880(1)         2.4%     310,440    410,440         1.4%
----------------------------------------------------------------------------------------------------------
W.D. Smythe Revocable Trust DTD 5/15/87          262,400           --      131,200    131,200          --
----------------------------------------------------------------------------------------------------------
Walter B. and Patricia E. Samuelson Revocable    132,400           --       66,200     66,200          --
Trust DTD May 25, 1996
----------------------------------------------------------------------------------------------------------
TOTAL*                                                                     507,840
----------------------------------------------------------------------------------------------------------

--- Less  than  one  percent.
* The total number of shares excludes those shares being registered listed above that are beneficially owned by controlling persons of entities.
(1) Eric McAfee and Clyde Berg exercise sole voting and investment power over all shares owned by Berg McAfee Companies, LLC or that it has rights to acquire. Mr. Berg and Mr. McAfee disclaim beneficial ownership of such shares.

JUNE INVESTORS
--------------

-------------------------------------------------------------------------------------------
                                 Beneficial Ownership of   Number of  Beneficial Ownership
                                 Common Shares Prior to  Shares to be   of Common Shares
                                     the Offering        Sold Under    After the Offering
                                 -----------------------    This      ---------------------
Selling Stockholder              Number of   Percent of   Prospectus  Number of  Percent of
                                   Shares       Class                  Shares      Class
-------------------------------------------------------------------------------------------
Matthew R. Iwasaka               300,000(1)         1.0%     200,000          0          --
-------------------------------------------------------------------------------------------
Pepper Snyder                    300,000(2)         1.0%     200,000          0          --
-------------------------------------------------------------------------------------------
Kenneth A. Ikemiya               150,000(3)          --      100,000          0          --
-------------------------------------------------------------------------------------------
David J. Scoffone                150,000(4)          --      100,000          0          --
-------------------------------------------------------------------------------------------
James Svoboda                    150,000(5)          --      100,000          0          --
-------------------------------------------------------------------------------------------
Albert Kogura                     75,000(6)          --       50,000          0          --
-------------------------------------------------------------------------------------------


                                       46

-------------------------------------------------------------------------------------------
Iwasaka 2000 Living Trust         75,000(7)          --       50,000          0          --
-------------------------------------------------------------------------------------------
Tom Marsella and Darin Marsella    9,800(8)          --        9,800          0          --
-------------------------------------------------------------------------------------------
Anthony and Ramona M. Giuliani    12,000(9)          --        8,000          0          --
-------------------------------------------------------------------------------------------
TOTAL                                                        817,800
-------------------------------------------------------------------------------------------

---  Less than one percent.
(1) Shares beneficially owned by Matthew R. Iwasaka include new warrants to purchase 100,000 shares of common stock which may be exercised in whole or in part within 60 days of December 31, 2004, and 200,000 previously registered shares of common stock.
(2) Shares beneficially owned by Pepper Snyder include new warrants to purchase 100,000 shares of common stock which may be exercised in whole or in part within 60 days of December 31, 2004, and 200,000 previously registered shares of common stock.
(3) Shares beneficially owned by Kenneth A. Ikemiya include new warrants to purchase 50,000 shares of common stock which may be exercised in whole or in part within 60 days of December 31, 2004, and 100,000 previously registered shares of common stock.
(4) Shares beneficially owned by David J. Scoffone include new warrants to purchase 50,000 shares of common stock which may be exercised in whole or in part within 60 days of December 31, 2004, and 100,000 previously registered shares of common stock.
(5) Shares beneficially owned by James Svoboda include new warrants to purchase 50,000 shares of common stock which may be exercised in whole or in part within 60 days of December 31, 2004, and 100,000 previously registered shares of common stock.
(6) Shares beneficially owned by Albert Kogura include new warrants to purchase 25,000 shares of common stock which may be exercised in whole or in part within 60 days of December 31, 2004, and 50,000 previously registered shares of common stock.
(7) Shares beneficially owned by Iwasaka 2000 Living Trust include new warrants to purchase 25,000 shares of common stock which may be exercised in whole or in part within 60 days of December 31, 2004, and 50,000 previously registered shares of common stock.
(8) Shares beneficially owned by Tom Marsella and Darin Marsella include 9,800 previously registered shares of common stock.
(9) Shares beneficially owned by Anthony and Ramona M. Giuliani include new warrants to purchase 4,000 shares of common stock which may be exercised in whole or in part within 60 days of December 31, 2004, and 8,000 previously registered shares of common stock.

FOUNDERS AND EMPLOYEES
----------------------

----------------------------------------------------------------------------------------
                           Beneficial Ownership of   Number of     Beneficial Ownership
                           Common Shares Prior to   Shares to be   of Common Shares
                               the Offering          Sold Under   After the Offering
                          -------------------------     This     -----------------------
Selling Stockholder        Number of    Percent of   Prospectus  Number of  Percent of
                             Shares        Class                  Shares       Class
---------------------------------------------------------------------------------------
Douglas J. Glader**       4,268,754(1)        14.3%     148,970  4,119,784        13.8%
---------------------------------------------------------------------------------------
Jay R. Zerfoss**              680,318          2.3%      80,318    600,000          .0%
---------------------------------------------------------------------------------------
Christopher Claudatos***      677,086          2.3%      77,086    600,000         2.0%
---------------------------------------------------------------------------------------
Magnus Hansen**               670,000          2.2%      70,000    600,000         2.0%
---------------------------------------------------------------------------------------
Heidar Javadi**               127,276           --       27,276    100,000          --
---------------------------------------------------------------------------------------
Eric Glader***              119,784(1)          --       29,784     90,000          --
---------------------------------------------------------------------------------------
Daniel Ching**                109,876           --       34,876     75,000          --
---------------------------------------------------------------------------------------
William Ge**                   79,376           --        4,376     75,000          --
---------------------------------------------------------------------------------------


                                       47

Sean Hou**                     96,722           --       21,722     75,000          --
---------------------------------------------------------------------------------------
Nahid Amiri**                  94,568           --       19,568     75,000          --
---------------------------------------------------------------------------------------
Henry Pham***                 103,368           --       28,368     75,000          --
---------------------------------------------------------------------------------------
Thanh Pham**                  111,568           --       36,568     75,000          --
---------------------------------------------------------------------------------------
Nai-Cheng Chao**              107,414           --       32,414     75,000          --
---------------------------------------------------------------------------------------
TOTAL                                                   611,326
---------------------------------------------------------------------------------------

--- Less than one percent.
**  Indicates one of our current employees, officers or directors.
*** Indicates one of our former employees or officers.
(1) Shares beneficially owned by Douglas J. Glader include the shares owned by his son, Eric Glader, who owns 119,784 shares of our common stock.

     The number of shares set forth in the tables represents an estimate of the number of common shares to be offered by the selling stockholders. We have assumed the sale of all of the shares of common stock offered under this prospectus will be sold. However, as the selling stockholders can offer all, some or none of their common stock, no definitive estimate can be given as to the number of shares that the selling stockholders will offer or sell under this prospectus.

     OTHER THAN AS SET FORTH ABOVE, NONE OF THE SELLING STOCKHOLDERS (I) HAS HAD A MATERIAL RELATIONSHIP WITH US OTHER THAN AS A STOCKHOLDER AT ANY TIME WITHIN THE PAST THREE YEARS; (II) OR HAS EVER BEEN ONE OF OUR OFFICERS OR DIRECTORS.

                            DESCRIPTION OF SECURITIES
                            -------------------------

     The descriptions in this section and in other sections of this prospectus of our securities and various provisions of our articles of incorporation and our bylaws are limited solely to descriptions of the material terms of our securities, articles of incorporation and bylaws. Our articles of incorporation and bylaws have been filed with the SEC as exhibits to this registration statement of which this prospectus forms a part.

     Our authorized capital stock consists of 50,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share. As of January 28, 2005, 29,877,906 shares of our common stock and no shares of our preferred stock were issued and outstanding. This excludes an aggregate of 8,810,848 shares of common stock reserved for issuance upon exercise of warrants, 3,173,000 shares of common stock reserved for issuance upon exercise of stock options, and rights to purchase 325,000 shares of common stock.

COMMON  STOCK

     The holders of our common stock are entitled to equal dividends and distributions per share with respect to the common stock when, and if declared by the Board of Directors from funds legally available therefore. No holder of any shares of our common stock has a pre-emptive right to subscribe for any of our securities, nor are any common stock subject to redemption or convertible into other of our securities. Upon liquidation, dissolution or winding up of us, and after payment of creditors and preferred stockholders the assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock. All shares of common stock now outstanding are fully paid, validly issued and non-assessable.

     Each share of common stock is entitled to one vote with respect to the election of any Director or any other matter upon which stockholders are required or permitted to vote. Holders of the common stock do not have cumulative voting rights, so the holders of more than 50% of the combined shares voting for the election of Directors may elect all of the Directors if they choose to do so, and, in that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors.

     Certain selling stockholders hold warrants to purchase our common stock as set forth above. See "Selling Stockholders". None of the selling stockholders hold any options to purchase our common stock.

PREFERRED  STOCK

     We may issue shares of preferred stock in one or more classes or series within a class as may be determined by our Board of Directors, who may establish, from time to time, the number of shares to be included in each class or series, may fix the designation, powers, preferences and rights of the shares of each such class or series and any qualifications, limitations or restrictions thereof, and may increase or decrease the number of shares of any such class or series without any further vote or action by the stockholders. Any preferred stock so issued by the Board of Directors may rank senior to the common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up of us, or both. In addition, any such shares of preferred stock may have class or series voting rights. Moreover, under certain circumstances, the issuance of preferred stock or the existence of the unissued preferred stock might tend to discourage or render more difficult a merger or other change in control of us.

     No shares of preferred stock are currently outstanding. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock.

TRANSFER  AGENT  AND  REGISTRAR

The Transfer Agent and Registrar for our common stock is Pacific Stock Transfer Company in Las Vegas, Nevada.


                              PLAN OF DISTRIBUTION
                              --------------------

     We are registering a total of 18,811,746 shares of our common stock that are being offered by the selling stockholders. As used in this prospectus, "selling stockholders" includes the pledges, donees, transferees or others who may later hold the selling stockholders' interests in the common stock. We will pay the costs and fees of registering the common stock, but the selling stockholders will pay any brokerage commissions, discounts or other expenses relating to the sale of the common stock. We will not receive the proceeds from the sale of the shares by the selling stockholders. However, some of the shares we are registering will be issued upon the exercise of warrants held by the selling stockholders. Although the selling stockholders are not required to exercise the warrants, if they do so we will receive the proceeds from the exercise.

     The selling stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. these sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

-- ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

-- block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

-- purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

-- an exchange distribution in accordance with the rules of the applicable exchange;

--   privately  negotiated  transactions;

-- broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

--   a  combination  of  any  such  methods  of  sale;  and

--   any  other  method  permitted  pursuant  to  applicable  law.

     The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

     The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares or common stock or warrants owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.


    CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
    -------------------------------------------------------------------------
                                   DISCLOSURE
                                   ----------

     Effective on October 24, 2003, and as a result of the Merger, Lesley, Thomas, Schwarz & Postma, Inc. was dismissed as the principal accountant engaged to audit Zowcom's financial statements. Lesley, Thomas, Schwarz & Postma, Inc. performed the audit of Zowcom's financial statements for the fiscal years ended December 31, 2001 and 2002. During this period and the subsequent interim period prior to their dismissal, there were no disagreements with Lesley, Thomas, Schwarz & Postma, Inc. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Lesley, Thomas, Schwarz & Postma, Inc. would have caused them to make reference to this subject matter of the disagreements in connection with their report, nor were there any "reportable events" as such term is defined in Item 304(a)(1)(iv) of Regulation S-B, promulgated under the Securities Exchange Act of 1934, as amended ("Regulation S-B").

     The audit reports of Lesley, Thomas, Schwarz & Postma, Inc. for Zowcom's fiscal years ended December 31, 2001 and 2002 did not contain an adverse opinion, or a disclaimer of opinion, or qualification or modification as to uncertainty, audit scope, or accounting principles.

     Zowcom requested Lesley, Thomas, Schwarz & Postma, Inc. to furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made above by us. A copy of such letter, dated October 24, 2003, has been filed with the SEC.

     Effective October 24, 2003, we engaged Burr, Pilger & Mayer LLP, whose address is Two Palo Alto Square, 3000 El Camino Real, Suite 250, Palo Alto,
California, 94306 to audit our financial statements. During our most recent fiscal year and the subsequent period prior to such appointment, we have not consulted the newly engaged accountant regarding the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on our financial statements, nor on any matter that was either the subject of a disagreement or a reportable event.

     Our Board of Directors approved the change in accountants described herein.

                                  LEGAL MATTERS
                                  -------------

     The validity of any common stock offered by this prospectus has been passed upon for us by Silicon Valley

Law Group, San Jose, California. Silicon Valley Law Group holds a warrant to purchase 50,000 shares of our common stock for $0.50 per share that is exercisable, in whole or in part, until June 6, 2008.

                                     EXPERTS
                                     -------

     Our financial statements, for the fiscal year ended January 2, 2005, included in this registration statement have been so included in reliance upon the report of Burr, Pilger & Mayer LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION
                    -----------------------------------------

     We have filed with the SEC a registration statement on Form SB-2 under the Securities Act, in connection with the offering of the common stock by the selling stockholders. This prospectus, which is part of the registration statement, does not contain all of the information included in the registration statement. Some information is omitted and you should refer to the registration statement and our exhibits. With respect to references made in this prospectus to any contract, agreement or other document of ours, such references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document. You may review a copy of the registration statement, including exhibits, at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

     We also file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information on file at the public reference rooms. You can also request copies of these documents, for a copying fee, by writing to the SEC.

     Our SEC filings and the registration statement can also be reviewed by accessing the SEC's Web site at http://www.sec.gov, which contains reports, and information statements and other information regarding registrants that file electronically with the SEC.

                              FINANCIAL STATEMENTS
                              --------------------


                             PROCERA NETWORKS, INC.
                         (a development stage enterprise

                                    Contents

                                                                         Page
                                                                         ----

Report of Independent Registered Public Accounting Firm                  53

Audited Financial Statements:

    Balance Sheet                                                        54

    Statements of Operations                                             55

    Statements of Stockholders' Equity (Deficit)                         56 - 57

    Statements of Cash Flows                                             58

    Notes to Financial Statements                                        59 - 86

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
of Procera Networks, Inc.


We have audited the accompanying balance sheet of Procera Networks, Inc. (a development stage enterprise) as of January 2, 2005 and the related statements of operations, stockholders' equity (deficit), and cash flows for each of the years in the two year period ended January 2, 2005, and for the period from May 1, 2002 (date of inception) to January 2, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Procera Networks, Inc. as of January 2, 2005, and the results of its operations and its cash flows for each of the years in the two year period ended January 2, 2005, and for the period from May 1, 2002 (date of inception) to January 2, 2005, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming Procera Networks, Inc. will continue as a going concern. As more fully described in Note 2, the Company has incurred net losses since its inception and has experienced severe liquidity problems. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/  Burr, Pilger & Mayer LLP

Palo Alto, California
February 1, 2005

                             PROCERA NETWORKS, INC.
                        (a development stage enterprise)

                                  BALANCE SHEET

                                 January 2, 2005

                                     ASSETS

Current assets:
    Cash and cash equivalents                                                 $  4,147,930
    Accounts receivable, net                                                        31,605
    Inventories, net                                                               126,413
    Prepaid expenses                                                               222,038
                                                                              -------------
        Total current assets                                                     4,527,986

Property and equipment, net                                                         44,170
Other assets                                                                        80,615
                                                                              -------------
        Total assets                                                          $  4,652,771
                                                                              =============

                           LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Accounts payable                                                          $     69,124
    Accrued liabilities                                                            476,243
                                                                              -------------
        Total current liabilities                                                  545,367
                                                                              -------------

Stockholders' equity:
    Preferred stock, $0.001 par value; 5,000,000 shares authorized;
      none issued and outstanding at January 2, 2005                                     -
    Common stock, $0.001 par value, 50,000,000 shares authorized; 24,115,406
      shares issued and outstanding at January 2, 2005                              24,115
    Common stock subscriptions                                                   4,324,375
    Additional paid-in-capital                                                  10,873,355
    Deficit accumulated during the development stage                           (11,114,441)
                                                                              -------------
        Total stockholders' equity                                               4,107,404
                                                                              -------------
        Total liabilities and stockholders' equity                            $  4,652,771
                                                                              =============

                     The accompanying notes are an integral
                       part of these financial statements

                             PROCERA NETWORKS, INC.
                        (a development stage enterprise)

                            STATEMENTS OF OPERATIONS

                                                                               Cumulative
                                                                               Period from
                                               Twelve Months Ended             May 1, 2002
                                            ----------------------------  (Date of Inception)
                                             January 2,    December 28.           to
                                                2005           2003         January 2, 2005
                                            ------------  --------------  ------------------
Sales                                       $    97,611   $      32,085   $         305,064
Cost of sales                                   160,383          61,872             312,130
                                            ------------  --------------  ------------------
    Gross profit                                (62,772)        (29,787)             (7,066)
                                            ------------  --------------  ------------------

Operating expenses:
  Engineering                                 2,156,998       1,376,012           4,087,555
  Sales and marketing                           900,952         340,912           1,566,102
  General and administrative                  3,227,098       1,151,444           5,017,207
                                            ------------  --------------  ------------------
    Total operating expenses                  6,285,048       2,868,368          10,670,864
                                            ------------  --------------  ------------------

    Loss from operations                     (6,347,820)     (2,898,155)        (10,677,930)

Interest and other income                         6,376             566              18,738

Interest and other expense                      (21,725)       (344,599)           (455,249)
                                            ------------  --------------  ------------------

    Net loss                                $(6,363,169)  $  (3,242,188)  $     (11,114,441)
                                            ============  ==============  ==================

    Net loss per share - basic and diluted  $     (0.27)  $       (0.30)
                                            ============  ==============

                                             23,592,522      10,700,244
                                            ============  ==============

                     The accompanying notes are an integral
                       part of these financial statements

                                                      PROCERA NETWORKS, INC.
                                                 (a development stage enterprise)

                                           STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                                   Period From May 1, 2002 (date of inception) to January 2, 2005

                                                                          COMMON STOCK       ADDITIONAL    COMMON STOCKSUBSCRIPTION
                                                                    -----------------------    PAID-IN     ------------------------
                                                                      SHARES       AMOUNT      CAPITAL       SHARES      AMOUNT
                                                                    -----------  ----------  ------------  ----------  ------------
  Issuance of common stock to founders
    at $0.001 per share from May - October 2002                      8,115,000   $    8,115  $         -           -   $         -
  Common stock subscription issued in connection
    with advisory agreement at $0.001 per share in May 2002                                                1,200,000          1,200
  Common stock subscription issued in connection
    with convertible notes payable at $0.001 and $0.01
    per share from June - December 2002                                                                      190,360          1,004

  Net loss
                                                                    -----------  ----------  ------------  ----------  ------------
Balances, December 31 , 2002                                         8,115,000        8,115            -   1,390,360         2,204

  Issuance of common stock to founders
    at $0.001 per share from January - August 2003                   3,750,000        3,750               (1,200,000)       (1,200)
  Issuance of common stock to former employees for
    conversion of unpaid salary at $0.01 per share in May 2003       1,120,388        1,120       10,084
  Issuance of common stock for cash at $0.50 per
    share in June 2003, less issuance costs of $7,500                  808,000          808      395,692
  Issuance of common stock for cash at $0.001 per
    share upon exercise of warrants in June 2003                       500,000          500
  Issuance of common stock upon conversion of
    notes payable at $0.50 per share in July 2003                    3,227,666        3,228    1,610,605
  Issuance of common stock to noteholders
    at $0.001 - $0.50 per share in January - July 2003                 361,893          362       28,915    (190,360)      (1,004)
  Issuance of common stock for services provided
    at $0.50 per share in July 2003                                     40,000           40       19,960
  Issuance of common stock for cash at $1.00 per
    share in August  2003, less issuance costs of $5,500             1,695,000        1,695    1,687,805
  Issuance of common stock in connection with
    merger with Zowcom  at $0.001 in October 2003                    1,610,000        1,610       (1,610)
  Issuance of common stock for cash at $0.001 per
    share upon exercise of warrants in November 2003                     5,000           5
  Issuance of common stock upon conversion of
    notes payable at $2.00 per share in December 2003                  252,959          253      505,665
  Issuance of common stock for cash at $2.00 per
    share in December 2003, less issuance costs of $299,109          1,086,250        1,086    1,872,305
  Fair value of common stock warrants issued to non-employees          324,852
  Issuance of unsecured convertible promissory note with
  Beneficial conversion feature                                                                   69,470
  Stock based employee compensation                                                               84,688

  Net loss
                                                                    -----------  ----------  ------------  ----------  ------------
Balances, December 28, 2003                                         22,572,156       22,572     6,608,431          -             -

  Issuance of common stock for cash at $0.075 per
    share upon exercise of warrants in January 2004                     50,000           50        3,700
  Additional stock issuance costs                                                                 (2,104)
  Issuance of common stock to purchase EZ2, Inc.
    at $2.05 per share in April 2004                                    35,000           35       71,715
  Issuance of common stock for cash at $2.00 per share
    upon exercise of special warrants in April & May 2004,
    less issuance cost of $172,054                                   1,086,250        1,086    1,999,360
  Issuance of common stock for cash at $2.00 per share in May 2004     250,000          250      499,750
  Issuance of common stock for cash at $0.075 per share
    upon exercise of warrants in May 2004                               26,000           26        1,924
  Issuance of common stock to purchase intellectual property of
    Ezyte, Inc. at $1.64 per share in May 2004                          65,000           65      106,535
  Issuance of common stock in connection with
    private placement at $0.001 in June 2004                            20,000           20          (20)
  Issuance of common stock for services provided
    at $0.92 per share in October 2004                                  11,000           11       10,109
  Common stock subscription issued in connection
    with private placement of common stocks at $0.80 per
    share in December 2004, less issuance costs of $285,625                                                 5,762,500    4,324,375
  Fair value of common stock warrants issued to non-employees                                    505,340
  Stock based employee compensation                                                            1,068,615

  Net loss
                                                                    -----------  ----------  ------------  ----------  ------------
Balances, January 2, 2005                                           24,115,406   $   24,115  $ 10,873,355   5,762,500  $ 4,324,375
                                                                    ===========  ==========  ============  ==========  ============

                     The accompanying notes are an integral
                       part of these financial statements

                                                 PROCERA NETWORKS, INC.
                                            (a development stage enterprise)

                                STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT), continued

                             Period From May 1, 2002 (date of inception) to January 2, 2005

                                                                     RECEIVABLE    DEFICIT ACCUMULATED        TOTAL
                                                                        FOR            DURING THE         STOCKHOLDERS'
                                                                       STOCK        DEVELOPMENT STAGE    EQUITY(DEFICIT)
                                                                    ------------  ---------------------  ----------------
  Issuance of common stock to founders
    at $0.001 per share from May - October 2002                     $         -   $                  -   $         8,115
  Common stock subscription issued in connection
    with advisory agreement at $0.001 per share in May 2002              (1,200)                                       -
  Common stock subscription issued in connection
    with convertible notes payable at $0.001 and $0.01
    per share from June - December 2002                                                                            1,004

  Net loss                                                                                  (1,509,084)       (1,509,084)
                                                                    ------------  ---------------------  ----------------

Balances, December 31 , 2002                                             (1,200)            (1,509,084)       (1,499,965)

  Issuance of common stock to founders
    at $0.001 per share from January - August 2003                        1,200                                    3,750
  Issuance of common stock to former employees for
    conversion of unpaid salary at $0.01 per share in May 2003                                                    11,204
  Issuance of common stock for cash at $0.50 per
    share in June 2003, less issuance costs of $7,500                                                            396,500
  Issuance of common stock for cash at $0.001 per
    share upon exercise of warrants in June 2003                                                                     500
  Issuance of common stock upon conversion of
    notes payable at $0.50 per share in July 2003                                                              1,613,833
  Issuance of common stock to noteholders
    at $0.001 - $0.50 per share in January - July 2003                                                            28,273
  Issuance of common stock for services provided
    at $0.50 per share in July 2003                                                                               20,000
  Issuance of common stock for cash at $1.00 per
    share in August  2003, less issuance costs of $5,500                                                       1,689,500
  Issuance of common stock in connection with
    merger with Zowcom  at $0.001 in October 2003                                                                      -
  Issuance of common stock for cash at $0.001 per
    share upon exercise of warrants in November 2003                                                                   5
  Issuance of common stock upon conversion of
    notes payable at $2.00 per share in December 2003                                                            505,918
  Issuance of common stock for cash at $2.00 per
    share in December 2003, less issuance costs of $299,109                                                    1,873,391
  Fair value of common stock warrants issued to non-employees                                                    324,852
  Issuance of unsecured convertible promissory note with
    Beneficial conversion feature                                                                                 69,470
  Stock based employee compensation                                                                               84,688

  Net loss                                                                                  (3,242,188)       (3,242,188)
                                                                    ------------  ---------------------  ----------------

Balances, December 28, 2003                                                   -             (4,751,272)        1,879,731

  Issuance of common stock for cash at $0.075 per
    share upon exercise of warrants in January 2004                                                                3,750
  Additional stock issuance costs                                                                                 (2,104)
  Issuance of common stock to purchase EZ2, Inc.
    at $2.05 per share in April 2004                                                                              71,750
  Issuance of common stock for cash at $2.00 per share
    upon exercise of special warrants in April & May 2004,
    less issuance cost of $172,054                                                                             2,000,446
  Issuance of common stock for cash at $2.00 per share in May 2004                                               500,000
  Issuance of common stock for cash at $0.075 per share
    upon exercise of warrants in May 2004                                                                          1,950
  Issuance of common stock to purchase intellectual property of
    Ezyte, Inc. at $1.64 per share in May 2004                                                                   106,600
  Issuance of common stock in connection with
    private placement at $0.001 in June 2004                                                                           -
  Issuance of common stock for services provided
    at $0.92 per share in October 2004                                                                            10,120
  Common stock subscription issued in connection
    with private placement of common stocks at $0.80 per
    share in December 2004, less issuance costs of $285,625                                                    4,324,375
  Fair value of common stock warrants issued to non-employees                                                    505,340
  Stock based employee compensation                                                                            1,068,615

  Net loss                                                                                  (6,363,169)       (6,363,169)
                                                                    ------------  ---------------------  ----------------

Balances, January 2, 2005                                           $         -   $        (11,114,441)  $     4,107,404
                                                                    ============  =====================  ================

                     The accompanying notes are an integral
                       part of these financial statements

                             PROCERA NETWORKS, INC.
                        (a development stage enterprise)

                             STATEMENTS OF CASH FLOW

                                                                                                Cumulative
                                                                                                Period from
                                                                  Fiscal Year Ended             May 1, 2002
                                                              ---------------------------   (Date of Inception)
                                                               January 2,    December 28,          to
                                                                  2005           2003         January 2, 2005
                                                              ------------  --------------  ------------------
Cash flows from operating activities:
  Net loss                                                    $(6,363,169)  $  (3,242,188)  $     (11,114,441)
  Adjustments to reconcile net loss to
    net cash used in operating activities:
  Gain on disposal of property and equipment                            -               -             (11,796)
  Common stock issued for service rendered                         10,120          31,204              41,324
  Accrued interest on convertible notes payable                         -         177,451             264,751
  Stock based compensation                                      1,068,615          84,688           1,153,303
  Fair value of warrants issued to non-employee                   505,340         394,322             899,662
  Common stocks subscriptions issued in connection
    with convertible notes payable                                      -          28,273              29,277
  Depreciation                                                     62,850          21,241              85,288
  Amortization of intangibles                                     178,350               -             178,350
  Changes in assets and liabilities:
    Accounts receivable                                           (31,605)         23,289             (31,605)
    Inventory                                                     (31,810)         33,392             122,790
    Prepaid expenses and other assets                            (109,178)       (163,534)           (302,653)
    Accounts payable                                               37,520        (110,455)             69,124
    Accrued liabilities                                            81,181         (41,670)            176,243
                                                              ------------  --------------  ------------------
      Net cash used in operating activities                    (4,591,786)     (2,763,987)         (8,440,383)
                                                              ------------  --------------  ------------------

Cash flows from investing activities:
    Purchase of property and equipment                            (34,442)        (36,772)            (81,865)
    Proceeds from sale of property and equipment                        -               -              15,000
    Decrease (increase) in restricted cash                         10,000         (10,000)                  -
                                                              ------------  --------------  ------------------
      Net cash used in investing activities                       (24,442)        (46,772)            (66,865)
                                                              ------------  --------------  ------------------

Cash flows from financing activities:
    Proceeds from issuance of common stock, net                 2,500,446       3,963,141           6,471,702
    Proceeds from common stock subscription, net                4,324,375               -           4,324,375
    Proceeds from exercise of warrants                              3,596             505               4,101
    Proceeds from convertible notes payable                             -         775,000           1,855,000
                                                              ------------  --------------  ------------------
      Net cash provided by financing activities                 6,828,417       4,738,646          12,655,178
                                                              ------------  --------------  ------------------

Net increase in cash and cash equivalents                       2,212,189       1,927,887           4,147,930

Cash and cash equivalents, beginning of period                  1,935,741           7,854                   -
                                                              ------------  --------------  ------------------
Cash and cash equivalents, end of period                      $ 4,147,930   $   1,935,741   $       4,147,930
                                                              ============  ==============  ==================

Supplemental cash flow information:
  Cash paid for income taxes                                  $     3,656   $         800   $           4,456

Non cash investing and financing activities:
  Property and equipment acquired with accrued liabilities    $         -   $           -   $          32,040
  Transfer of inventory to property and equipment             $         -   $           -   $          18,757
  Inventory acquired with accrued liabilities                 $         -   $           -   $         267,960
  Issuance of common stock in exchange for convertible
  notes payable and accrued interest                          $         -   $   2,119,751   $       2,119,751
  Issuance of common stock in connection with merger
  with Zowcom, Inc.                                           $         -   $       1,610   $           1,610
  Issuance of common stock in connection with acquisition of
  intellectual property from Ezyte, Inc.                      $   106,600   $           -   $         106,600
  Issuance of common stock in connection with acquisition of
  EZ2, Inc.                                                   $    71,750   $           -   $          71,750
  Issuance of common stock in connection with note payable    $         -   $      28,273   $          30,477
  Issuance of common stock pursuant to common stock
  subscription agreements                                     $         -   $      30,477   $          30,477

                     The accompanying notes are an integral
                       part of these financial statements

                             PROCERA NETWORKS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                          NOTES TO FINANCIAL STATEMENTS
                               ___________________

1.   FORMATION AND BUSINESS OF THE COMPANY

     Procera Networks, Inc. ("Procera" or the "Company"), formerly Zowcom, Inc. ("Zowcom,") was incorporated in Nevada on July 11, 2001. On October 16, 2003, Procera Networks, Inc., a Delaware corporation ("PNI") merged into Zowcom, Inc. in a stock-for-stock transaction, as a result of a merger and plan of reorganization agreement (the "Merger") between Zowcom and PNI. Pursuant to the Merger, Zowcom assumed PNI's operations and business plan and changed its name to Procera Networks, Inc.

     Procera Networks, Inc. is a development stage high technology device company engaged in the development and marketing of wire-speed Layer 7 network solutions. The MLS Layer 7 application switch product family provides wire-speed switching, routing, content control, flow metering (bandwidth limiting), packet shaping (quality of service prioritization), surveillance (monitoring/archiving of emails, instant messaging) for secure delivery of information and applications across wireless and wireline networks. The Company is in the development stage, devoting substantially all of its efforts to product development, raising financing and recruiting personnel. The Company has funded its operations substantially from the proceeds from notes payable and issuance of common stock.

     In the course of its development activities, the Company has sustained operating losses and expects such losses to continue through the foreseeable future. The Company will finance its operations primarily cash and cash equivalents, future financing and future revenues. However, there can be no assurance that such efforts will succeed or that sufficient funds will be available.

2.   SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

     BASIS  OF  PRESENTATION

     The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. However, at January 2, 2005, the Company has an accumulated deficit of $11,144,441 and has sustained an operating cash flow deficiency of $8,440,383 since inception. In addition, the Company had insufficient cash at January 2, 2005 to fund its operations for the next fiscal year. The Company's activities have been financed principally through borrowings and issuances of equity.

     The Company will require additional financing to fund ongoing operations. Management is actively pursuing additional equity and debt financing from both institutional and corporate investors. There can be no assurance that any new debt or equity financing could be successfully consummated. These factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of the recorded asset amounts or amounts and classification of liabilities that might result from the outcome of this uncertainty.

                             PROCERA NETWORKS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                    NOTES TO FINANCIAL STATEMENTS, CONTINUED
                               ___________________

2.   SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES,  CONTINUED


     USE  OF  ESTIMATES

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain report amounts and disclosures. Accordingly, actual results could differ from those estimates.

     FAIR  VALUE  OF  FINANCIAL  INSTRUMENTS

     The carrying amounts of certain of the Company's financial instruments including cash and cash equivalents, prepaid expenses, accounts payable and accrued liabilities approximate fair value due to their short maturities.

     CONCENTRATION  OF  CREDIT  RISK

     Financial instruments that potentially subject the Company to a concentration of credit risk consist of cash and cash equivalents and accounts receivable. Cash and cash equivalents are deposited in demand and money market accounts in one financial institution in the United States. Deposits held with financial institutions may exceed the amount of insurance provided on such deposits. The Company has not experienced any material losses on its deposits of cash and cash equivalents.

     ADVERTISING  COSTS

     Advertising costs are expenses as incurred. Advertising expenses were not significant for the period ended January 2, 2005 and December 28, 2003.

     CASH  AND  CASH  EQUIVALENTS  AND  RESTRICTED  CASH

     The Company considers all highly liquid investments to mature within three months or less to be cash equivalents. Restricted cash consists of certificates of deposit held with financial institutions as a security deposit.

     ACCOUNTS  RECEIVABLE

     Accounts receivable are stated at net realizable value. Customers are on cash on delivery until credit approval. Uncollectible receivables are recorded as bad debt expense when all efforts to collect have been exhausted and recoveries are posted as they are received.

     INVENTORY

     Inventory is stated at the lower of cost or market. Cost is determined on a standard cost basis which approximates actual cost on the first-in, first-out ("FIFO") method. Lower of cost or market is evaluated by considering obsolescence, excessive levels of inventory, deterioration and other factors. All inventory on hand at January 2, 2005 were either finished goods or work-in-progress.

                             PROCERA NETWORKS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                    NOTES TO FINANCIAL STATEMENTS, CONTINUED
                               ___________________

2.   SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES,  CONTINUED

     PROPERTY  AND  EQUIPMENT

     Property and equipment are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets, which is three years for computer, tooling, test and office equipment and two years for software. Leasehold improvements are amortized using the straight-line method over the estimated useful lives of the assets or the term of the lease, whichever is shorter. Whenever assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is recognized in income for the period. The cost of maintenance and repairs is expensed as incurred; significant improvements are capitalized.

     IMPAIRMENT  OF  LONG-LIVED  ASSETS

     The Company evaluates its long-lived assets for indicators of possible impairment by comparison of the carrying amounts to future net undiscounted cash flows expected to be generated by such assets when events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Should an impairment exist, the impairment loss would be measured based on the excess carrying value of the asset over the asset's fair value or discounted estimates of future cash flows. The Company has not identified any such impairment losses to date.

     STOCK  BASED  COMPENSATION

     The Company accounts for stock-based employee compensation using the intrinsic value method under Accounting Principles Board Opinion No. 25,"Accounting for Stock Issued to Employees" ("APB 25"), and related interpretations and complies with the disclosure provisions of Statement of Financial Accounting Standards ("SFAS") No. 148, "Accounting for Stock-Based Compensation, Transition and Disclosure-an Amendment of FASB Statement No. 123." The following table illustrates the effect on net loss and net loss per share if the Company had applied the fair market recognition provisions of SFAS No. 123, "Accounting for Stock-Based Compensation," to stock-based employee compensation.

                                                                        Cumulative
                                           Fiscal Year Ended            Period From
                                       ---------------------------      May 1, 2002
                                                                    (Date of Inception)
                                        January 2,   December 28,           to
                                           2005          2003         January 2, 2005
                                       ------------  -------------  -------------------
Net loss as reported                   ($6,363,169)   ($3,242,188)        ($11,114,441)
Add: Stock-based employee
compensation expense
included in reported net loss,
net of related tax effects               1,068,615         84,688            1,153,303
Deduct: Total stock-based
Employee compensation
expense determined under fair
value based method for all
awards, net of related tax effects        (969,854)       (84,688)          (1,054,542)
                                       ------------  -------------  -------------------
Pro forma net loss                     ($6,264,408)   ($3,242,188)        ($11,015,680)
                                       ============  =============  ===================

Earnings per share basic and diluted:
As reported                                 ($0.27)        ($0.30)
Pro forma                                   ($0.27)        ($0.30)

                             PROCERA NETWORKS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                    NOTES TO FINANCIAL STATEMENTS, CONTINUED
                               ___________________

2.   SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES,  CONTINUED

     STOCK  BASED  COMPENSATION,  CONTINUED

     The fair value of options granted was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants in 2004:

                                   2004
                                  -------
Weighted average risk-free rate     2.37%
Expected life (years)               3.38
Volatility                        118.00%
Dividend yield                         -

     Stock options granted to non-employees are accounted for in accordance with SFAS 123 and the Emerging Issues Task Force Consensus No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling Goods or Services," which are recorded at fair value of the consideration received or the fair value of the equity investments issued and they vest over a performance period. The fair value of such options is determined using the Black-Scholes option pricing model.

     INCOME  TAXES

     Income taxes are recorded under the liability method, under which deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assts to the amount expected to be realized.

     REVENUE  RECOGNITION

     Revenue is recognized when a purchase order has been received, the product has been shipped, the sales price is fixed or determinable and collection of the resulting receivable is probable.

     The products from which Procera expects to derive material amounts of revenue are:
     (i)  its  Application  Accelerator  appliance  product;
     (ii)  its  Network  Protector  appliance  product;  and
     (iii)  its  Compliance  Executive  appliance  product.

     Each of these products may be sold mounted on either our 8 Gbps hardware platform (2402) or Procera 28 Gbps hardware platform (12012).

     Under standard terms, Procera provides products to direct customers under payment terms of net 30 days, with no right of return nor price protection provisions. Under standard terms, Procera provides initial products to indirect customers (value-added resellers) under payment terms of net 45 days, with the right to evaluate and return products in lieu of payment at the end of 45 days. Thereafter, under follow-on orders from value-added resellers Procera provides products under payment terms of net 30 days. Any terms other than those just described would be considered non-standard.

                             PROCERA NETWORKS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                    NOTES TO FINANCIAL STATEMENTS, CONTINUED
                               ___________________


2.   SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES,  CONTINUED

     REVENUE  RECOGNITION,  CONTINUED

     Products sold to an end-user customer have no rights of return, stock rotation rights, nor price protection rights. Products sold to an end-user customer may be returned for full credit or modification if, upon receipt by the customer, they do not satisfy the customer's expectations. Warranty liabilities are established based on historical experience of customer returns.

     RESEARCH  AND  DEVELOPMENT

     Research and development costs are charged to operations as incurred.

     SHIPPING  AND  HANDLING  COSTS

     The Company includes shipping and handling costs associated with inbound and outbound freight in costs of goods sold.

     PRODUCT  DEVELOPMENT  COSTS

     The Company accounts for internally-generated software development costs in accordance with SFAS No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed." Capitalization of eligible product development costs begins upon the establishment of technological feasibility, which we have defined as completion of a working model. Internally-generated software related costs that were eligible for capitalization was approximately $75,000 of which approximately $26,000 has been amortized and charged to "Engineering" in the statements of operations for the year ended January 2, 2005. For year ended December 28, 2003, technical feasibility had not been established and thus all products development costs of $402,846 was charged to "Engineering" in the statements of operations.

     COMPREHENSIVE  INCOME

     The Company has adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income," which establishes standards for reporting comprehensive income and its components in the financial statements. To date, the Company's comprehensive income has equaled its net income.

     NET  LOSS  PER  SHARE

     Basic earnings per share ("EPS") is computed by dividing net loss by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur from common shares issuable through stock options, warrants and other convertible securities, if dilutive.

                             PROCERA NETWORKS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                    NOTES TO FINANCIAL STATEMENTS, CONTINUED
                               ___________________


2.   SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES,  CONTINUED

     NET LOSS PER SHARE, CONTINUED

     The following table is a reconciliation of the numerator (net loss) and the denominator (number of shares) used in the basic and diluted EPS calculations and sets forth potential shares of common stock that are not included in the diluted net loss per share calculation as their effect is anti-dilutive:

                                             Fiscal Year Ended
                                        ----------------------------
                                         January 2,    December 28,
                                            2005           2003
                                        ------------  --------------
Numerator - Basic and diluted           $(6,363,169)  $  (3,242,188)
                                        ============  ==============

Denominator - basic and diluted
Weighted average common shares
  outstanding                            23,592,522      13,159,835
Weighted average unvested common
  shares subject to repurchase                    -      (2,459,591)
                                        ------------  --------------

Total                                    23,592,522      10,700,244
                                        ============  ==============

Net loss per share - basic and diluted  $     (0.27)  $       (0.30)
                                        ============  ==============

Antidilutive securities:
    Common stock subscriptions            5,762,500               -
    Options                               3,173,000               -
    Warrants                              8,808,160       3,444,588
    Rights to purchase common stock         325,000         575,000


     RECENT  ACCOUNTING  PRONOUNCEMENTS

     In April 2004, the Emerging Issues Task Force issued Statement No. 03-06, (EITF 03-06), Participating Securities and the Two-Class Method under FASB Statement No. 128, Earnings Per Share. EITF 03-06 addresses a number of questions regarding the computation of earnings per share by companies that have issued securities other than common stock that contractually entitle the holder to participate in dividends and earnings of the company when, and if, it declares dividends on its common stock. The issue also provides further guidance in applying the two-class method of calculating earnings per share, clarifying what constitutes a participating security and how to apply the two-class method of computing earnings per share once it is determined that a security is participating, including how to allocate undistributed earnings to such a security. EITF 03-06 was effective for fiscal periods beginning after March 31, 2004. The adoption of EITF 03-06 did not have a material effect on the Company's results of operations or financial position.

                             PROCERA NETWORKS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                    NOTES TO FINANCIAL STATEMENTS, CONTINUED
                               ___________________


2.   SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES,  CONTINUED

     RECENT  ACCOUNTING  PRONOUNCEMENTS,  CONTINUED

     In December 2004, the FASB issued Statement of Financial Accounting Standards No. 123R ("SFAS 123R"), Share-Based Payment, an amendment of FASB Statements Nos. 123 and 95. SFAS 123R eliminates the ability to account for share-based compensation transactions using APB 25 and would require that such transactions be accounted for using a fair-value-based method and recognized as expenses in statement of operations. SFAS 123R requires that a modified version of prospective application be used, which requires that the fair value of new awards granted after the effective date of SFAS 123R, plus unvested awards at the date of adoption, be expensed over the applicable vesting period. The provisions of SFAS 123R will be effective for interim or annual reporting periods beginning after December 15, 2005 for companies that file as small business issuers. The adoption of SFAS 123R is expected to have a material impact on the Company's financial position and results of operations.

3.   MERGER  WITH  ZOWCOM,  INC.

     On October 16, 2003, Zowcom, Inc., a Nevada corporation and public shell ("Zowcom"), merged with Procera Networks, Inc. a Delaware corporation ("PNI") (the "Merger") pursuant to an Agreement and Plan of Merger between Zowcom and PNI (the "Agreement").

     In the Merger, Zowcom issued 19,617,947 shares of its restricted common stock and warrants to purchase 1,479,000 shares of its restricted common stock to the stockholders of PNI in exchange for 100% of PNI's issued and outstanding shares of common stock and warrants. In addition, Zowcom's management, which held 6,000,000 shares of Zowcom's restricted common stock, tendered all of their shares for redemption by Zowcom in exchange for $88,000.

     As a result of the Merger, Zowcom continued as the surviving corporation, assumed the operations and business plan of PNI, the stockholders of PNI became stockholders of Zowcom and Zowcom changed its name to Procera Networks, Inc. ("Procera").

     For accounting purposes, the merger is considered a capital transaction rather than a business combination and a recapitalization of PNI since Zowcom has only a minor amount of net assets and no operations. The transaction was valued based on the value of Zowcom's net tangible assets, with no goodwill recognized. The net tangible asset value was zero as Procera did not receive any of the assets or assume any of the liabilities of Zowcom. The statement of stockholder's equity (deficit) reflects the issuance of 1,610,000 shares of common stock which represents the outstanding shares of Zowcom's common stock at the time of the merger. The historical financial statements prior to October 16, 2003 are those of PNI.

                             PROCERA NETWORKS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                    NOTES TO FINANCIAL STATEMENTS, CONTINUED
                               ___________________


3.   MERGER  WITH  ZOWCOM,  INC.,  CONTINUED

     The following unaudited pro forma summary is provided for illustrative purposes only and is not necessarily indicative of the consolidated results of operations for future periods or that actually would have been realized had Zowcom and PNI been a consolidated entity during the periods presented. The summary combines the results of operations as if the merger between Zowcom and PNI had taken place as of the beginning of the periods presented.

                                             2003          2002
                                        ------------  ------------
Sales                                   $    32,085   $   177,413
Net loss                                $(3,284,163)  $(1,590,276)
Net loss per share - basic and diluted  $     (0.27)  $     (0.38)

4.   BALANCE  SHEET  DETAILS

     Accounts receivable consist of the following at January 2, 2005:

Accounts receivable            $ 81,593
Less: allowance for bad debts   (49,988)
                               ---------
    Accounts receivable, net   $ 31,605
                               =========

     Inventory consist of the following at January 2, 2005:

WIP inventory                             $  17,820
Finished goods inventory                    177,968
Consignment inventory                        31,842
Less: inventory reserve for obsolescence   (101,217)
                                          ----------
    Inventories, net                      $ 126,413
                                          ==========

     Prepaid expenses consist of the following at January 2, 2005:

Prepaid insurance premiums  $  41,674
Prepaid software licenses      78,128
Prepaid maintenance            26,960
Prepaid expenses               75,276
                            ---------
    Total prepaid expenses  $ 222,038
                            =========

                             PROCERA NETWORKS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                    NOTES TO FINANCIAL STATEMENTS, CONTINUED
                               ___________________

4.   BALANCE  SHEET  DETAILS,  CONTINUED

     Property and equipment consists of the following at January 2, 2005:

Tooling and test equipment       $ 27,826
Office equipment                   33,898
Computer equipment                 49,742
Software                           15,905
Furniture and fixtures              2,085
                                 ---------
            Total                 129,456
Less: accumulated depreciation    (85,286)
                                 ---------
    Property and equipment, net  $ 44,170
                                 =========

     Other assets consist of the following at January 2, 2005:

Security deposit - HR and payroll services  $ 50,615
Security deposit - Sales taxes collateral     30,000
                                            --------
    Total other assets                      $ 80,615
                                            ========

     Accrued liabilities consist of the following at January 2, 2005:

Payroll and related expenses     $  71,417
Accrued audit, tax & legal fees     84,285
Deferred revenue                     2,750
Accrued stock issuance cost        285,625
Contingent warranty liability        6,206
Other accrued expenses              25,960
                                 ---------
    Total accrued liabilities    $ 476,243
                                 =========

5.   ASSET  PURCHASES

     On April 22, 2004, the Company completed the acquisition of 100% of the outstanding stock of EZ2, Inc. ("EZ2"), a development stage company located in Saratoga, California, for 35,000 shares of the Company's restricted common stock valued at $71,750. EZ2 has been designing and developing a switching platform for XML (Extensible Mark-up Language) and Web Services based applications. XML is a mark-up language or mechanism that identifies structured information in a data format, such as a document, graph, equation, or e-commerce transaction. Structured information contains both content (for example, words or pictures) and some indication of what role that content plays (for example, a heading, footnote, caption, or table). The Company plans to develop products for the XML market by taking advantage of the core technology of the EZ-2-XML platform to perform as a wire-speed packet processing engine. The acquisition has been accounted for as an asset purchase since EZ2 did not meet the criteria of a business as defined in Statement of Financial accounting Standards No. 141, Business Combinations, and Emerging Issues Task Force No. 98-3, Determining Whether a Nonmonetary Transaction Involves Receipt of Productive Assets of a Business. The purchase price has been allocated to purchased technology as EZ2 had no tangible assets and has been fully amortized as of January 2, 2005.

                             PROCERA NETWORKS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                    NOTES TO FINANCIAL STATEMENTS, CONTINUED
                               ___________________

5.   ASSET  PURCHASES,  CONTINUED

     On May 20, 2004, the Company completed the acquisition of the intellectual property of Ezyte, Inc. ("Ezyte"), a system performance management company located in Saratoga, California for 65,000 shares of the Company's restricted common stock valued at $106,600. Ezyte offered products and services for system performance management of packet switching networks, high performance routers, Internet architecture, wireless Internet and storage systems. Ezyte has developed high performance algorithms and architectures for storage systems like RAID (redundant array of disks), SAN (storage area network), Remote Copy, Disaster Recovery, Cache Servers, etc. Procera plans to use Ezyte's technology to expedite new offerings for storage applications and content filtering. The acquisition has been accounted for as an asset purchase since Ezyte did not meet the criteria of a business as defined in Statement of Financial accounting Standards No. 141, Business Combinations, and Emerging Issues Task Force No. 98-3, Determining Whether a Nonmonetary Transaction Involves Receipt of Productive Assets of a Business. The purchase price has been allocated to purchased technology and has been fully amortized as of January 2, 2005.

6.   INTANGIBLE  ASSETS,  NET

     Intangible assets consist of the following at January 2, 2005:

                                              Gross                         Net
                                           Intangible    Accumulated    Intangible
                                             Assets      Amortization     Assets
                                           -----------  --------------  -----------
Purchased technology acquired from EZ2,    $    71,750  $     (71,750)  $         -
Inc.
Purchased technology acquired from Ezyte,      106,600       (106,600)            -
Inc.

Total intangible assets                    $   178,350  $    (178,350)  $         -

     Amortization expense for those intangible assets still required to be amortized under Statement of Financial Accounting Standards No. 142, goodwill and Other Intangible Assets, was $178,350 for the fiscal year ended January 2, 2005 and zero for fiscal year ended December 28, 2003.

7.   CONVERTIBLE  NOTES  PAYABLE

     In May, June, July, September and November 2002, the Company issued $1,080,000 in convertible notes payable to certain investors. The principal amount of the convertible notes payable, together with interest at 0.5% per month is due and payable upon demand by the holders of the note on or after March 31, 2003. The outstanding principal and accrued interest of the notes are convertible, at the option of the holders, into Series B preferred stock at the purchase price paid for the Series B preferred stock at the first closing. The Company must also pay a monthly fee of 1.5% of the outstanding principal amount of the note. Additionally, the holders of the notes are entitled to 2% of the outstanding principal amount of each note per month in shares of the Company's common stock. For example, this provision provides for two shares of common stock to be earned for each $100 of principal outstanding each month. These notes are collateralized by a senior security interest in all of the assets of the Company, held pro rata with the other outstanding senior secured creditors and solely subordinate to senior bank financing or senior secured financing from a corporate strategic partner of the Company.

                             PROCERA NETWORKS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                    NOTES TO FINANCIAL STATEMENTS, CONTINUED
                               ___________________


7.   CONVERTIBLE  NOTES  PAYABLE,  CONTINUED

     In connection with the convertible notes payable issued in November 2002, the Company granted warrants to purchase common stock (Note 10).

     In January 2003, the Company issued a convertible note payable in the amount of $25,000 to an investor. The principal amount of the convertible note payable, together with interest at 0.5% per month is due and payable upon demand by the holders of the note on or after March 31, 2003. The outstanding principal and accrued interest of the note is convertible, at the option of the holder, into Series B preferred stock at the purchase price paid for the Series B preferred stock at the first closing. The Company must also pay a monthly fee of 1.5% of the outstanding principal amount of the note. Additionally, the holder of the note is entitled to 2% of the outstanding principal amount of the note per month in shares of the Company's common stock.

     The note is collateralized by a senior security interest in all of the assets of the Company, held pro rata with the other outstanding senior secured creditors and solely subordinate to senior bank financing or senior secured financing from a corporate strategic partner of the Company.

     In April 2003, the Company issued a convertible note payable in the amount of $250,000 to an investor. The principal amount of the convertible note payable, together with interest at 0.5% per month is due and payable on or after March 31, 2004. The outstanding principal and accrued interest of the note is convertible, at the option of the holder, into Series B preferred stock at the purchase price paid for the Series B preferred stock at the first closing. The note is collateralized by a senior security interest in all of the assets of the Company, held pro rata with the other outstanding senior secured creditors and solely subordinate to senior bank financing or senior secured financing from a corporate strategic partner of the Company.

     In July 2003, the outstanding principal amount of the convertible notes payable of $1,355,000 and accrued interest and loan fees of $258,833 was converted into 3,227,666 shares of common stock using a conversion rate of $0.50 per share. Additionally, the Company issued 361,893 shares of common stock to the note holders in accordance with the agreements.

                             PROCERA NETWORKS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                    NOTES TO FINANCIAL STATEMENTS, CONTINUED
                               ___________________


7.   CONVERTIBLE  NOTES  PAYABLE,  CONTINUED

     In  October  2003,  the  Company issued an unsecured convertible promissory note in the amount of $500,000 to an investor. The principal amount of the convertible note payable, together with interest at 8% per annum, was originally due and payable on April 22, 2004. The outstanding principal and accrued interest of the note is convertible, at the option of the holder, into common stock at a conversion rate of $2.00 per share. In connection with the unsecured convertible promissory note, the Company granted warrants to purchase common stock (Note 10). The Company has accounted for a beneficial conversion feature embedded in the unsecured convertible promissory note in accordance with the provisions of Emerging Issues Task Force No. 00-27, Application of Issue No. 98-5 to Certain Convertible Instruments. The beneficial conversion feature, amounting to $69,470, represents an additional interest yield on the debt which may be converted at any time at the option of the holder into common stock. Accordingly, the beneficial conversion feature has been recorded as an immediate charge to interest expense in October 2003. In determining the amount of the beneficial conversion feature, the Company first allocated the gross proceeds from the unsecured convertible promissory note and the warrants based on their relative fair values; resulting in $430,530 of the proceeds assigned to the unsecured convertible promissory note and $69,470 assigned to the warrants. The warrants were valued at the issuance date using the Black Scholes option pricing model. Interest expense of $69,470 relating to the discount on the unsecured convertible promissory note associated with the warrants was recognized as interest expense over the period that the unsecured convertible promissory note was outstanding.

     In December 2003, the outstanding principal amount of the unsecured convertible note payable of $500,000 and accrued interest of $5,918 was converted into 252,959 shares of common stock at $2.00 per share.

     At January 2, 2005, the Company has no long-term or convertible debt outstanding.

8.   COMMITMENTS  AND  CONTINGENCIES

     In June 2003, the Company entered into a six month agreement for the sublease of 3,200 square feet of space for $1.00 per square foot plus $2,300 in monthly common area expenses and a one time deposit of $3,200. Upon expiration, the sublease will renew monthly, therefore there are no future minimum payments under this lease. In January 2004, the Company reached an agreement with the sub landlord to sublease an additional 1,332 square feet of space for $1.00 per square foot. The monthly rent increased to $4,532 plus $2,300 in monthly common area expenses. In July 2004, the Company subleased an additional 1,000 square feet of space for $1.00 per square foot from the sub landlord. The monthly rent increased to $5,532 plus $2,800 in monthly common area expenses. Rent expense for the year ended January 2, 2005, the year ended December 28, 2003 and for the cumulative period from May 1, 2002 (date of inception) to January 2, 2005 was $61,297, $83,476, and $246,773, respectively.

                             PROCERA NETWORKS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                    NOTES TO FINANCIAL STATEMENTS, CONTINUED
                               ___________________

9.   GUARANTEES

     INDEMNIFICATION  AGREEMENTS

     The Company enters into standard indemnification arrangements in our ordinary course of business. Pursuant to these arrangements, the Company indemnifies, holds harmless, and agrees to reimburse the indemnified parties for losses suffered or incurred by the indemnified party, generally our business partners or customers, in connection with any U.S. patent, or any copyright or other intellectual property infringement claim by any third party with respect to our products. The term of these indemnification agreements is generally perpetual anytime after the execution of the agreement. The maximum potential amount of future payments the Company could be required to make under these agreements is unlimited. The Company has never incurred costs to defend lawsuits or settle claims related to these indemnification agreements. As a result, the Company believes the estimated fair value of these agreements is minimal.

     The Company has entered into indemnification agreements with its directors and officers that may require the Company: to indemnify its directors and officers against liabilities that may arise by reason of their status or service as directors or officers, other than liabilities arising from willful misconduct of a culpable nature; to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified; and to obtain directors' and officers' insurance if available on reasonable terms, which the Company currently has in place.

     PRODUCT  WARRANTY

     The Company warrants its products for a specific period of time, generally twelve months, against material defects. The Company provides for the estimated future costs of warranty obligations in cost of sales when the related revenue is recognized. The accrued warranty costs represents the best estimate at the time of sale of the total costs that the Company expects to incur to repair or replace product parts, which fail while still under warranty. The amount of accrued estimated warranty costs are primarily based on historical experience as to product failures as well as current information on repair costs. The Company periodically reviews the accrued balances and updates the historical warranty cost trends. The following table reflects the change in the Company's warranty accrual during the year ended January 2, 2005:

Warranty accrual, December 28, 2003    $ 3,564
    Charged to cost of sales             5,653
    Actual warranty expenditures        (3,011)
                                       --------
    Warranty accrual, January 2, 2005  $ 6,206
                                       ========

10.  STOCKHOLDERS'  EQUITY  (DEFICIT)

     COMMON  STOCK

     During 2002, the Company issued 8,115,000 shares of its common stock to founders and certain employees for cash under stock purchase agreements, some of which contain repurchase provisions. During 2003, the Company issued 3,750,000 shares of its common stock to certain directors, consultants and employees under stock purchase agreements, some of which contain repurchase provisions. These shares are generally released from repurchase provisions ratably over three years.

                             PROCERA NETWORKS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                    NOTES TO FINANCIAL STATEMENTS, CONTINUED
                               ___________________

10.  STOCKHOLDERS'  EQUITY  (DEFICIT),  CONTINUED

     COMMON  STOCK,  CONTINUED

     In connection with the termination and rehiring of employees all restricted shares were vested.

     In June 2003, the Company completed a private placement of 808,000 shares of the Company's common stock at $0.50 per share. The Company received net proceeds of $396,500 after deducting the offering expenses. In connection with the private placement, the Company granted warrants to purchase common stock (Note 10 - Warrants).

     In July 2003, the Company issued 40,000 shares of common stock to a professional advisor for services rendered. The Company recorded a charge of $20,000 for the estimated fair value of the common stock on the date of issuance.

     In August 2003, the Company completed a private placement of 1,695,000 shares of the Company's common stock at $1.00 per share. The Company received net proceeds of $1,689,500 after deducting the offering expenses.

     In December 2003, the Company completed a brokered private placement of 1,086,250 shares of the Company's common stock at $2.00 per share. The Company received net proceeds of $1,873,391 after deducting the offering expenses. In connection with the private placement, the Company granted warrants and special warrants to purchase common stock (Note 10 - Warrants and Special Warrants).

     On April 26, 2004, the registration statement filed with the Securities and Exchange Commission covering the shares issued in the December 2003 private placement is declared effective by the Securities and Exchange Commission. Certain investors exercised the special warrants to purchase 1,086,250 shares of common stock at $2.00 per share. The Company received net proceeds of $2,000,446 after deducting the offering expenses. In connection with the exercise of Special Warrants, the Company granted warrants to purchase common stock (Note 10 - Warrants).

     In May 2004, the Company completed a private placement of 250,000 shares of common stock for $2.00 per share. The Company received proceeds of $500,000. In connection with the private placement, the Company granted warrants to purchase common stock (Note 10 - Warrants).

     COMMON  STOCK  SUBSCRIPTIONS

     In connection with the convertible notes payable (Note 7), the Company agreed to issue 190,360 shares of common stock in 2002 and 171,533 shares of common stock in 2003 to the holders of the notes. The Company has recorded the earned shares as a common stock subscription which resulted in a charge to interest expense of $1,004 in 2002 and $28,273 in 2003. In May 2002, the Company entered into an advisory agreement with a director and agreed to issue 1,200,000 shares of common stock at $0.001 per share.

     In  August  and  September  2003,  the  Company issued 1,200,000 shares and
     361,893 shares of common stock in satisfaction of the common stock subscriptions, respectively.

                             PROCERA NETWORKS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                    NOTES TO FINANCIAL STATEMENTS, CONTINUED
                               ___________________

10.  STOCKHOLDERS'  EQUITY  (DEFICIT),  CONTINUED

     COMMON  STOCK  SUBSCRIPTIONS,  CONTINUED

     In December 2004, 23 institutional and accredited investors (the "December 2004 Investors"), each signed a Subscription Agreement, applied to purchase a total of 5,762,500 shares of the Company's restricted common stock for $0.80 per share for a total of $4,324,375, net of issuance cost of $285,625. Under the Subscription Agreements, the Company granted warrants to purchase common stock (Note 10 - Warrants).

     WARRANTS

     In November 2002, the Company issued warrants to purchase 50,000 and 20,000 shares of common stock with an exercise price of $0.075 per share, respectively, in connection with the convertible notes payable (Note 7). The warrants are exercisable immediately and expire in November 2007. The fair value of warrants calculated using the Black-Scholes option pricing model was not considered material, and accordingly, no value was ascribed to them for financial reporting purposes.

     In December 2002, the Company issued warrants to purchase 100,000 shares and 75,000 shares of common stock to two advisory board members with an exercise price of $0.075 per share. The vesting terms of the warrants are based on completion of service on the advisory board over a two year period, with the initial vesting occurring upon signing of the agreement. The warrants expire in December 2007. One of the agreements was signed in 2002 and the other in 2003. The fair value of the warrants will be calculated quarterly using the Black-Scholes option pricing model and the Company will record quarterly charges over the vesting period of the warrants. For the year ended January 2, 2005, the Company recorded charges of $(8,840) and $(386) relating to these warrants. For the year ended December 28, 2003, the Company recorded charges of $135,975 and $104,340 relating to these warrants. The fair value of the warrants was not considered material in 2002, and accordingly, the Company did not record any charges relating to these warrants in 2002.

     In December 2002, the Company issued warrants to purchase 400,000 shares of common stock for advisory services with an exercise price of $0.01 per share. The vesting terms of the warrant are based on completion of advisory services and the attainment of certain milestones relating to OEM customers. The warrants expire in June 2004 unless the advisor has not exercised his vested warrant then the advisor shall have an additional three years to exercise the vested warrants. At December 28, 2003, 200,000 of the warrants have vested in connection with advisory services. The Company calculated the fair value of the vested warrants using the Black-Scholes option pricing model and recorded a charge of $1,075 relating to this warrant. The warrant will be revalued as it vests and future charges will be recorded based on the amount of the warrant that vests.

     In June and July 2003, the Company issued warrants to purchase 770,000 shares and 6,000 shares of common stock with exercise prices between $0.001 and $0.075 per share to placement agents in connection with the private placement of common stock in June 2003. The warrants are exercisable immediately and expire in June and July 2008. The fair value of warrants calculated using the Black-Scholes option pricing model was $319,083 and has been recorded as additional issuance costs of the transaction. In June 2003, warrants to purchase 500,000 shares of common stock were exercised for $500. In December 2003, warrants to purchase 250,000 shares of common stock were cancelled.

                             PROCERA NETWORKS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                    NOTES TO FINANCIAL STATEMENTS, CONTINUED
                               ___________________

10.  STOCKHOLDERS'  EQUITY  (DEFICIT),  CONTINUED

     WARRANTS,  CONTINUED

     In June 2003, the Company issued warrants to purchase 50,000 shares of common stock with an exercise price of $0.50 per share to a legal firm in connection with their engagement to provide legal services to the Company. The warrants are exercisable immediately and expire in June 2008. The fair value of the warrants calculated using the Black-Scholes option pricing model was $13,992 and was recognized as legal fees in the year ended December 28, 2003.

     In June 2003, the Company issued warrants to purchase 404,000 shares of common stock with an exercise price of $0.75 per share to certain investors in connection with the private placement in June 2003. The warrants are exercisable immediately and expire in June 2008. The fair value of the warrants calculated using the Black-Scholes option pricing model was $93,663. Since the warrants related to capital raising activities, there was no charge recorded in the financial statements for these warrants.

     In October 2003, the Company issued warrants to purchase 6,125 shares of common stock for advisory services with an exercise price of $2.00 per share. The warrants are exercisable immediately and expire in October 2006. The fair value of warrants calculated using the Black-Scholes option pricing model was $27,232 and has been recorded as additional issuance costs of the transaction.

     In October 2003, the Company issued warrants to purchase 31,250 shares of common stock with an exercise price of $2.00 per share in connection with the unsecured convertible notes payable (Note 5). The warrants are exercisable immediately and expire in June 2006. The fair value of warrants calculated using the Black-Scholes option pricing model was $69,470 and was recorded as a discount on the debt and amortized to interest expense over the life of the debt. During the year ended December 28, 2003, $138,940 was charged to interest expense.

     In December 2003, the Company issued warrants to purchase 109,713 shares of common stock with an exercise price of $2.00 per share to the placement agents in connection with the private placement in December 2003. The warrants are exercisable immediately and expire one year following the date on which the registration statement for the shares has been declared effective by the Securities and Exchange Commission. The fair value of warrants calculated using the Black-Scholes option pricing model was $207,553 and has been recorded as additional issuance costs of the transaction.

     In December 2003, the Company issued warrants to purchase 2,172,500 shares of common stock with an exercise price of $2.00 per share to certain investors in connection with the private placement in December 2003. The warrants are exercisable immediately and expire one year following the date on which the registration statement for the shares has been declared effective by the Securities and Exchange Commission. The fair value of warrants calculated using the Black-Scholes option pricing model was $4,109,900. Since the warrants related to capital raising activities, there was no charge recorded in the financial statements for these warrants.

                             PROCERA NETWORKS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                    NOTES TO FINANCIAL STATEMENTS, CONTINUED
                               ___________________

10.  STOCKHOLDERS'  EQUITY  (DEFICIT),  CONTINUED

     WARRANTS,  CONTINUED

     On April 22, 2004, the Company issued warrants to purchase 15,000 shares of the Company's restricted common stock at a price of $2.05 per share to an independent contractor as additional compensation to perform sales and marketing services. The warrants were 50% exercisable on July 15, 2004 and the remaining 50% will be exercisable on January 15, 2005. The warrants expire on January 22, 2007. The fair value of vested warrants calculated using the Black-Scholes option pricing model was $16,219 and has been recorded as expense for consulting service for the year ended January 2, 2005.

     In May 2004, the Company issued warrants to purchase 250,000 shares of common stock with an exercise price of $2.00 per share to certain investors in connection with the private placement in May 2004. The warrants are exercisable immediately and expire on June 30, 2006. The fair value of warrants calculated using the Black-Scholes option pricing model was $82,171. Since the warrants related to capital raising activities, there was no charge recorded in the financial statements for these warrants.

     In May 2004, the Company issued warrants to purchase 1,086,250 shares of common stock with an exercise price of $2.00 per share to certain investors in connection with the exercise of Special Warrants in May 2004. The warrants are exercisable immediately and expire one year following the date on which the registration statement for the shares has been declared effective by the Securities and Exchange Commission. The fair value of warrants calculated using the Black-Scholes option pricing model was $539,691. Since the warrants related to capital raising activities, there was no charge recorded in the financial statements for these warrants.

     In May 2004, the Company issued warrants to purchase 110,663 shares of common stock with an exercise price of $2.00 per share to the placement agents in connection with the exercise of Special Warrants in May 2004. The warrants are exercisable immediately and expire one year following the date on which the registration statement for the shares has been declared effective by the Securities and Exchange Commission. The fair value of warrants calculated using the Black-Scholes option pricing model was $55,516 and has been recorded as additional issuance costs of the transaction.

     On August 27, 2004, the Company issued warrants to purchase 400,000 shares of the Company's restricted common stock at a price of $1.40 per share to a financial communication firm, as compensation to perform marketing and promotional services. The warrants are exercisable in one third increment, the initial 33% were exercisable on August 2, 2004, the second 33% were exercisable on November 2, 2004, and the remaining warrants will be exercisable on February 2, 2005. The warrants expire on August 2, 2006. The fair value of warrants calculated using the Black-Scholes option pricing model was $253,144 and has been recorded as consulting expenses for the year ended January 2, 2005.

     On August 27, 2004, the Company issued warrants to purchase 100,000 shares of the Company's restricted common stock at a price of $1.56 per share to a consulting firm, as compensation to perform marketing and promotional services. The warrants are exercisable immediately and expire on August 12, 2007. The fair value of warrants calculated using the Black-Scholes option pricing model was $76,094 and has been recorded as consulting expenses for the year ended January 2, 2005.

                             PROCERA NETWORKS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                    NOTES TO FINANCIAL STATEMENTS, CONTINUED
                               ___________________


10.  STOCKHOLDERS'  EQUITY  (DEFICIT),  CONTINUED

     WARRANTS,  CONTINUED

     On August 27, 2004, the Company issued warrants to purchase 60,000 shares of the Company's restricted common stock at a price of $1.60 per share to consulting firm, as additional compensation to perform marketing and promotional services. The warrants vest over a five-month period with the initial 50% occurring in September 2004, 25% in October 2004 and 25% in December 2004. The warrants expire on August 4, 2006. The fair value of warrants calculated using the Black-Scholes option pricing model was $54,026 and has been recorded as consulting expenses for the year ended January 2, 2005.

     On August 27, 2004, the Company issued the following warrants: (a) a warrant to purchase 300,000 shares of the Company's restricted common stock at a price of $1.50 per share, with a net exercise option, exercisable on or before September 1, 2006; (b) a warrant to purchase 200,000 shares of the Company's restricted common stock at a price of $2.50 per share, exercisable on or before September 1, 2005; and (c) a warrant to purchase 200,000 shares of the Company's restricted common stock at a price of $3.00 per share, exercisable on or before September 1, 2005 to a consulting firm, as compensation to perform marketing and promotional services over a twelve month period. The fair value of warrants calculated using the Black-Scholes option pricing model was $132,207 and has been recorded as consulting expenses for the year ended January 2, 2005.

     In December 2004, the Company issued warrants to purchase 1,728,750 shares of the common stock at a per share exercise price of $1.25 and warrants to purchase 1,728,750 shares of the common stock at a per share exercise price of $1.37 to certain investors in connection with the private placement in December 2004. The warrants are exercisable immediately and expire three years following the date on which the registration statement for the shares has been declared effective by the Securities and Exchange Commission. The fair value of warrants calculated using the Black-Scholes option pricing model was $4,873,580. Since the warrants related to capital raising activities, there was no charge recorded in the financial statements for these warrants.

     In December 2004, the Company issued warrants to purchase 173,206 shares of common stock with an exercise price of $1.25 per share and warrants to purchase 173,203 shares of common stock with an exercise price of $1.37 per share to the placement agents in connection with the private placement in December 2004. The warrants are exercisable immediately and expire three years following the date on which the registration statement for the shares has been declared effective by the Securities and Exchange Commission. The fair value of warrants calculated using the Black-Scholes option pricing model was $488,287 and has been recorded as additional issuance costs of the transaction.

     At January 2, 2005, warrants to purchase 8,808,160 shares of common stock are outstanding.

                             PROCERA NETWORKS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                    NOTES TO FINANCIAL STATEMENTS, CONTINUED
                               ___________________


10.  STOCKHOLDERS' EQUITY (DEFICIT), CONTINUED

     WARRANTS,  CONTINUED

     The following table sets forth the key terms of these warrants:

                                                                                    WEIGHTED
                                                                                    AVERAGE    REASONS FOR
DATE OF  UNDERLYING    SHARES           VESTING OF                  EXPIRATION      EXERCISE   GRANT OF
GRANT    SECURITY      GRANTED          GRANT                       DATE            PRICE      WARRANTS
-----    --------      -------          -----                       ----            -----      --------
11/2002  Common stock     20,000   (1)  Immediate                   11/2007         $   0.075  Raising capital
12/2002  Common stock    175,000   (2)  Over 2 year service period  12/2007         $   0.075  Board services
12/2002  Common stock    400,000   (3)  Milestones                  01/2005         $   0.010  Customer base
06/2003  Common stock    404,000   (4)  Immediate                   06/2008         $   0.720  Raising capital
06/2003  Common stock     50,000   (5)  Immediate                   06/2008         $   0.500  Legal services
10/2003  Common stock      6,125   (6)  Immediate                   10/2006         $   2.000  Raising capital
10/2003  Common stock     31,250   (7)  Immediate                   06/2006         $   2.000  Raising capital
12/2003  Common stock  1,195,963   (8)  Immediate                   1 year after    $   2.000  Raising capital
                                                                    effective date
                                                                    of SB-2
04/2004  Common stock     15,000   (9)  Over 9 months period        01/2007         $   2.050  Consulting services
05/2004  Common stock  1,196,913  (10)  Immediate                   1 year after    $   2.000  Raising capital
                                                                    effective date
                                                                    of SB-2
05/2004  Common stock    250,000  (11)  Immediate                   2 years after   $   2.000  Raising capital
                                                                    effective date
                                                                    of SB-2
08/2004  Common stock    400,000  (12)  Over 6 months period        08/2006         $   1.400  Investor/Public Relations services
08/2004  Common stock     60,000  (13)  Over 5 months period        08/2006         $   1.600  Investor/Public Relations services
08/2004  Common stock    100,000  (14)  Immediate                   08/2007         $   1.560  Investor/Public Relations services
08/2004  Common stock    300,000  (15)  Immediate                   09/2006         $   1.500  Investor/Public Relations services
08/2004  Common stock    200,000  (16)  Immediate                   09/2005         $   2.500  Investor/Public Relations services
08/2004  Common stock    200,000  (17)  Immediate                   09/200       5  $   3.000  Investor/Public Relations services
12/2004  Common stock  1,901,956  (18)  Immediate                   3 years after   $   1.250  Raising capital
                                                                    effective date
                                                                    of S-3
12/2004  Common stock  1,901,953  (19)  Immediate                   3 years after   $   1.370  Raising capital
                                                                    effective date
                                                                    of S-3
                       --------
                       8,808,160                                                    $   1.484
                       ========

     (1) The fair value of the warrants granted was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions: (i) current stock price of $0.01 per share;
     (ii) exercise price of $0.075 per share; (iii) expected life of five years;
     (iv) volatility of 65%; (v) risk-free rate of 3.05%; and (vi) annual dividend of 0%.

                             PROCERA NETWORKS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                    NOTES TO FINANCIAL STATEMENTS, CONTINUED
                               ___________________


10.  STOCKHOLDERS'  EQUITY  (DEFICIT),  CONTINUED

     WARRANTS,  CONTINUED

     (2) The fair value of the warrants granted was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions: (i) current stock price of $3.05 per share;
     (ii) exercise price of $0.075 per share; (iii) expected life of five years;
     (iv) volatility of 65%; (v) risk-free rate of 3.03%; and (vi) annual dividend of 0%.

     (3) The fair value of the warrants granted was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions: (i) current stock price of $0.01 per share;
     (ii) exercise price of $0.01 per share; (iii) expected life of four and half years; (iv) volatility of 65%; (v) risk-free rate of 2.70%; and (vi) annual dividend of 0%.

     (4) The fair value of the warrants granted was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions: i) current stock price of $0.50 per share;
     (ii)  exercise price of $0.75 per share; (iii) expected life of five years;
     (iv) volatility of 65%; (v) risk-free rate of 2.28%; and (vi) annual dividend of 0%.

     (5) The fair value of the warrants granted was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions: (i) current stock price of $0.50 per share;
     (ii)  exercise price of $0.50 per share; (iii) expected life of five years;
     (iv) volatility of 65%; (v) risk-free rate of 2.35%; and (vi) annual dividend of 0%.

     (6) The fair value of the warrants granted was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions: (i) current stock price of $6.05 per share;
     (ii) exercise price of $2.00 per share; (iii) expected life of three years;
     (iv) volatility of 65%; (v) risk-free rate of 2.35%; and (vi) annual dividend of 0%.

     (7) The fair value of the warrants granted was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions: (i) current stock price of $2.00 per share;
     (ii) exercise price of $2.00 per share; (iii) expected life of three years;
     (iv) volatility of 65%; (v) risk-free rate of 2.35%; and (vi) annual dividend of 0%.

     (8) The fair value of the warrants granted was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions: (i) current stock price of $3.70 per share;
     (ii)  exercise  price  of $2.00 per share; (iii) expected life of one year;
     (iv) volatility of 65%; (v) risk-free rate of 2.35%; and (vi) annual dividend of 0%.

     (9) The fair value of the warrants granted was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions: (i) current stock price of $1.64 per share;
     (ii) exercise price of $2.05 per share; (iii) expected life of three years;
     (iv) volatility of 92%; (v) risk-free rate of 2.37%; and (vi) annual dividend of 0%.

                             PROCERA NETWORKS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                    NOTES TO FINANCIAL STATEMENTS, CONTINUED
                               ___________________


10.  STOCKHOLDERS'  EQUITY  (DEFICIT),  CONTINUED

     WARRANTS,  CONTINUED

     (10) The fair value of the warrants granted was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions: (i) current stock price of $1.95 per share;
     (ii)  exercise  price  of $2.00 per share; (iii) expected life of one year;
     (iv) volatility of 65%; (v) risk-free rate of 2.33%; and (vi) annual dividend of 0%.

     (11) The fair value of the warrants granted was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions: (i) current stock price of $1.66 per share;
     (ii)  exercise  price  of $2.00 per share; (iii) expected life of one year;
     (iv) volatility of 65%; (v) risk-free rate of 2.59%; and (vi) annual dividend of 0%.

     (12) The fair value of the warrants granted was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions: (i) current stock price of $1.63 per share;
     (ii)  exercise  price of $1.40 per share; (iii) expected life of two years;
     (iv) volatility of 103%; (v) risk-free rate of 2.78%; and (vi) annual dividend of 0%.

     (13) The fair value of the warrants granted was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions: (i) current stock price of $1.63 per share;
     (ii)  exercise  price of $1.60 per share; (iii) expected life of two years;
     (iv) volatility of 103%; (v) risk-free rate of 2.78%; and (vi) annual dividend of 0%.

     (14) The fair value of the warrants granted was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions: (i) current stock price of $1.40 per share;
     (ii) exercise price of $1.56 per share; (iii) expected life of three years;
     (iv) volatility of 87%; (v) risk-free rate of 2.85%; and (vi) annual dividend of 0%.

     (15) The fair value of the warrants granted was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions: (i) current stock price of $1.40 per share;
     (ii)  exercise  price of $1.50 per share; (iii) expected life of two years;
     (iv) volatility of 87%; (v) risk-free rate of 2.48%; and (vi) annual dividend of 0%.

     (16) The fair value of the warrants granted was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions: (i) current stock price of $1.40 per share;
     (ii)  exercise  price  of $2.50 per share; (iii) expected life of one year;
     (iv) volatility of 87%; (v) risk-free rate of 2.03%; and (vi) annual dividend of 0%.

     (17) The fair value of the warrants granted was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions: (i) current stock price of $1.40 per share;
     (ii)  exercise  price  of $3.00 per share; (iii) expected life of one year;
     (iv) volatility of 87%; (v) risk-free rate of 2.03%; and (vi) annual dividend of 0%.

                             PROCERA NETWORKS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                    NOTES TO FINANCIAL STATEMENTS, CONTINUED
                               ___________________

10.  STOCKHOLDERS'  EQUITY  (DEFICIT),  CONTINUED

     WARRANTS,  CONTINUED

     (18) The fair value of the warrants granted was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions: (i) current stock price of $1.86 per share;
     (ii) exercise price of $1.25 per share; (iii) expected life of three years;
     (iv) volatility of 118%; (v) risk-free rate of 3.25%; and (vi) annual dividend of 0%.

     (19) The fair value of the warrants granted was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions: (i) current stock price of $1.86 per share;
     (ii) exercise price of $1.37 per share; (iii) expected life of three years;
     (iv) volatility of 118%; (v) risk-free rate of 3.25%; and (vi) annual dividend of 0%.

     SPECIAL  WARRANTS

     In December 2003, the Company issued special warrants to purchase 1,086,250 shares of common stock with an exercise price of $2.00 per share to certain investors in connection with the private placement of common stock in December 2003. The special warrants will be automatically exercised immediately upon the declaration of the effectiveness of the Company's registration statement filed with the Securities and Exchange Commission covering the shares issued in the December 2003 private placement. The special warrants shall terminate if the effective date for the registration statement occurs after June 6, 2004.

     On April 26, 2004, the registration statement filed with the Securities and Exchange Commission covering the shares issued in the December 2003 private placement is declared effective by the Securities and Exchange Commission. Certain investors exercised the special warrants to purchase 1,086,250 shares of common stock at $2.00 per share. The Company received net proceeds of $2,000,446 after deducting the offering expenses. In connection with the exercise of Special Warrants, the Company granted warrants to purchase common stock (Note 10 - Warrants).

     At January 2, 2005, there is no special warrants outstanding.

     RIGHT  TO  PURCHASE  COMMON  STOCK

     In July, August and September 2003, the Company granted the right to purchase 250,000 shares, 175,000 shares and 150,000 shares with exercise prices of $0.075, $0.10 and $0.25 per share, respectively, to employees in connection with employment agreements. The rights vest over a three year period and expire in July, August and September 2006. The Company will record stock compensation expense for the excess of the deemed fair market value over the exercise price at the date of issuance. The compensation expense is being recognized over the vesting period of three years using the straight line method. For the years ended January 2, 2005 and December 28, 2003, the Company recorded stock compensation expense of 1,068,615 and $84,688, respectively.

     In September 2004, one employee terminated his employment with the Company and 119,800 shares of unvested rights to purchase common stock expired. In November 2004, sixty days after the termination of employment for this employee, 130,200 shares of vested rights to purchase common stock expired.

                             PROCERA NETWORKS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                    NOTES TO FINANCIAL STATEMENTS, CONTINUED
                               ___________________


10.  STOCKHOLDERS'  EQUITY  (DEFICIT),  CONTINUED

     RIGHT  TO  PURCHASE  COMMON  STOCK,  CONTINUED

     Stock compensation to be recorded in future periods will be $67,500 in 2005 and $41,719 in 2006. The amount of stock compensation expense to be recorded in future periods could decrease if the stock purchase rights do not fully vest.

     At January 2, 2005, there are 325,000 shares of the above rights to purchase common stock outstanding.

     TRANSACTIONS  WITH  EMPLOYEES

     Due to the Company's cash position and lack of ability to obtain additional financing, the Company was forced to terminate all of its employees on March 31, 2003. In April 2003, the Company rehired its chief executive officer and its chief financial officer to restart its operations and to continue to search for financing or a possible merger transaction.

     In April 2003, the Company reached agreement with its former employees and executed Settlement and Release Agreements whereby the former employees gave up their right to their accrued unpaid salary in exchange for common stock of the Company equal to two times their accrued salary with a fair value of $0.01 per share. For example, for each dollar of accrued salary the employee earned, they received 2 shares of common stock with a fair value of $0.01 per share. In July 2003, the Company issued 1,120,388 shares of its common stock to former employees for their unpaid accrued salary through March 2003. The value of the common stock issued was $11,204. In addition, all shares of restricted common stock were vested upon rehire.

     STOCK  OPTION  PLANS

     Under the Company's 2003 Stock Option Plan and its 2004 Stock Option Plan (the "Option Plans"), 5,000,000 shares of Common Stock are authorized for issuance to employees, officers, consultants, and directors of the Company. Stock options are granted at fair market value on the date of grant with terms up to ten years. Under the terms of the Option Plans, 16.7% of the stock options granted to employees will vest six months after the date of employment, and the remaining stock options will continue to vest ratably over the remainder of the three-year vesting period. Certain grants of options to employees after the initial grant of options to employees vest over three years. Certain grants to member of the Company's Board of Directors in compensation for their services vest over their current term of office of one year.

                             PROCERA NETWORKS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                    NOTES TO FINANCIAL STATEMENTS, CONTINUED
                               ___________________


10.  STOCKHOLDERS'  EQUITY  (DEFICIT),  CONTINUED

     STOCK OPTION PLANS, CONTINUED

     The following table summarizes stock option activity:

                                           Options Outstanding
                                           --------------------
                                                      Weighted
                                Shares                 Average
                               Available    Number    Exercise
                               for Grant   of Shares    Price
                              -----------  ---------  ---------
Balance at December 31, 2002           -           -          -
  Authorized                   2,500,000           -          -
  Granted                              -           -          -
  Exercised                            -           -          -
  Canceled                             -           -          -

                              -----------  ---------
Balance at December 28, 2003   2,500,000           -          -
  Authorized                   2,500,000           -          -
  Granted                     (3,173,000)  3,173,000  $    1.41
  Exercised                            -           -          -
  Canceled                             -           -          -
                              -----------  ---------
Balance at January 2, 2005     1,827,000   3,173,000  $    1.41
                              ===========  =========

     The following table summarizes outstanding and exercisable options at January 2, 2005:

                         Options Outstanding         Options Exercisable
                  ---------------------------------  ----------------------
                               Weighted
                                Average   Weighted                Weighted
                   Number of   Remaining   Average    Number of    Average
                    Options     Life in   Exercise     Options    Exercise
Exercise Prices   Outstanding    Years      Price    Exercisable    Price
----------------  -----------  ---------  ---------  -----------  --------
0.92 to $1.00        675,000       9.78  $    0.89       37,224  $    0.92
1.01 to $2.00      2,403,000       9.50  $    1.50    1,269,750  $    1.50
2.01 to $3.00         35,000       9.30  $    2.05        7,778  $    2.05
3.01 to $4.00         60,000       9.18  $    3.35       60,000  $    3.35

                  -----------                         ---------
0.92 to $4.00      3,173,000       9.54  $    1.41    1,374,752  $    1.57
                  ===========                         =========

     During fiscal year ended January 2, 2005, the Company granted options with a weighted-average fair value of approximately $1.97 per share.

                             PROCERA NETWORKS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                    NOTES TO FINANCIAL STATEMENTS, CONTINUED
                               ___________________


11.  INCOME  TAXES

     There is no provision for income taxes because the Company has incurred operating losses. Deferred income taxes reflect the net tax effects of net operating loss and tax credit carryovers and temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets are as follows:

                                                Fiscal Year Ended
                                          ----------------------------
                                           January 2,    December 28,
                                          ------------  --------------
                                              2005           2003
Deferred tax assets:
  Federal and state net operating losses  $ 3,449,120   $   1,678,595
  Research credits                            382,803         145,315
  Non-deductible accrued expenses             976,895         247,798
  Other                                             -               -
                                          ------------  --------------
Total deferred tax assets                   4,808,818       2,071,708

Valuation allowance                        (4,808,818)     (2,071,708)
                                          ------------  --------------
Net deferred tax assets                   $         -   $           -
                                          ============  ==============

     As of January 2, 2005, the Company had net operating loss carryforwards for federal income tax purposes of approximately $8,730,289 which expires beginning in the year 2020. The Company also has California net operating loss carryforwards of approximately $8,247,373 which expire beginning in the year 2012. The Company also has federal and California research and development tax credits of $186,825 and $195,978. The federal research credits will begin to expire in the year 2021 and the California research credits have no expiration date.

     The change in the valuation allowance was a net increase of $2,737,110 and $1,549,000 for the year ended January 2, 2005 and December 28, 2003, respectively.

     Utilization of the Company's net operating loss may be subject to substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code and similar state provisions. Such an annual limitation could result in the expiration of the net operating loss before utilization.

12.  RELATED  PARTY  TRANSACTIONS

     On May 1, 2002, the Company entered into an Advisory Agreement with an individual, a partner in a company, located in Cupertino, CA. The individual was also serving as a Director on the Company's Board of Directors. The initial term of the Agreement was May 1, 2002 through October 31, 2002 and was subsequently extended for a period of six months, as was provided for in the Agreement, through April 30, 2003.

                             PROCERA NETWORKS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                    NOTES TO FINANCIAL STATEMENTS, CONTINUED
                               ___________________


12.  RELATED  PARTY  TRANSACTIONS,  CONTINUED

     In his capacity as Advisor, the individual agreed to provide the Company with the following advisory services:
     - Advisory services related to the structure of financings by the Company, including the initial funding;
     - Introductions to potential individual, corporate, and institutional investors.
     -    Introductions  to  investment  banking  and  private  equity  firms;
     - Introductions and advice related to the recruitment of Board members and advisory board members;
     - Introductions and advice related to the Company's engagement of accounting and law firms as the CEO shall direct from time to time;
     - Advice in the preparation of a Form S-1 and other documents required for an initial public offering of the Company;
     - Advice related to a merger of the Company with an existing public company, if such transaction is sought by the CEO; and
     - Such other matters as may be required from time-to-time by the President/CEO with the consent of Advisor, provided that such consent shall not be unreasonably withheld.

     As part of his compensation for Advisory Services rendered under the Agreement, the Advisor was permitted to purchase from the Company 1,200,000 founder's common shares at a price of $.001 per share which was deemed fair value of the stock at the time the agreement was executed. The number of shares granted were determined based on the nature of services being provided. In August 2003, the individual exercised the common stock subscription to purchase 1,200,000 shares of common stock at $0.001 per share. Additionally, the individual held a convertible note payable in the amount of $150,000, which is included in the convertible notes payable amount of $1,355,000 that was converted into the Company's common stock in July 2003.

     In May 2003, the Company entered into an advisory agreement with Cagan McAfee Capital Partners, LLC ("CMCP") to assist in a $5,000,000 financing. One of the owners of CMCP is a director of the Company. In connection with the advisory agreement, the Company agreed to sell CMCP 2,000,000 shares of its common stock at $0.001 per share, which was purchased in August 2003 by CMCP. This amount was recorded as part of common stock issued to founders for $2,000 and charged to miscellaneous expense.

     In August 2003, the Company entered into an Assignment and Assumption Agreement with Douglas J. Glader, the Company's president and chief executive officer, whereby Douglas J. Glader assigned his option to purchase certain tangible property, finished goods inventory, furniture, capital equipment and intellectual property rights from Digi International, Inc. ("Digi") to the Company with the consent of Digi (Note 13).

                             PROCERA NETWORKS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                    NOTES TO FINANCIAL STATEMENTS, CONTINUED
                               ___________________

13.  TRANSACTIONS  WITH  DIGI  INTERNATIONAL,  INC.

     In May 2002, the Company entered into a Purchase and License Agreement with Digi whereby the Company desired to acquire or license all of Digi's tangible and intangible assets, intellectual property and personal property related to the business of layer 2 through layer 7 switches in exchange for issuing shares of the Company's stock, representing 19.9% of the fully diluted capitalization of the Company, to Digi. The Agreement was set to close on July 31, 2002 but was amended to close on March 31, 2003. As the Company did not have an equity financing, no shares were issued to Digi. However, the Company did have full use of the related assets and intellectual property.

     In May 2002, the Company entered into a Distribution Agreement with Digi whereby the Company became the exclusive, worldwide distributor of Digi's product, as defined.

     In March 2003, Digi and Douglas J. Glader entered into an Option and License Agreement whereby Digi terminated its Purchase and License Agreement with the Company and granted Douglas J. Glader the right to purchase the right, title and interest in the tangible and intangible assets, intellectual property and personal property related to the business which was previously covered by the Purchase Agreement between the Company and Digi for $300,000.

     In August 2003, the Company entered into an Assignment and Assumption Agreement with Douglas J. Glader whereby Douglas J. Glader assigned his option to purchase certain tangible property, finished goods inventory, furniture, capital equipment and intellectual property rights from Digi to the Company with the consent of Digi.

     In September 2003, the Company exercised the option and paid Digi $300,000 for the rights, title and interest in the assets described in the Assignment and Assumption Agreement. The $300,000 purchase price included $267,960 of inventory and $32,040 of fixed assets.

14.  SEGMENT  INFORMATION

     The Company operates in one segment, using one measure of profitability to manage its business. Revenues for geographic regions are based upon the customer's location. The following is a summary of revenue by geographical region:

                       Year Ended
               --------------------------   Cumulative Period
                                             from May 1, 2002
               January 2,   December 28,   (date of inception)
                  2005          2003        to January 2, 2005
               -----------  -------------  --------------------
United States  $    87,463  $      14,494  $            252,432
Australia              280              -                16,180
Asia                     -          4,446                13,439
Europe               2,273          7,200                 9,473
Canada               6,795              -                 6,795
Middle East            800          5,945                 6,745
               -----------  -------------  --------------------
Total          $    97,611  $      32,085  $            305,064
               ===========  =============  ====================

                             PROCERA NETWORKS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                    NOTES TO FINANCIAL STATEMENTS, CONTINUED
                               ___________________

14.  SEGMENT  INFORMATION,  CONTINUED

     All of the Company's long-lived assets are located in the United States.

     The Company's accounts receivable are derived from revenue earned from customers located in the United States, Australia, Asia, Europe, Canada and the Middle East. The Company performs ongoing credit evaluations of certain customers' financial condition and, generally, requires no collateral from its customers. For the year ended January 2, 2005, three customers accounted for 29%, 18%, and 12% of revenues, respectively. For the year ended December 28, 2003, five customers accounted for 22%, 19%, 17%, 14% and 13% of revenues, respectively.

15.  SUBSEQUENT  EVENTS

     On January 28, 2005, the Company filed a Registration Statement under the Securities Act of 1933 on Form S-3 with the Securities and Exchange Commission to register 17,878,031 shares of common stock in connection with the private placement of common stock in December 2004, and the Registration Statements filed by the Company on Form SB-2 declared effective on April 26, 2004 and June 30, 2004 by the Securities and Exchange Commission.

                             PROCERA NETWORKS, INC.


                              18,811,746 Shares of
                              ----------
                                  Common Stock


   ===========================================================================
                                   PROSPECTUS
   ===========================================================================


                                 April____, 2005



                                     PART II

ITEM  24.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

     Article Seventh of our Articles of Incorporation provides, among other things, that our Directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

-- for any breach of such Director's duty of loyalty to us or our stockholders;

-- for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

-- liability for unlawful payments of dividends or unlawful stock purchase or redemption by us; or

- for any transaction from which such Director derived any improper personal benefit.

     Accordingly, our Directors may have no liability to our stockholders for any mistakes or errors of judgment or for any act of omission, unless the act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our stockholders.

     Section 10 of our Bylaws also provides that our officers and directors shall be indemnified and held harmless by us to the fullest extent permitted by the provisions of Section 78.7502 of the Nevada Revised Statutes.

ITEM  25.  OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION.

The following table sets forth an itemization of various expenses, all of which we will pay, in connection with the sale and distribution of the securities being registered. All of the amounts shown are estimates, except the SEC registration fee.

SEC Registration Fee          $ 3,199
Accounting Fees and Expenses  $ 5,000
Legal Fees and Expenses       $10,000
Miscellaneous                 $ 1,301
                              -------
Total                         $20,000

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

RECENT  SALES  OF  UNREGISTERED  SECURITIES

     From December 29, 2003 to the date of this prospectus, we have sold the following unregistered securities.

     In January 2004, a warrant holder exercised a warrant to purchase 50,000 shares of our restricted common stock at $0.075 per share.

     On April 22, 2004, we completed the acquisition of 100% of the outstanding stock of EZ2, Inc. ("EZ2"), a development stage company located in Saratoga, California, for 35,000 shares of our restricted common stock valued at $71,750. EZ2 was co-founded by Dr. Anil Sahai who we hired as our Chief Technology officer on May 24, 2004. EZ2 designed and developed a switching platform for extensible mark-up language ("XML") and web services based applications. XML is a computer language or mechanism that identifies structured information in a data format, such as a document, graph, equation, or e-commerce transaction. Structured information contains both content (for example, words or pictures) and some indication of what role that content plays (for example, a heading, footnote, caption, or table). We plan to develop products for the XML market by taking advantage of the core technology of the EZ-2-XML platform to perform as a wire-speed packet processing engine.

     On April 26, 2004, the registration statement filed with the Securities and Exchange Commission covering the shares issued in the December 2003 private placement is declared effective by the Securities and Exchange Commission. Certain investors exercised the special warrants to purchase 1,086,250 shares of our restricted common stock at $2.00 per share.

     In May 2004, a warrant holder exercised a warrant to purchase 26,000 shares of our restricted common stock at $0.075 per share.

     In May 2004, we completed a private placement of 250,000 shares of our restricted common stock for $2.00 per share and warrants to purchase 250,000 shares of common stock with Linden Growth Partners ("Linden Growth"). The warrants are exercisable, in whole or in part, for $2.00 per share, and expire June 30, 2006. Linden Growth completed a subscription agreement and a warrant agreement, and represented to us that they were accredited investors purchasing the shares for their own account. Linden Growth also received registration rights with respect to the 250,000 shares sold and the 250,000 shares to be issued pursuant to the warrants, and we have satisfied our obligations.

     On May 20, 2004, we completed the acquisition of the intellectual property of Ezyte, Inc. ("Ezyte"), a development stage company located in Saratoga, California, for 65,000 shares of our restricted common stock valued at $106,600. Ezyte was co-founded by Dr. Anil Sahai who we hired as our Chief Technology officer on May 24, 2004. Ezyte developed high performance algorithms and architectures for storage systems like redundant array of disks ("RAID"), storage area network ("SAN"), remote copy, disaster recovery, and cache servers. We plan to use Ezyte's technology to expedite new offerings for storage applications and content filtering.

     In June 2004, we issued 20,000 shares of our restricted common stock at $0.001 per share to a consultant as compensation for consulting services in connection with private placement of common stock.

     In October 2004, we issued 11,000 shares of our restricted common stock at $0.92 per share to a marketing consultant as compensation for consulting services in connection with marketing and communications.

     On December 30, 2004, we completed the sale of 5,762,500 shares of our restricted common stock for $0.80 per share for a total of $4,610,000 to institutional and accredited investors pursuant to subscription agreements (each a "Subscription Agreement"). Under the Subscription Agreement, we also issued warrants to purchase an aggregate of 1,728,750 shares of common stock at a per share exercise price of $1.25 and warrants to purchase an aggregate of 1,728,750 shares of common stock at a per share exercise price of $1.37. The warrants are exercisable, in whole or in part, for three years following the effectiveness of a registration statement to be filed by us by January 29, 2005 that


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
includes the shares underlying the warrants. Pursuant to a registration rights agreement between us and the investors, we agreed to file a registration statement with the Securities and Exchange Commission covering the resale of the subject shares of our common stock underlying the Subscription Agreements and the warrants.

     On April 13, 2005, we completed our special warrant offer ("Special Warrant Offer"). We offered to holders of our outstanding Stock Purchase Warrants issued on December 9, 2003 (the "December 2003 Warrants") and Stock Purchase Warrants issued on June 27, 2004 (the "June 2004 Warrants") exchange warrants at reduced exercise price. On April 13, 2005, the holders of our December 2003 Warrants and June 2004 Warrants exercised warrants to purchase 557,438 and 102,500 shares of our common stock, respectively, and we received $979,657 from the exercise of such exchange warrants.

ITEM 27.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(A)  EXHIBITS

The following Exhibits are attached hereto and incorporated herein by reference:

EXHIBIT NO.  DESCRIPTION
-----------  -----------

2.1*         Agreement and Plan of Merger included in our Preliminary Proxy Statement on Schedule 14A filed on
             August 25, 2003 and incorporated herein by reference.

3.1*         Articles of Incorporation included as Exhibit 3.1 to our form SB-2 filed on February 11, 2002 and incorporated herein by reference.

3.2*         Bylaws included as Exhibit 3.2 to our form SB-2 filed on February 11, 2002 and incorporated herein by reference.

4.1*         Form of Subscription Agreement for December 2004 offering included as Exhibit 10.1 to our current report on Form 8-K filed on January 4, 2005 and incorporated herein by reference.

4.2*         Form of Registration Rights Agreement for December 2004 offering included as Exhibit 10.2 to our current report on Form 8-K filed on January 4, 2005 and incorporated herein by reference.

4.3*         Form of Warrant Agreement ($1.25 per share) for December 2004 offering included as Exhibit 10.3 to our current report on Form 8-K filed on January 4, 2005 and incorporated herein by reference.

4.4*         Form of Warrant Agreement ($1.37 per share) for December 2004 offering included as Exhibit 10.4 to our current report on Form 8-K filed on January 4, 2005 and incorporated herein by reference.

4.5*         Form of Subscription Agreement for December 2003 offering included as Exhibit 4.1 to our Form SB-2 filed on January 8, 2004 and incorporated herein by reference.

4.6*         Form of Special Warrant Agreement included as Exhibit 4.2 to our Form SB-2 filed on January 8, 2004 and incorporated herein by reference.

4.7*         Form of Registration Rights Agreement for December 2003 offering included as Exhibit 4.3 to our
             Form SB-2 filed on January 8, 2004 and incorporated herein by reference.

4.8*         Form of Warrant for December 2003 offering included as Exhibit 4.4 to our Form SB-2 filed on
             January 8, 2004 and incorporated herein by reference.

4.9*         Subscription Agreement with Linden Growth Partners included as Exhibit 4.1 to our Form SB-2 filed on May 26, 2004 and incorporated herein by reference.


                                       89

4.10*        Warrant Agreement with Linden Growth Partners included as Exhibit 4.4 to our Form SB-2 filed on May 26,
             2004 and incorporated herein by reference.

4.11*        Special Warrant Offering on April 7, 2005 included as Exhibit 10.1 to our Form 8K filed on April 15, 2005 and incorporated herein by reference.

5.1**        Opinion of Silicon Valley Law Group, LLP.

10.1*        2003 Stock Option Plan

10.2*        Sublease Agreement

10.3*        Employee Offer Letter for Douglas J. Glader

10.4*        2004 Stock Option Plan

23.1         Consent of Burr, Pilger & Mayer LLP, independent registered public accounting firm.

23.2**       Consent of Silicon Valley Law Group, LLP (included in Exhibit 5.1).

24.1         Powers of Attorney (included on signature page).

*     Previously filed
**    To be filed by amendment.

(B)  FINANCIAL  STATEMENT  SCHEDULES

     Financial Statement Schedules have been omitted because the information is included in the Financial Statements or Notes thereto.

ITEM  28.  UNDERTAKINGS

(a)  The  undersigned  registrant  hereby  undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)  The  undersigned  registrant  hereby  undertakes  that:

     (1) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this Amendment No. 1 to the Registration Statement (original filed on Form S-3) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Campbell, State of California, on April 26, 2005.
               --------------


                             PROCERA NETWORKS, INC.

                              /s/ Douglas J. Glader
                              ---------------------
                                Douglas J. Glader
                                President and CEO

                               /s/ Jay R. Zerfoss
                             ----------------------
                                Jay R. Zerfoss
                                CFO and Chief Accounting Officer

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Douglas J. Glader and Jay Zerfoss, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                          TITLE                    DATE
---------------------  ------------------------------  --------------


/s/ Douglas J. Glader  President, Director, and        April 26, 2005
---------------------  Chief Executive Officer         --------------
                       Chief Executive Officer
Douglas J. Glader


/s/ Jay R. Zerfoss     Chief Financial Officer and     April 26, 2005
---------------------  Chief Accounting Officer        --------------
Jay R. Zerfoss         (principal accounting officer)

/s/ Scott McClendon    Director                        April 26, 2005
---------------------                                  --------------
Scott McClendon

/s/ Thomas Saponas     Director                        April 26, 2005
---------------------                                  --------------
Thomas Saponas

/s/ Thomas Williams    Director                        April 26, 2005
---------------------                                  --------------
Thomas Williams

                                  EXHIBIT INDEX

EXHIBIT NO.  DESCRIPTION
-----------  -----------

2.1*         Agreement and Plan of Merger included in our Preliminary Proxy Statement on
             Schedule 14A filed on August 25, 2003 and incorporated herein by reference.

3.1*         Articles of Incorporation included as Exhibit 3.1 to our form SB-2 filed on February
             11, 2002 and incorporated herein by reference.

3.2*         Bylaws included as Exhibit 3.2 to our form SB-2 filed on February 11, 2002 and incorporated herein by reference.

4.1*         Form of Subscription Agreement for December 2004 offering included as Exhibit
             10.1 to our current report on Form 8-K filed on January 4, 2005 and incorporated herein by reference.

4.2*         Form of Registration Rights Agreement for December 2004 offering included as
             Exhibit 10.2 to our current report on Form 8-K filed on January 4, 2005 and incorporated herein by reference.

4.3*         Form of Warrant Agreement ($1.25 per share) for December 2004 offering included as Exhibit 10.3 to our current report on Form 8-K filed on January 4, 2005 and incorporated herein by reference.

4.4*         Form of Warrant Agreement ($1.37 per share) for December 2004 offering included as Exhibit 10.4 to our current report on Form 8-K filed on January 4, 2005 and incorporated herein by reference.

4.5*         Form of Subscription Agreement for December 2003 offering included as Exhibit 4.1 to our Form SB-2 filed on January 8, 2004 and incorporated herein by reference.

4.6*         Form of Special Warrant Agreement included as Exhibit 4.2 to our Form SB-2 filed on January 8, 2004 and incorporated herein by reference.

4.7*         Form of Registration Rights Agreement for December 2003 offering included as
             Exhibit 4.3 to our Form SB-2 filed on January 8, 2004 and incorporated herein by reference.

4.8*         Form of Warrant for December 2003 offering included as Exhibit 4.4 to our Form
             SB-2 filed on January 8, 2004 and incorporated herein by reference.

4.9*         Subscription Agreement with Linden Growth Partners included as Exhibit 4.1 to our
             Form SB-2 filed on May 26, 2004 and incorporated herein by reference.

4.10*        Warrant Agreement with Linden Growth Partners included as Exhibit 4.4 to our
             Form SB-2 filed on May 26, 2004 and incorporated herein by reference.

4.11*        Special Warrant Offering on April 7, 2005 included as Exhibit 10.1 to our Form 8K filed on April 15,
             2005 and incorporated herein by reference.

5.1**        Opinion of Silicon Valley Law Group, LLP.

10.1*        2003 Stock Option Plan

10.2*        Sublease Agreement

10.3*        Employee Offer Letter for Douglas J. Glader

10.4*        2004 Stock Option Plan


                                       93

23.1         Consent of Burr, Pilger & Mayer LLP, independent registered public accounting firm

23.2**       Consent of Silicon Valley Law Group, LLP (included in Exhibit 5.1).

24.1         Powers of Attorney (included on signature page).

*     Previously filed
**    To be filed by amendment.